Exhibit 2.2
DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2019, Credit Suisse Group AG (“Credit Suisse Group” and the “Company”) had shares and American Depositary Shares registered pursuant to Section 12 of the Securities Exchange Act of 1934 and Credit Suisse Group’s subsidiary, Credit Suisse AG (the “Issuer,” “we,” “us,” and “our”), had certain Exchange-Traded Notes registered pursuant to Section 12 of the Securities Exchange Act of 1934.
REGISTERED SHARES
General
The following description of Credit Suisse Group’s registered shares is a summary and does not purport to be complete. The summary describes the material terms of the registered shares of Credit Suisse Group, par value CHF 0.04 per share, which Credit Suisse Group refers to as the Company’s “shares.” The summary is subject to and qualified in its entirety by reference to the Company’s Articles of Association, which are incorporated by reference as an exhibit to the Company’s Annual Report on Form 20-F of which this Exhibit 2.2 is a part.
As of December 31, 2019, Credit Suisse Group had fully paid and issued share capital of CHF 102,240,468.80, comprised of 2,556,011,720 registered shares with a par value of CHF 0.04 each.
As of December 31, 2019, Credit Suisse Group had additional authorized share capital in the amount of CHF 4,120,000, authorizing the Board of Directors of Credit Suisse Group (the “Board of Directors”) to issue at any time until April 26, 2021 up to 103,000,000 registered shares, to be fully paid up, with a par value of CHF 0.04 each.
Additionally, as of December 31, 2019, Credit Suisse Group had total conditional share capital in the amount of CHF 16,000,000, for the issuance of a maximum of 400,000,000 registered shares (72,242,777 of which were reserved for high-trigger capital instruments) with a par value of CHF 0.04 each, reserved for the purpose of increasing share capital through the conversion of bonds or other financial market instruments of Credit Suisse Group or any subsidiary thereof that allow for contingent compulsory conversion into Credit Suisse Group’s shares and that are issued in order to fulfill or maintain compliance with regulatory requirements of Credit Suisse Group and/or any subsidiary thereof (“contingent convertible bonds”). Of the CHF 16,000,000 in conditional share capital, up to CHF 4,000,000 was also available for share capital increases executed through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with bonds or other financial market instruments of Credit Suisse Group and/or any other subsidiary thereof (“equity-related financial market instruments”).
Additionally, as of December 31, 2019, Credit Suisse Group had conversion capital in the amount of CHF 6,000,000 through the issue of a maximum of 150,000,000 registered shares (of which 38,950,700 were reserved for high-trigger capital instruments), to be fully paid in, with a par value of CHF 0.04 each, through the compulsory conversion upon occurrence of the trigger event of claims arising out of the contingent convertible bonds of Credit Suisse Group and/or any subsidiary thereof, or other financial market instruments of Credit Suisse Group and/or any subsidiary thereof, that provide for a contingent or unconditional compulsory conversion into shares of Credit Suisse Group.
As of December 31, 2019, Credit Suisse Group, together with its subsidiaries, held 120,000,000 of its own shares, representing 4.7% of its issued shares.

The Company’s shares are listed on the SIX Swiss Exchange under the symbol “CSGN” and, in the form of American Depositary Shares, on the New York Stock Exchange under the symbol “CS.”
Shareholder Rights
1. Dividend Rights
Under Swiss law, dividends may be paid out only if and to the extent a corporation has distributable profits from previous financial years or has freely distributable reserves, in each case, as presented on the annual statutory standalone balance sheet of the corporation. In addition, at least 5% of the annual net profits of a corporation must be retained and booked as general reserves for so long as these reserves amount to less than 20% of its paid-in share capital. The Company’s reserves currently exceed this 20% threshold. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board of Directors conforms to statutory law and the Company’s Articles of Association. Dividends may be paid out only after approval of the shareholders. In practice, the shareholders usually approve the dividend proposal of the Board of Directors. Dividends are usually due and payable after the shareholders’ resolution approving the payment has been passed, but the shareholders can set a specific due date in the resolution itself. Under Swiss law, the statute of limitations in respect of dividend payments is five years.
2. Voting and Transfer
In principle, each share carries one vote at the Company’s shareholders’ meetings. The shares for which a single shareholder can directly or indirectly exercise voting rights for his or her own shares or as a proxy may not exceed 2% of the total outstanding share capital, except that such restrictions do not apply to (i) the exercise of voting rights by the independent proxy as elected by the shareholders’ meeting, (ii) shares in respect of which the holder confirms to the Company in the application for registration in the Company’s share register that he or she has acquired the shares in his or her name for his or her own account and in respect of which the disclosure obligations pursuant to the Swiss Federal Act on Financial Market Infrastructure and Market Conduct in Securities and Derivatives Trading and the relevant ordinances and regulations have been fulfilled or (iii) shares registered in the name of a nominee, provided the nominee furnishes the Company with the name, address and shareholdings of any beneficial owner or group of related beneficial owners on behalf of whom the nominee holds 0.5% or more of the Company’s total outstanding share capital. The Board of Directors has the right to conclude agreements with nominees concerning both their disclosure requirement and the exercise of voting rights. Voting rights may be exercised only after a shareholder has been recorded in the share register as a shareholder with voting rights. In order to be registered in the share register, the purchaser must file a share registration form with the depository bank. The registration of shares in the Company’s share register may be requested at any time. Failing such registration, the purchaser may not vote or participate in shareholders’ meetings. Registration with voting rights is subject to certain restrictions as described below.
Legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated, as well as individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights are considered as one shareholder or nominee.
Each shareholder, whether registered in the Company’s share register or not, is entitled to receive the dividends approved by the shareholders. The same principle applies for capital repayments in the event of a reduction of the share capital, and for liquidation proceeds in the event the Company is dissolved or liquidated. Under Swiss law, a shareholder has no liability for capital calls, but is also not entitled to reclaim its capital contribution. Swiss law further requires the Company to apply the principle of equal treatment to all shareholders.
The Company may issue shares in the form of single certificates, global certificates or uncertificated securities. The Company may convert issued shares from one form into another form at any time, without the approval of the shareholders. Shareholders have no right to demand that the Company’s shares be converted from one form into another form. Shareholders may, however, at any time request that the Company issue a certification attesting to the shares that they hold according to the Company’s share register.
The Swiss Federal Intermediated Securities Act (the “FISA”) provides for a regime for securities known as “intermediated securities.” Intermediated securities are fungible claims or membership rights against an issuer that are credited to one or more securities accounts of a custodian within the meaning of the FISA, which must be a regulated entity such as a bank or a securities dealer. The transfer of intermediated securities representing the Company’s shares, and the pledging of these intermediated securities as collateral, shall be based on the provisions of the FISA. Transfer or pledging these intermediated securities as collateral by means of written assignment is not permitted.

3. Pre-Emptive Subscription Rights and Preferential Subscription Rights
Under Swiss law, any share issue, whether for cash or non-cash consideration, is subject to the prior approval of the shareholders. Shareholders have certain pre-emptive subscription rights (Bezugsrechte) to subscribe for new issues of shares as well as preferential subscription rights (Vorwegzeichnungsrechte) to subscribe for option bonds, convertible bonds or similar debt instruments with option or convertible rights in proportion to the nominal amount of shares held. A resolution adopted by a majority of at least two-thirds of the votes and the absolute majority of the share capital, in each case, represented at the shareholders’ meeting, may limit or exclude pre-emptive subscription rights in certain limited circumstances.
Under the Company’s Articles of Association, the Board of Directors is authorized to exclude shareholders’ pre-emptive subscription rights in favor of third parties with regard to new shares issued out of authorized capital if such shares are used for (a) the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or (b) for financing/refinancing the acquisition of companies, segments of companies or participations in these industries, or new investment plans. If commitments to service convertible bonds or bonds with warrants are assumed in connection with company takeovers or investment plans, the Board of Directors is authorized, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares out of authorized capital excluding the pre-emptive subscription rights of shareholders.
Further, the Company’s Articles of Association provide that the shareholders’ pre-emptive subscription rights are excluded if new shares are issued out of the Company’s conditional share capital through the voluntary or compulsory exercise of conversion rights and/or warrants granted in connection with equity-related financial market instruments of Credit Suisse Group or any of its subsidiaries, or through compulsory conversion of contingent convertible bonds or other financial market instruments of Credit Suisse Group or any of its subsidiaries, that allow for contingent compulsory conversion into the Company’s shares. Holders of financial market instruments with conversion features and/or of warrants are entitled to subscribe to the new shares. The Board of Directors fixes the conversion/warrant conditions. The acquisition of shares through the exercise of conversion rights and/or warrants, or through the conversion of financial market instruments with conversion features, and any subsequent transfer of the shares, are subject to the restrictions on voting rights set out above.
Notwithstanding the above, the Company’s Articles of Association provide that, in the case of contingent convertible bonds that provide for the issuance of new shares out of the Company’s conditional share capital, in order for the Board of Directors to exclude shareholders’ preferential subscription rights, the contingent convertible bonds must be issued on the national or international capital markets (including private placements with selected strategic investors). In such case, (i) the contingent convertible bonds must be issued at prevailing market conditions, (ii) the setting of the issue price of the new shares must take due account of the stock market price of the shares and/or comparable instruments priced by the market at the time of issue or time of conversion, and (iii) conditional conversion features may remain in place indefinitely.
Furthermore, the Company’s Articles of Association provide that, in the case of equity-related financial market instruments that provide for the issuance of new shares out of the Company’s conditional share capital, in order for the Board of Directors to exclude shareholders’ preferential subscription rights, (i) such instruments must be issued to finance or refinance the acquisition of companies, parts of companies, participations or new investment projects and/or issued on the national or international capital markets, such instruments must be issued at prevailing market conditions, (ii) the issue price of the new shares must be set at market conditions taking due account of the stock market price of the shares and/or comparable instruments priced by the market, and (iii) it should be possible to exercise the conversion rights for a maximum of fifteen years and to exercise warrants for a maximum of seven years from the relevant issue date.
If a quick placement of contingent convertible bonds in large tranches is required that provide for the contingent issuance of new shares out of the Company’s conversion capital, the Board of Directors is authorized to exclude shareholders’ preferential subscription rights in relation to such issuances. In such circumstances, these contingent convertible bonds must be issued at prevailing market conditions.
The Board of Directors determines the issue price of the new shares taking due account of the stock market price of the shares and/or comparable instruments.
4. Liquidation
Under Swiss law and the Company’s Articles of Association, the Company may be dissolved at any time, by way of liquidation or in the case of a merger in accordance with the Swiss Federal Act on Merger, Demerger, Transformation and Transfer of Assets, based on a shareholders’ resolution, which must be passed by (i) in the case of dissolution by way of liquidation, a supermajority of at least three-quarters of the votes cast at the shareholders’ meeting, and (ii) in all other cases, a supermajority of at least two-quarters of the votes, and an absolute majority of the par value of the shares, represented at the shareholders’ meeting. As the Company is the

Swiss ultimate parent company of a financial group, the Swiss Financial Market Supervisory Authority FINMA (“FINMA”) is the only competent authority to open restructuring or liquidation (bankruptcy) proceedings with respect to the Company. Under Swiss law, any surplus arising out of liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid up par value of shares held.
Limitations on Share Ownership
There are no limitations under Swiss law or the Company’s Articles of Association on the rights of shareholders to own shares, subject to certain notification and other review requirements in the case of the direct or indirect acquisition of 10% or more of the Company’s banks’ capital or voting rights. The rights of any shareholder to vote may, however, be restricted in certain circumstances as described above.
AMERICAN DEPOSITARY SHARES
General
The following description of the Company’s American Depositary Shares is a summary and does not purport to be complete. The ordinary shares of the Company may be issued in the form of American Depositary Shares, each representing deposited ordinary shares (the “Ordinary Shares”) of the Company. Each American Depositary Share represents one Ordinary Share deposited or subject to deposit under the Deposit Agreement (as hereafter defined) with a custodian for the Depositary (as hereafter defined) (the “Custodian”).
The following is a summary of the material terms of the Amended and Restated Deposit Agreement dated as of November 22, 2016 among the Company, The Bank of New York Mellon (the “Depositary”) and all other Owners and Holders from time to time of American Depositary Shares issued thereunder (the “Deposit Agreement”). The summaries and descriptions below do not purport to be complete statements of the relevant provisions of the Deposit Agreement, and are entirely qualified by that document. Please refer to Exhibit 1 on Form F-6 (File No. 333-214548 filed with the SEC on November 10, 2016. Copies of the Deposit Agreement are also available for inspection at the office of the Depositary at 240 Greenwich Street, New York, NY 10286, and at the office of the Custodian.
Terms used but not defined herein have the meaning given to them in the Deposit Agreement.
Voting Rights
Upon receipt from the Company of notice of any meeting of holders of Ordinary Shares at which holders of Ordinary Shares will be entitled to vote, or a solicitation of proxies or consents of holders of Ordinary Shares, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which shall be approved by the Company in advance (such approval not to be unreasonably withheld), that shall contain (i) the information (including, without limitation, solicitation materials) contained in the notice of meeting received by the Depositary, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Swiss law and of the Articles of Association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights pertaining to the amount of Ordinary Shares represented by their respective American Depositary Shares, (iii) a statement as to the manner in which those instructions may be given and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).
Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of that record date, received on or before any Instruction Cutoff Date established by the Depositary, the Depositary may, and if the Depositary sent a notice under the preceding paragraph shall, endeavor, in so far as practicable, to vote or cause to be voted the amount of deposited Ordinary Shares represented by those American Depositary Shares in accordance with the instructions set forth in that request. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Deposited Securities, for purposes of establishing a quorum or otherwise, other than in accordance with instructions given by Owners and received by the Depositary, or exercise any discretion as to voting Deposited Securities.
There can be no assurance that Owners generally or any Owner in particular will receive the notice described above in time to enable Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

In order to give Owners a reasonable opportunity to instruct the Depositary as to the exercise of voting rights relating to Ordinary Shares, if the Company will request the Depositary to Disseminate a notice as described above, the Company shall give the Depositary notice of the meeting, details concerning the matters to be voted upon and copies of materials to be made available to holders of Ordinary Shares in connection with the meeting not less than 30 days prior to the meeting date.
The Company has informed the Depositary that its Articles of Association and Swiss law require disclosures as a condition of voting by persons holding shares of the Company’s capital stock in excess of a specified threshold amount. If the Company instructs the Depositary to send a notice of a meeting of holders of Ordinary Shares as described above, it shall, at the same time, notify the Depositary of the amount of Ordinary Shares that, at the time, constitutes two percent of the Company’s outstanding share capital. If the amount of Ordinary Shares held under the Deposit Agreement as of the record date set by the Depositary with respect to that meeting exceeds the amount specified in the Company’s notice, the Depositary shall include in its notice to Owners a statement that an Owner may not give voting instructions on its own behalf if it beneficially owns an amount of Ordinary Shares (including Ordinary Shares represented by American Depositary Shares), and a Holder may not give voting instructions as proxy or substitute proxy of an Owner if it beneficially owns an amount of Ordinary Shares (including Ordinary Shares represented by American Depositary Shares), that constitutes 0.5% or more of the Company’s share capital (being one quarter of the amount of Ordinary Shares specified in the Company’s notice to the Depositary) unless that Owner, or that Holder, as the case may be, discloses to the Depositary the name, address and total beneficial ownership of Company share capital of that Owner or Holder, as the case may be. For the avoidance of doubt, under no circumstances shall the Depositary be entitled to exercise any discretion as to voting or vote on behalf of any Owner or Holder except in accordance with instructions received from that Owner or Holder. The Depositary shall forward to the Company each disclosure it receives under this paragraph, but will have no duty to verify the accuracy of any disclosure of that kind or any duty or liability if an Owner or Holder fails to disclose as required by this paragraph.
Distributions
Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5 of the Deposit Agreement, as promptly as practicable, convert that dividend or other distribution into Dollars and distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required by applicable law to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly. However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.
The Company or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency. The Depositary will, as promptly as practicable, forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies. Each Owner and Holder agrees to indemnify the Company, the Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.
If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution. A distribution of that kind shall be a Termination Option Event.
Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in exchange for or in conversion or in lieu of Deposited Securities), the Depositary shall, as promptly as practicable, cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary reasonably deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the Securities

Act of 1933 in order to be distributed to Owners or Holders) the Depositary reasonably deems such distribution not to be lawful and feasible, the Depositary may, after consultation with the Company to the extent practicable, adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) to the Owners entitled thereto, all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. The Depositary may withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received reasonably satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933. The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under Section 4.2 of the Deposit Agreement that is sufficient to pay its fees and expenses in respect of that distribution.
If a distribution under Section 4.2 of the Deposit Agreement would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution. A distribution of that kind shall be a Termination Option Event.
Whenever the Depositary receives any distribution on Deposited Securities consisting of a dividend in, or free distribution of, Ordinary Shares, the Depositary may, and shall, if the Company so requests in writing, deliver, as promptly as practicable, to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Ordinary Shares received as that dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and issuance of American Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 of the Deposit Agreement and payment of the fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement (and the Depositary may sell, by public or private sale, an amount of the Ordinary Shares received (or American Depositary Shares representing those Ordinary Shares) sufficient to pay its fees and expenses in respect of that distribution). In lieu of delivering fractional American Depositary Shares, the Depositary may sell the amount of Ordinary Shares represented by the aggregate of those fractions (or American Depositary Shares representing those Ordinary Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement. If and to the extent that additional American Depositary Shares are not delivered and Ordinary Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Ordinary Shares distributed on the Deposited Securities represented thereby.
If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Ordinary Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary shall, after consultation with the Company, and to the extent permitted by applicable law, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical. As a condition of making a distribution election right available to Owners, the Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933. If a right of election is made available to Owners and an Owner elects to receive the proposed dividend (x) in cash, the dividend shall be distributed upon the terms described in Section 4.1 of the Deposit Agreement, or (y) in American Depositary Shares, the dividend shall be distributed upon the terms described in Section 4.3 of the Deposit Agreement. Nothing herein shall obligate the Depositary or the Company to make available to Owners a method to receive the elective dividend in Ordinary Shares (rather than American Depositary Shares). There can be no assurance that Owners generally, or any Owner in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Ordinary Shares.
Reports and Other Communications
On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Ordinary Shares, or of any adjourned meeting of those holders, or of the taking of any action in respect of any cash or other distributions or the granting of any rights, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in English but otherwise in the form given or to be given to holders of Ordinary Shares.
The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by the Company to holders of its Ordinary Shares. If requested in writing by the Company, the Depositary will, as promptly as practicable, Disseminate, at the Company’s expense, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that the Company specifies as substantially equivalent to the manner in which those communications are made available to holders of Ordinary Shares and compliant with the requirements of any securities exchange on which the American Depositary Shares are listed. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect that Dissemination.
Rights
(a) If rights are granted to the Depositary in respect of deposited Ordinary Shares to purchase additional Ordinary Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights. The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners or (iii) sell the rights to the extent practicable and distribute the net proceeds of that sale to Owners entitled to those proceeds. To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.
(b) If the Depositary will act under (a)(i) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon instruction from an applicable Owner in the form the Depositary specified and upon payment by that Owner to the Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities. The purchased securities shall be delivered to, or as instructed by, the Depositary. The Depositary shall (i) deposit the purchased Ordinary Shares under the Deposit Agreement and deliver American Depositary Shares representing those Ordinary Shares to that Owner or (ii) deliver or cause the purchased Ordinary Shares or other securities to be delivered to or to the order of that Owner. The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is reasonably satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.
(c) If the Depositary will act under (a)(ii) above, the Company and the Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering. Upon (i) the request of an applicable Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.
(d) If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.
(e) Payment or deduction of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of the Deposit Agreement.
(f) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.
Replacement of Deposited Securities
If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a “Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Ordinary Shares and hold, as new Deposited Securities under the Deposit Agreement, the new securities or other property delivered to it in that Replacement. However, the Depositary may elect to sell those new Deposited Securities if in the opinion of the Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it reasonably deems proper and proceed as if those new Deposited Securities had been Redeemed as described in the Deposit Agreement. A Replacement shall be a Termination Option Event.
Amendment and Termination
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by written agreement between the Company and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable. Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the Owners of outstanding American Depositary Shares. Every Owner and Holder, at the time any amendment so becomes effective, shall be deemed, by continuing to hold American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Ordinary Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio. In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require amendment or supplementation of the Deposit Agreement and the Receipts to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the Receipts at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Owners or within any other period of time as required for compliance with such laws, rules or regulations.
The Company may initiate termination of the Deposit Agreement by notice to the Depositary. The Depositary may initiate termination of the Deposit Agreement if (i) at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of the Deposit Agreement, (ii) an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a Termination Option Event has occurred. If termination of the Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all American Depositary Shares then outstanding setting a date for termination (the “Termination Date”), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.
After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8, 5.9 and 7.6 of the Deposit Agreement.
At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash. After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for the net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of such American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under Section 5.8 of the Deposit Agreement and (iii) to act as provided below.
After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). After the Termination Date, the Depositary shall not accept deposits of Ordinary Shares or deliver American Depositary Shares. After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as otherwise provided in the Deposit Agreement.
Books of Depositary and List of Owners
The Depositary shall make available for inspection by Owners at its Office any reports, notices and other communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those Deposited Securities by the Company. The Company shall furnish reports and communications, including any proxy soliciting material to which this Section applies, to the Depositary in English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.
Upon written request by the Company, the Depositary shall, as promptly as practicable, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and American Depositary Share holdings of all Owners, as such information is reflected in the Depositary’s records.
Limitations on Delivery, Transfer and Surrender
As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require payment from the depositor of Ordinary Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Ordinary Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement, including, without limitation, Section 2.6 of the Deposit Agreement.
The delivery of American Depositary Shares against deposit of Ordinary Shares generally or against deposit of particular Ordinary Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason. Notwithstanding anything to the contrary in the Deposit Agreement, the surrender of outstanding American Depositary Shares and withdrawal of Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or the Company or the Foreign Registrar, if applicable, or the deposit of Ordinary Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.
The Depositary shall not knowingly accept for deposit under the Deposit Agreement any Ordinary Shares that, at the time of deposit, are Restricted Securities.
The Depositary shall notify the Company, as promptly as practicable, of any suspension or refusal under Section 2.6 of the Deposit Agreement that is outside the ordinary course of business.
Limitations on Liability
Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any Holder of American Depositary Shares, but only to the Owner.
Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or Holder (i) if by reason of any provision of any present or future law or regulation of the United States, Switzerland or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof, or by reason of any act of God or war or terrorism or other circumstances beyond its control, the Depositary or the Company is prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited Securities, it is provided shall be done or performed, (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take), (iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or Holders, or (iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement. Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 of the Deposit Agreement applies, or an offering to which Section 4.4 of the Deposit Agreement applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.
Neither the Company nor any of its officers, directors, employees, agents or affiliates assumes any obligation nor shall it or any of them be subject to any liability under the Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.
Neither the Depositary nor any of its officers, directors, employees, agents or affiliates assumes any obligation nor shall it or any of them be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith.
Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the American Depositary Shares on behalf of any Owner or Holder or any other person.
Each of the Depositary and the Company and their respective officers, directors, employees, agents or affiliates may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it or them to be genuine and to have been signed or presented by the proper party or parties.
Neither the Depositary nor the Company nor any of their respective officers, directors, employees, agents or affiliates shall be liable for any action or non-action by it or them in reliance upon the advice of or information from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any Owner or any other person believed by it or them in good faith to be competent to give such advice or information.
The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or otherwise.
In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote.
The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares.
No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

EXCHANGE-TRADED NOTES
The following description of Credit Suisse AG’s Exchange-Traded Notes (the “ETNs”) is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to (i) the senior indenture, dated March 29, 2007, between Credit Suisse AG (formerly Credit Suisse) and The Bank of New York Mellon (formerly known as the Bank of New York) (the “Trustee”) (as may be further amended or supplemented from time to time, the “Indenture”), which is incorporated by reference as an exhibit to the Annual Report on Form 20-F of which this Exhibit 2.2 is a part and (ii) each of the notes or supplemental indentures to the Indenture under which each ETN was issued, each of which is incorporated by reference as an exhibit to the Form 8-A filed for such ETN. We encourage you to read the Indenture together with the relevant notes, supplemental indentures and pricing supplements for each ETN.
The ETNs are part of a series of debt securities entitled “Senior Medium-Term Notes” (the “Medium-Term Notes”) that may be issued under the Indenture from time to time. The ETNs are senior, unsecured and unsubordinated debt obligations of the Issuer. There is no limitation on the aggregate principal amount of securities which may be authenticated and delivered under the Indenture, and such securities shall rank equally and pari passu with all other unsecured and unsubordinated debt of the Issuer, including the ETNs.
Unless otherwise specified, references to “holders” in this section mean those who own the ETNs registered in their own names, on the books that we or the Trustee, or any successor Trustee, as applicable, maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary.
■ Description of VelocitySharesTM 3x Long Gold ETNs linked to the S&P GSCI® Gold Index ER due October 14, 2031, VelocitySharesTM 3x Long Silver ETNs linked to the S&P GSCI® Silver Index ER due October 14, 2031, VelocitySharesTM 3x Inverse Gold ETNs linked to the S&P GSCI® Gold Index ER due October 14, 2031 and VelocitySharesTM 3x Inverse Silver ETNs linked to the S&P GSCI® Silver Index ER due October 14, 2031
■ Description of VelocitySharesTM 3x Long Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032 and VelocitySharesTM 3x Inverse Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032
■ Description of VelocitySharesTM Daily Inverse VIX Medium Term ETNs linked to the S&P 500 VIX Mid-Term Futures™ Index due December 4, 2030, VelocityShares™ VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030 and VelocityShares™ Daily 2x VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030
■ Description of Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036
■ Description of Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT Exchange Traded Notes due July 11, 2036
■ Description of Credit Suisse S&P MLP Index Exchange Traded Notes due December 4, 2034 Linked to the S&P MLP Index
■ Description of Credit Suisse X-Links® Gold Shares Covered Call ETNs due February 2, 2033
■ Description of Credit Suisse X-Links Silver Shares Covered Call ETNs due April 21, 2033
■ Description of Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037
■ Description of Credit Suisse X-Links® Multi-Asset High Income Exchange Traded Notes due September 28, 2035
■ Description of Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes due June 13, 2024 Linked to the Russell 1000® Growth Index Total Return
■ Description of Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes due May 11, 2028 Linked to the STOXX® Europe 50 USD (Gross Return) Index

Description of VelocityShares™ 3x Long Gold ETNs linked to the S&P GSCI® Gold Index ER due October 14, 2031, VelocityShares™ 3x Long Silver ETNs linked to the S&P GSCI® Silver Index ER due October 14, 2031, VelocityShares™ 3x Inverse Gold ETNs linked to the S&P GSCI® Gold Index ER due October 14, 2031 and VelocityShares™ 3x Inverse Silver ETNs linked to the S&P GSCI® Silver Index ER due October 14, 2031
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on VelocitySharesTM 3x Long Gold ETNs due October 14, 2031 (“3x Long Gold ETNs”) is linked to the S&P GSCI® Gold Index ER. The return on VelocitySharesTM 3x Long Silver ETNs due October 14, 2031 (“3x Long Silver ETNs” and together with the 3x Long Gold ETNs, the “Leveraged Long ETNs”) is linked to the S&P GSCI® Silver Index ER. The return on VelocitySharesTM 3x Inverse Gold ETNs due October 14, 2031 (“3x Inverse Gold ETNs”) is linked to the S&P GSCI® Gold Index ER and the return on the VelocitySharesTM 3x Inverse Silver ETNs due October 14, 2031 (“3x Inverse Silver ETNs”, together with the 3x Inverse Gold ETNs, the “Leveraged Inverse ETNs” and together with the 3x Long Gold ETNs, 3x Long Silver ETNs and 3x Inverse Gold ETNs, the “ETNs”) is linked to the S&P GSCI® Silver Index ER. Each series of ETNs tracks the daily performance of the S&P GSCI® Gold Index ER or the S&P GSCI® Silver Index ER (each such index, an “Index” and collectively the “Indices”). Each Index comprises futures contracts on a single commodity and is calculated according to the methodology of the S&P GSCI® Index (the “S&P GSCI”). The fluctuations in the values of the Indices are intended generally to correlate with changes in the prices of such physical commodities in global markets. The S&P GSCI® Gold Index ER and the S&P GSCI® Silver Index ER are composed entirely of gold or silver futures contracts, respectively. The Indices are determined, composed and calculated by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”). Each Index, or any successor index or substitute index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents.
Inception, Issuance and Maturity
The initial issuance of ETNs of each series priced on October 14, 2011 (the “Inception Date”) and settled on October 19, 2011 (the “Initial Settlement Date”). The scheduled maturity date for each of the ETNs is initially October 14, 2031, but may be extended for any of the ETNs at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for any of the ETNs for five years at a time.
Intraday Indicative Value
The “Intraday Indicative Value” of each series of the ETNs will be calculated every 15 seconds on each Index Business Day so long as no Market Disruption Event has occurred and is continuing and will be disseminated over the Consolidated Tape, or other major market data vendor, and will be equal to (1)(a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Intraday ETN Performance for such series of ETNs at such time on such Index Business Day minus (2) the Daily Investor Fee for such series of ETNs on such Index Business Day. At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value.
The “Intraday ETN Performance” for any series of ETNs at any time on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Intraday Index Performance for such series of ETNs at such time on such Index Business Day times (b) the Leverage Amount for such series of ETNs.
The “Intraday Index Performance” for any series of ETNs at any time on any Index Business Day will equal (1)(a) the most recent published intraday level of the applicable Index at such time on such Index Business Day divided by (b) the closing level of the applicable Index on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs, the calculation of the Intraday Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event is continuing. If a Market Disruption Event occurs or is continuing on any Index Business Day (the “date of determination”) or if a Market Disruption Event occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Intraday Index Performance at any time at which no Market Disruption Event has occurred and is continuing on the date of determination will equal (1)(a) the most recently published intraday level of the applicable Index at such time on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i)

the Leverage Amount times (ii)(A) the closing level of the applicable Index on the Index Business Day immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.
If the Intraday Indicative Value of any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value of such series of ETNs on that day, and all future days, will be zero.
ETNs	Indicative Value Ticker
3x Long Gold ETNs	UGLD.IV
3x Long Silver ETNs	USLV.IV
3x Inverse Gold ETNs	DGLD.IV
3x Inverse Silver ETNs	DSLV.IV
The actual trading prices of the ETNs may vary significantly from their Intraday Indicative Values.
Split or Reverse Split of the ETNs
The Calculation Agents may initiate a split or reverse split of the ETNs on any trading day. If the Calculation Agents decide to initiate a split or reverse split, the Calculation Agents will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agents will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agents in their sole discretion. A split or reverse split of the ETNs will not affect the stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds and the denominations used for trading purposes on the exchange.
Coupon
We will not make any coupon or interest payment during the term of the ETNs.
Denomination
The Exchange Ticker and the Denominations and Stated Principal Amount per ETN for each series of ETNs are set forth below:
ETNs	Exchange Ticker	Denomination and Stated Principal Amount per ETN
3x Long Gold ETNs	UGLD	$500
3x Long Silver ETNs	USLV	$5,000
3x Inverse Gold ETNs	DGLD	$50
3x Inverse Silver ETNs	DSLV	$50
Payment at Maturity
At maturity, holders of the ETNs will receive a cash payment on October 14, 2031 (the “Maturity Date”) (or, if the maturity of the relevant series of ETNs is extended, on the scheduled Maturity Date for such series of ETNs, as extended) equal to the Closing Indicative Value of the ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
The scheduled Maturity Date for each series of ETNs is initially October 14, 2031, but may be extended for any series of ETNs at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for any series of ETNs for five years at a time. If we exercise our option to extend the maturity of any series of ETNs, we will notify DTC (the holder of the global note for each series of ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such series of ETNs. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The “Closing Indicative Value” for any given series of ETNs on any given calendar day will be calculated in the following manner: The Closing Indicative Value on the Inception Date was $50 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date for each series of ETNs will be equal to (1)(a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such series of ETNs on such calendar day minus (2) the Daily Investor Fee for such series of ETNs on such calendar day. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value of such series of ETNs on that day, and all future days, will be zero. If any series of ETNs undergoes a split or reverse split, the Closing Indicative Value of such series of ETNs will be adjusted accordingly. JHI or its affiliate is responsible for computing and disseminating the Closing Indicative Value. The Closing Indicative Value for each series of ETNs will be calculated and published each calendar day under the following tickers:
ETNs	Ticker
3x Long Gold ETNs	UGLD.IV
3x Long Silver ETNs	USLV.IV
3x Inverse Gold ETNs	DGLD.IV
3x Inverse Silver ETNs	DSLV.IV
The “Daily ETN Performance” for any series of ETNs on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such series of ETNs on such Index Business Day times (b) the Leverage Amount for such series of ETNs. The Daily ETN Performance is deemed to be equal to one on any day that is not an Index Business Day.
An “Index Business Day,” with respect to the applicable Index, is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the applicable Index are traded, as determined by the Calculation Agents, which is initially the Commodities Exchange, Inc. (“COMEX”), for each of the S&P GSCI® Gold Index ER or the S&P GSCI® Silver Index ER (the “Primary Exchange”), (ii) the applicable Index is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI as one of the Calculation Agents.
The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for any series of ETNs on any Index Business Day will equal:
Where Tbillst-1 is the three month treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Accrual is deemed to be zero on any day that is not an Index Business Day.
The “Daily Index Performance” for any series of ETNs on any Index Business Day will equal (1)(a) the closing level of the applicable Index for such series of ETNs on such Index Business Day divided by (b) the closing level of the applicable Index for such series of ETNs on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event is continuing. If a Market Disruption Event occurs or is continuing on any Index Business Day (the “date of determination”) or if a Market Disruption Event occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Daily Index Performance on the date of determination will equal (1)(a) the closing level of the applicable Index on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage

Amount times (ii)(A) the closing level of the applicable Index on the Index Business Day immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the applicable Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. The Daily Index Performance is deemed to be equal to zero on any day that is not an Index Business Day.
The “Leverage Amount” for each series of ETNs is as follows:

3x Long Gold ETNs:	3
3x Long Silver ETNs:	3
3x Inverse Gold ETNs:	-3
3x Inverse Silver ETNs:	-3
On any Index Business Day, the “Daily Investor Fee” for any series of ETNs will be equal to the product of (1) the Closing Indicative Value for such series of ETNs on the immediately preceding Index Business Day times (2)(a) the Investor Fee Factor for such series of ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Investor Fee is deemed to be zero on any day that is not an Index Business Day.
The “Investor Fee Factor” for each series of ETNs is as follows:

3x Long Gold ETNs:	1.35%
3x Long Silver ETNs:	1.65%
3x Inverse Gold ETNs:	1.35%
3x Inverse Silver ETNs:	1.65%
The closing level of the applicable Index on any Index Business Day will be the closing level reported by the Index Sponsor on the applicable Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, provided that in the event a Market Disruption Event occurs or is continuing on an Index Business Day, the Calculation Agents will determine the closing level of the applicable Index for such Index Business Day according to the methodology described below in “Market Disruption Events.”
Index	Bloomberg Page Ticker
S&P GSCI® Gold Index ER	SPGSGCP
S&P GSCI® Silver Index ER	SPGSSIP
Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of its ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until October 6, 2031 (or, if the maturity of the relevant series of ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended). If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. See “Redemption Procedures.”
Holders must offer for redemption at least 25,000 ETNs of any one series, or an integral multiple of 25,000 ETNs of such series in excess thereof, at one time in order to exercise their right to cause us to redeem their ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant series of ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to redeem will remain the same.

When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Redemption Procedures,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs or is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Market Disruption Events.”
The “Early Redemption Charge” for any series of ETNs is equal to 0.05% times the Closing Indicative Value of such series of ETNs on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value of such ETNs on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.
Redemption Procedures
If a holder wishes to offer its ETNs to Credit Suisse for redemption, such holder’s broker must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives such Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such holder’s redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to such holder’s broker acceptance of the Redemption Notice in order for the holder’s redemption request to be effective;
■ Cause the holder’s DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If the Redemption Agent does not (i) receive the Redemption Notice from the holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.
If the Redemption Agent ceases to perform its role described herein, we will either, at our sole discretion, perform such role or appoint another party to do so.
Because the Early Redemption Amount a holder will receive for each ETN will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day such holder offers its ETNs for redemption, such holder will not know the applicable Early Redemption Amount at the time it exercises its early redemption right and will bear the risk that such holder’s ETNs will decline in value between the time of exercise and the time at which the Early Redemption Amount is determined.
Acceleration at Our Option or Upon an Acceleration Event
We will have the right to accelerate the ETNs of any series in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any series of the ETNs, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all of the outstanding ETNs of such series (an “Event Acceleration”). In either case, upon acceleration holders will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.
In the case of an Optional Acceleration, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day, the next following Index Business Day).
The Accelerated Redemption Amount will be payable on the third Business Day following the last Index Business Day in the Accelerated Valuation Period (such third Business Day the “Acceleration Date”). The Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Market Disruption Events.” We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” means:
(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;
(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;
(c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the applicable Index or options, futures, swaps or other derivatives on the applicable Index or the futures contracts included in the applicable Index (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;
(d) any event, as determined by us or CSI, as one of the Calculation Agents, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e) if at any point, the Intraday Indicative Value for any series of ETNs is equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value of such ETNs;
(f) as determined by CSI, as one of the Calculation Agents, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable;
(g) any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or

(h) JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances.
If JHD exercises their right to cause an early acceleration due to a termination of our agreement with them in certain circumstances, we will be obligated to accelerate all of the outstanding ETNs within ten (10) calendar days of such termination.
If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the applicable Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original applicable Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described herein as applying to the applicable Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original applicable Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days of the occurrence of such Acceleration Event, notify holders of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes. See “Discontinuation or Modification of an Index” below.
“Primary Exchange” means the primary exchange on which futures contracts included in the applicable Index are traded, as determined by the Calculation Agents, which is initially the Commodities Exchange, Inc. (“COMEX”), for each of the S&P GSCI® Gold Index ER or the S&P GSCI® Silver Index ER.
“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agents) for the overall market for futures or options contracts relating to (i) the applicable Index or (ii) the futures contracts included in the applicable Index.
Market Disruption Events
A “Market Disruption Event” means any event that, in the determination of CSI, as one of the Calculation Agents, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third party’s ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to the ETNs, including, but not limited to:
■ a termination or suspension of, or a material limitation or disruption in trading in, any futures contract included in, or option contract related to, the applicable Index, or any such futures contract included in, or option contract related to, any component of the applicable Index (or the applicable Successor Index or Substitute Index, as defined below) (an “index component”) that prevents the relevant exchange on which such index component is traded from establishing an official settlement price for such index component as of the regularly scheduled time;
■ the settlement price for any index component being a “limit price,” which means that the settlement price for such index component for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;
■ failure by the applicable exchange or other price source to announce or publish the settlement price for any futures contract included in, or option contract related to, the applicable Index, or any such futures contract included in, or option contract related to, any component of the applicable Index;
■ failure of the sponsor of the applicable Index (or the applicable Successor Index or Substitute Index, as defined below) to publish the value of the applicable Index (or the applicable Successor Index or Substitute Index), subject to certain adjustments described below under “Discontinuation or Modification of an Index”;
■ the occurrence since the Inception Date of a material change in the content, composition, or constitution of the applicable Index; and
■ the occurrence since the Inception Date of a material change in the formula for or the method of calculating the value of the applicable Index.
If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the applicable Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. If a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period), that Valuation Date will be postponed until the first Index Business Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five Index Business Days following the applicable scheduled Valuation Date. In that case, the fifth Index Business Day following the applicable scheduled

Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Index Business Day, and the Calculation Agents will determine the applicable Closing Indicative Value using an appropriate closing level of the applicable Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period will be postponed by the same number of Index Business Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Valuation Date, as postponed.
In addition, if a Market Disruption Event occurs, the calculation of the Daily Index Performance will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event is continuing. If a Market Disruption Event occurs or is continuing on any Index Business Day (the “date of determination”) or if a Market Disruption Event occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Daily Index Performance on the date of determination will equal (1)(a) the closing level of the applicable Index on the date of determination minus (b) the closing level of the applicable Index on the Index Business Day immediately preceding the date of determination divided by (2)(a) the closing level of the applicable Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the applicable Index on the Index Business Day immediately preceding the date of determination minus (B) the closing level of the applicable Index on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount per ETN of any series outstanding as the principal amount of that ETN.
In case an event of default with respect to ETNs of any series shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs of such series will be determined by CSI, as one of the Calculation Agents, and will equal, for each ETN of such series that a holder then holds, the Closing Indicative Value determined by the Calculation Agents occurring on the Index Business Day following the date on which the ETNs of such series were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of an Index
If the Index Sponsor discontinues publication of the applicable Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agents determine is comparable to that Index, then the Calculation Agents will permanently replace the original applicable Index with that substitute index (the “Successor Index”) for all purposes under such series of ETNs, and all provisions of the ETNs as applying to the applicable Index will thereafter apply to the Successor Index instead. If the Calculation Agents replace the original Index for any series of ETNs with a Successor Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, for such series of ETNs by reference to the Successor Index.
If the Calculation Agents determine that the publication of the applicable Index is discontinued and there is no Successor Index, the Calculation Agents will determine the applicable level of the applicable Index as the case may be, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the applicable Index.
If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the applicable Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original applicable Index with the Substitute Index for all purposes under such series of ETNs, and all provisions of the ETNs as applying to the applicable Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original applicable Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days of the occurrence of such Acceleration Event, notify holders of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.
If the Calculation Agents determine that the applicable Index, the futures contracts included in the applicable Index or the method of calculating the applicable Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the futures contracts included in the applicable Index or is due to any other reason and is not otherwise reflected in the level of the applicable Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the applicable Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the applicable Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of Calculation Agents
Credit Suisse International (“CSI”), an affiliate of ours, and Janus Henderson Indices LLC (“JHI”) will serve as the Calculation Agents. The Calculation Agents will, in their reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity or upon redemption by Credit Suisse, Market Disruption Events (see “Market Disruption Events”), Business Days and Index Business Days, the Daily Investor Fee amount, the Daily Accrual, the closing level of the applicable Index on any Index Business Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of the ETNs at maturity, upon redemption or upon acceleration by Credit Suisse and any other calculations or determinations to be made by the Calculation Agents as specified herein.
If any of the Calculation Agents cease to perform their respective roles, we will either, at our sole discretion, perform such roles, appoint another party to do so or accelerate the relevant series of ETNs.
Description of VelocityShares™ 3x Long Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032 and VelocityShares™ 3x Inverse Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the VelocitySharesTM 3x Long Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032 (the “3x Long Natural Gas ETNs”) will be based on the performance of the S&P GSCI® Natural Gas Index ER (the “Index”). The return on the VelocitySharesTM 3x Inverse Natural Gas ETNs linked to the S&P GSCI® Natural Gas Index ER due February 9, 2032 (the “3x Inverse Natural Gas ETNs” and together with the 3x Long Natural Gas ETNs, the “ETNs”) will be based on the performance of the Index. The Index comprises futures contracts on a single commodity and is calculated according to the methodology of the S&P GSCI® Index (the “S&P GSCI”). The fluctuations in the value of the Index are intended generally to correlate with changes in the prices of natural gas in global markets. The Index is composed entirely of natural gas futures contracts. The Index is determined, composed and calculated by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”). The Index, or any successor index or substitute index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents as set forth below.

Inception, Issuance and Maturity
The initial issuance of ETNs of each series priced on February 7, 2012 (the “Inception Date”) and settled on February 10, 2012 (the “Initial Settlement Date”). The scheduled maturity date for each of the ETNs is initially February 9, 2032, but may be extended for any of the ETNs at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for any of the ETNs for five years at a time.
Intraday Indicative Value
The “Intraday Indicative Value” for each series of the ETNs will be calculated every 15 seconds on each Index Business Day for such series of ETNs so long as no Market Disruption Event with respect to such series of ETNs has occurred and is continuing and will be disseminated over the Consolidated Tape, or other major market data vendor, and will equal (1)(a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Intraday ETN Performance for such series of ETNs at such time on such Index Business Day minus (2) the Daily Investor Fee for such series of ETNs on such Index Business Day. At any time at which a Market Disruption Event with respect to any series of ETNs has occurred and is continuing, there shall be no Intraday Indicative Value for such series of ETNs.
The “Intraday ETN Performance” for any series of ETNs at any time on any Index Business Day for such series of ETNs will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Intraday Index Performance for such series of ETNs at such time on such Index Business Day times (b) the Leverage Amount for such series of ETNs.
The “Intraday Index Performance” for any series of ETNs at any time on any Index Business Day for such series of ETNs will equal (1)(a) the most recent published intraday level of the Index at such time on such Index Business Day divided by (b) the closing level of the Index on the immediately preceding Index Business Day for such series of ETNs minus (2) one. If a Market Disruption Event occurs with respect to any series of ETNs, the calculation of the Intraday Index Performance for such series of ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day for such series of ETNs on which no Market Disruption Event is continuing. If a Market Disruption Event with respect to any series of ETNs occurs or is continuing on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event with respect to any series of ETNs occurred or was continuing on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Intraday Index Performance for such series of ETNs at any time at which no Market Disruption Event with respect to such series of ETNs has occurred and is continuing on the date of determination will equal (1)(a) the most recently published intraday level of the Index at such time on the date of determination minus (b) the closing level of the Index on the Index Business Day immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount for such series of ETNs times (ii)(A) the closing level of the Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.
If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.
ETNs	Bloomberg Indicative Value Ticker
3x Long Natural Gas ETNs	UGAZIV
3x Inverse Natural Gas ETNs	DGAZIV
The actual trading prices of the ETNs may vary significantly from their Intraday Indicative Values.
Split or Reverse Split of the ETNs
The Calculation Agents may initiate a split or reverse split of the ETNs on any trading day. If the Calculation Agents decide to initiate a split or reverse split, the Calculation Agents will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agents will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the Closing Indicative Value will be rounded to eight decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agents in their sole discretion. A split or reverse split of the ETNs will not affect the stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds and the denominations used for trading purposes on the exchange.
Coupon
We will not make any coupon or interest payment during the term of the ETNs.
Denomination
As of December 23, 2019, the denomination and stated principal amount per 3x Long Natural Gas ETN is $625,000.
As of November 26, 2018, the denomination and stated principal amount per 3x Inverse Natural Gas ETN is $5,000.
ETNs of any series issued in the future may be issued at a price higher or lower than the stated principal amount per ETN, based on the most recent Intraday Indicative Value or Closing Indicative Value for the ETNs of such series.
Payment at Maturity
At maturity, holders of the ETNs will receive a cash payment on February 9, 2032 (the “Maturity Date”) (or, if the maturity of the relevant series of ETNs is extended, on the scheduled Maturity Date for such series of ETNs, as extended) equal to the Closing Indicative Value for the ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day for any series of ETNs, the Final Valuation Date for such series of ETNs will be postponed to the next following Index Business Day for such series of ETNs, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event with respect to any series of ETNs occurs or is continuing on the Final Valuation Date, the Maturity Date for such series of ETNs will be postponed until the date three Business Days following the Final Valuation Date for such series of ETNs, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
The scheduled Maturity Date for each series of ETNs is initially February 9, 2032, but may be extended for any series of ETNs at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for any series of ETNs for five years at a time. If we exercise our option to extend the maturity of any series of ETNs, we will notify DTC (the holder of the global note for each series of ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date for such series of ETNs. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The “Closing Indicative Value” for any given series of ETNs on any given calendar day will be calculated in the following manner: The Closing Indicative Value on the Inception Date was $50 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date for each series of ETNs will equal (1) (a) the Closing Indicative Value for such series of ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such series of ETNs on such calendar day minus (2) the Daily Investor Fee for such series of ETNs on such calendar day. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value for any series of ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day for such series of ETNs, the Closing Indicative Value for such series of ETNs on that day, and all future days, will be zero.
If any series of ETNs undergoes a subsequent split or reverse split, the Closing Indicative Value for such series of ETNs will be adjusted accordingly (see “Split or Reverse Split of the ETNs” herein). JHI or its affiliate is responsible for computing and disseminating the Closing Indicative Value. The Closing Indicative Value for each series of ETNs will be calculated and published each calendar day under the following tickers:

ETNs	Bloomberg Indicative Value Ticker
3x Long Natural Gas ETNs	UGAZIV
3x Inverse Natural Gas ETNs	DGAZIV
The “Daily ETN Performance” for any series of ETNs on any Index Business Day for such series of ETNs will equal (1) one plus (2) the Daily Accrual for such series of ETNs on such Index Business Day plus (3) the product of (a) the Daily Index Performance for such series of ETNs on such Index Business Day times (b) the Leverage Amount for such series of ETNs. The Daily ETN Performance for any series of ETNs is deemed to equal one on any day that is not an Index Business Day for such series of ETNs.
An “Index Business Day” for any series of ETNs is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the Index for such series of ETNs are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc. for the S&P GSCI® Natural Gas Index ER, (ii) the Index for such series of ETNs is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI as one of the Calculation Agents.
The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three-month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for any series of ETNs on any Index Business Day for such series of ETNs will equal:
Where Tbillst-1 is the three-month U.S. Treasury rate reported on Bloomberg on the prior Index Business Day for such series of ETNs and d is the number of calendar days from and including the immediately prior Index Business Day for such series of ETNs to but excluding the date of determination. The Daily Accrual for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.
The “Daily Index Performance” for any series of ETNs on any Index Business Day for such series of ETNs will equal (1)(a) the closing level of the Index for such series of ETNs on such Index Business Day divided by (b) the closing level of the Index for such series of ETNs on the immediately preceding Index Business Day for such series of ETNs minus (2) one. If a Market Disruption Event with respect to any series of ETNs occurs, the calculation of the Daily Index Performance for such series of ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of ETNs is continuing. If a Market Disruption Event with respect to any series of ETNs occurs or is continuing on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event with respect to any series of ETNs occurred or was continuing on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Daily Index Performance for such series of ETNs on the date of determination will equal (1)(a) the closing level of the Index on the date of determination minus (b) the closing level of the Index on the Index Business Day for such series of ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount times (ii)(A) the closing level of the Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination. If a Market Disruption Event occurs or is continuing on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. The Daily Index Performance for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.
The “Leverage Amount” for each series of ETNs is as follows:

3x Long Natural Gas ETNs:	3
3x Inverse Natural Gas ETNs:	-3
On any Index Business Day, the “Daily Investor Fee” for any series of ETNs will equal the product of (1) the Closing Indicative Value for such series of ETNs on the immediately preceding Index Business Day times (2)(a) the Investor Fee Factor for such series of ETNs times (b) 1/365 times (c) d, where d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Investor Fee for any series of ETNs is deemed to equal zero on any day that is not an Index Business Day for such series of ETNs.
The “Investor Fee Factor” for each series of ETNs is as follows:

3x Long Natural Gas ETNs:	1.65%
3x Inverse Natural Gas ETNs:	1.65%
The closing level of the Index for each series of ETNs on any Index Business Day for such series of ETNs will be the closing level reported by the Index Sponsor on the applicable Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, except that in the event a Market Disruption Event with respect to any series of ETNs occurs or is continuing on an Index Business Day for such series of ETNs, the Calculation Agents will determine the closing level of the Index for such Index Business Day according to the methodology described below in “Market Disruption Events.”
Index	Bloomberg Page Ticker
S&P GSCI® Natural Gas Index ER	SPGSNGP
Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until February 2, 2032 (or, if the maturity of the relevant series of ETNs is extended, five scheduled Business Days prior to the scheduled Maturity Date for such series of ETNs, as extended). If a holder elects to offer the ETNs for redemption, and the requirements for acceptance by us are met, such holder will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice to the Redemption Agent. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs. Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date. See “Redemption Procedures.”
Holders must offer for redemption at least 25,000 ETNs or integral multiples in excess thereof at one time in order to exercise their right to cause us to redeem the ETNs on any Early Redemption Date (the “Minimum Redemption Amount”), except that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant series of ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to redeem will remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Redemption Procedures,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs or is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Market Disruption Events.”
The “Early Redemption Charge” for any series of ETNs is equal to 0.05% times the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value for such series of ETNs on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.
Redemption Procedures
If a holder wishes to offer the ETNs to Credit Suisse for redemption, such holder’s broker must follow the following procedures:

■ Deliver a notice of redemption (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day for the applicable series of ETNs will be the applicable “Early Redemption Valuation Date” for such series of ETNs. Otherwise, the second following Index Business Day for such series of ETNs will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives such Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such holder’s redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to such holder’s broker acceptance of the Redemption Notice in order for the holder’s redemption request to be effective;
■ Cause the holder’s DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If the Redemption Agent does not (i) receive the Redemption Notice from the holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.
If the Redemption Agent ceases to perform its role described herein, we will either, at our sole discretion, perform such role or appoint another party to do so.
Because the Early Redemption Amount a holder will receive for each ETN will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day such holder offers its ETNs for redemption, such holder will not know the applicable Early Redemption Amount at the time it exercises its early redemption right and will bear the risk that such holder’s ETNs will decline in value between the time of exercise and the time at which the Early Redemption Amount is determined.
Acceleration at Our Option or Upon an Acceleration Event
We will have the right to accelerate the ETNs of any series in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to any series of the ETNs, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all of the outstanding ETNs of such series (an “Event Acceleration”). In either case, upon acceleration holders will receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average of the Closing Indicative Values for such series of ETNs during the Accelerated Valuation Period.
In the case of an Optional Acceleration of the ETNs of any series, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs specified in our notice of Optional Acceleration, the first Index Business Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration, the “Accelerated Valuation Period” shall be a period of five consecutive Index Business Days for such series of ETNs, the first Index Business Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day for such series of ETNs, the next following Index Business Day for such series of ETNs). The Accelerated Redemption Amount will be payable on the third Business Day following the last such Index Business Day in the Accelerated Valuation Period (such third Business Day, the “Acceleration Date”). The Acceleration Date will be postponed if the last scheduled Valuation Date in the Accelerated Valuation Period is postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Market Disruption Events.” We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” means:

(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;
(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) has a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;
(c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSI to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSI, as one of the Calculation Agents;
(d) any event, as determined by us or CSI, as one of the Calculation Agents, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e) if at any point, the Intraday Indicative Value for any series of ETNs is equal to or less than fifteen percent (15%) of the prior day’s Closing Indicative Value for such series of ETNs;
(f) as determined by CSI, as one of the Calculation Agents, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable;
(g) any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or
(h) JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances.
If an Acceleration Event occurs at any time with respect to any series of the ETNs, we will have the right, but not the obligation, to effect an Event Acceleration of the ETNs of such series; provided that if JHD exercises their right to cause an early acceleration due to a termination of our agreement with them in certain circumstances, we will be obligated to accelerate all of the outstanding ETNs within ten (10) calendar days of such termination.
If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described herein as applying to the Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable series of ETNs of the occurrence of such Acceleration Event, notify holders of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.

“Primary Exchange” means the primary exchange on which futures contracts included in the Index are traded, as determined by the Calculation Agents, which is initially the New York Mercantile Exchange, Inc. for the S&P GSCI® Natural Gas Index ER.
“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agents) for the overall market for futures or options contracts relating to (i) the Index or (ii) the futures contracts included in the Index.
Market Disruption Events
A “Market Disruption Event” means, with respect to any series of ETNs, any event that, in the determination of CSI, as one of the Calculation Agents, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third party’s ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to such series of ETNs, including, but not limited to:
■ a termination or suspension of, or a material limitation or disruption in trading in, any futures contract included in, or option contract related to, the Index, or any such futures contract included in, or option contract related to, any component of the Index (or the Successor Index or Substitute Index, as defined below) (an “index component”) that prevents the relevant exchange on which such index component is traded from establishing an official settlement price for such index component as of the regularly scheduled time;
■ the settlement price for any index component being a “limit price,” which means that the settlement price for such index component for a day has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;
■ failure by the applicable exchange or other price source to announce or publish the settlement price for any futures contract included in, or option contract related to, the Index, or any such futures contract included in, or option contract related to, any component of the Index;
■ failure of the sponsor of the Index (or the Successor Index or Substitute Index, as defined below) to publish the level of the Index (or the Successor Index or Substitute Index), subject to certain adjustments described below under “Discontinuation or Modification of an Index”;
■ the occurrence since the Inception Date of a material change in the content, composition, or constitution of the Index; and
■ the occurrence since the Inception Date of a material change in the formula for or the method of calculating the value of the Index.
With respect to each series of ETNs, if a Market Disruption Event occurs or is continuing on any Index Business Day for such series of ETNs, the Calculation Agents will determine the Daily Index Performance on such Index Business Day using an appropriate closing level of the Index for such Index Business Day taking into account the nature and duration of such Market Disruption Event. If a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period), that Valuation Date will be postponed until the first Index Business Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five Index Business Days following the applicable scheduled Valuation Date. In that case, the fifth Index Business Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Index Business Day, and the Calculation Agents will determine the applicable Closing Indicative Value using an appropriate closing level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period will be postponed by the same number of Index Business Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Valuation Date, as postponed.
In addition, if a Market Disruption Event with respect to any series of ETNs occurs, the calculation of the Daily Index Performance for such series of ETNs will be modified so that the applicable leverage does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of ETNs is continuing. If a Market Disruption Event with respect to any series of ETNs occurs or is continuing on any Index Business Day for such series of ETNs (the “date of determination”) or if a Market Disruption Event with respect to any series of ETNs occurred or was continuing on the Index Business Day for such series of ETNs immediately preceding the date of determination, then the Daily Index Performance for such series of ETNs on the date of determination will equal (1)(a) the closing level of the Index on the date of determination minus (b) the closing level of the Index on the Index Business Day for such series of ETNs immediately preceding the date of determination divided by (2)(a) the closing level of the Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination plus (b)(i) the Leverage Amount for such series of ETNs times (ii)(A) the closing level of the Index on the Index Business Day for such series of ETNs immediately preceding the date of determination minus (B) the closing level of the

Index on the Index Business Day for such series of ETNs on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN of any series outstanding as the principal amount of that ETN. In case an event of default with respect to ETNs of any series shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs of such series will be determined by CSI, as one of the Calculation Agents, and will equal, for each ETN of such series that a holder then holds, the Closing Indicative Value determined by the Calculation Agents occurring on the Index Business Day following the date on which the ETNs of such series were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of an Index
If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agents determine is comparable to that Index, then the Calculation Agents will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes under such series of ETNs, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agents replace the original Index for any series of ETNs with a Successor Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, for such series of ETNs by reference to the Successor Index.
If the Calculation Agents determine that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agents will determine the applicable level of the Index as the case may be, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the Index.
If an Acceleration Event occurs at any time with respect to any series of the ETNs (other than an Acceleration Event that obligates us to accelerate all of the outstanding ETNs of such series) and we do not exercise our right to effect an Event Acceleration of the ETNs of such series, and the Index Sponsor or anyone else publishes an index that we determine is comparable to the Index (the “Substitute Index”), then the Calculation Agents may elect, in their sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such series of ETNs, and all provisions described herein as applying to the Index will thereafter apply to the Substitute Index instead. If the Calculation Agents elect to replace the original Index for any series of ETNs with a Substitute Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount, as applicable, for such series of ETNs by reference to the Substitute Index. If the Calculation Agents so elect to replace the original Index with a Substitute Index, the Calculation Agents will, within 10 Index Business Days for the applicable series of ETNs of the occurrence of such Acceleration Event, notify holders of the Substitute Index through customary channels used to deliver notices to the holders of exchange traded notes.
If the Calculation Agents determine that the Index, the futures contracts included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the futures contracts included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agents
Credit Suisse International (“CSI”), an affiliate of ours, and JHI will serve as the Calculation Agents. The Calculation Agents will, in their reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity or upon redemption by Credit Suisse, Market Disruption Events (see “Market Disruption Events”), Business Days and Index Business Days, the Daily Investor Fee amount, the Daily Accrual, the closing level of the Index on any Index Business Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of the ETNs at maturity, upon redemption or upon acceleration by Credit Suisse and any other calculations or determinations to be made by the Calculation Agents as specified herein.
If any of the Calculation Agents cease to perform their respective roles we will either, at our sole discretion, perform such roles, appoint another party to do so or accelerate the relevant series of ETNs.
Description of VelocityShares™ Daily Inverse VIX Medium Term ETNs linked to the S&P 500 VIX Mid-Term Futures™ Index due December 4, 2030, VelocityShares™ VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030 and VelocityShares™ Daily 2x VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on VelocitySharesTM Daily Inverse VIX Medium Term ETNs linked to the S&P 500 VIX Mid-Term Futures™ Index due December 4, 2030 (the “Inverse ETNs”) is linked to the S&P 500 VIX Mid-Term Futures™ Index. The return on VelocityShares™ VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030 (the “Long ETNs”) is linked to the S&P 500 VIX Short-Term Futures™ Index. The return on VelocityShares™ Daily 2x VIX Short Term ETNs linked to the S&P 500 VIX Short-Term Futures™ Index due December 4, 2030 (“2x Long ETNs” and together with the Inverse ETNs and Long ETNs, the “ETNs”) is linked to the S&P 500 VIX Short-Term Futures™ Index. The return on the ETNs of any series will be based on the performance of the applicable Index during the term of such ETNs. The ETNs track the daily performance of either the S&P 500 VIX Short-Term Futures™ Index ER or S&P 500 VIX Mid-Term Futures™ Index ER (each such index, an “Index” and collectively the “Indices”). The Indices are designed to provide investors with exposure to one or more maturities of futures contracts on the CBOE Volatility Index® (the “VIX Index”), which reflect implied volatility of the S&P 500® Index at various points along the volatility forward curve. The calculation of the level of the VIX Index is based on prices of put and call options on the S&P 500® Index. Futures contracts on the VIX Index allow investors the ability to invest in forward volatility based on their view of the future direction of movement of the VIX Index. Each Index is intended to reflect the returns that are potentially available through an unleveraged investment in the relevant futures contract or contracts on the VIX Index. The S&P 500 VIX Short-Term Futures™ Index ER targets a constant weighted average futures contracts maturity of one month and the S&P 500 VIX Mid-Term Futures™ Index ER targets a constant weighted average futures contracts maturity of five months. The Indices were created by S&P Dow Jones Indices LLC (“S&P” or the “Index Sponsor”). The Index Sponsor calculates the level of the relevant Index daily when the Chicago Board Options Exchange, Incorporated (the “CBOE”) is open (excluding holidays and weekends) and publishes it on the Bloomberg Pages specified below as soon as practicable thereafter. Each Index, or any successor index to such Index, may be modified, replaced or adjusted from time to time, as determined by the Calculation Agents.
Inception, Issuance and Maturity
The initial issuance of the ETNs priced on November 29, 2010 (the “Inception Date”) and settled on December 2, 2010 (the “Initial Settlement Date”). The scheduled maturity date for each of the ETNs is December 4, 2030.
Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs will be calculated every 15 seconds on each Index Business Day during the period when a Market Disruption Event has not occurred or is not continuing and disseminated over the Consolidated Tape, or other major market data vendor, and, for each tranche of the ETNs, will be equal to (1) (a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Intraday ETN Performance for such ETNs at such time on such Index Business minus (2) the Intraday Investor Fee for such ETNs at such time on such Index Business Day. The “Intraday ETN Performance” for each tranche of the ETNs at any time on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the Intraday Index Performance for such ETNs at such time on such Index Business Day times (b) the Leverage Amount. The “Intraday Index Performance” for each tranche of the ETNs at any time on any Index Business Day will equal (1)(a) the most recent published intraday level of the applicable underlying Index at such time on such Index Business Day divided by (b) the closing level of such underlying Index on the immediately preceding Index Business Day minus (2) one. At any time on any Index Business Day, the “Intraday Investor Fee” for each tranche of the ETNs is equal to the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (2) the Intraday ETN Performance for such ETNs at such time on such Index Business Day times (3)(a) the Daily Investor Fee Factor for such ETNs divided by (b) 365. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Index Business Day, the Closing Indicative Value on that day, and all future days, will be zero.
ETNs	Indicative Value Ticker
Inverse ETNs	ZIVIV
Long ETNs	VIIXIV
2x Long ETNs	TVIXIV
Split or Reverse Split of the ETNs
JHI as one of the Calculation Agents may initiate a split or reverse split of the ETNs on any trading day. If JHI, as one of the Calculation Agents, decides to initiate a split or reverse split, the Calculation Agents will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agents will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to eight decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agents in their sole discretion. A split or reverse split of the ETNs will not affect the number of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds and the denominations used for trading purposes on the exchange.
Coupon
We will not make any coupon or interest payment during the term of the ETNs.
Denomination
ETNs	Exchange Ticker	Denomination and Stated Principal Amount per ETN
3x Long Gold ETNs	UGLD	$500
3x Long Silver ETNs	USLV	$5,000
3x Inverse Gold ETNs	DGLD	$50
3x Inverse Silver ETNs	DSLV	$50
ETNs issued in the future may be issued at a price higher or lower than the applicable stated principal amount, based on the most recent Intraday Indicative Value or Closing Indicative Value of the ETNs.
Payment at Maturity
At maturity, holders of the ETNs will receive a cash payment on December 4, 2030 (the “Maturity Date”) equal to the Closing Indicative Value of the ETNs on the Final Valuation Date (the “Final Indicative Value”), as calculated by the Calculation Agents. We refer to the amount of such payment as the “Maturity Redemption Amount.” If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day, the Final Valuation Date will be postponed to the next following Index Business Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.

The “Closing Indicative Value” for the ETNs on any given calendar day will be calculated in the following manner: The Closing Indicative Value on the Inception Date was $100 (the “Initial Indicative Value”). For each tranche of the ETNs, the Closing Indicative Value on each calendar day following the Inception Date will be equal to (1) (a) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (b) the Daily ETN Performance for such ETNs on such calendar day minus (2) the Daily Investor Fee for such ETNs on such calendar day. The Closing Indicative Value will never be less than zero. The Closing Indicative Value will be zero on and subsequent to any calendar day on which the Intraday Indicative Value is less than or equal to zero at any time or Closing Indicative Value equals zero. If the ETNs undergo any splits or reverse splits, the Closing Indicative Value will be adjusted accordingly (see “Split or Reverse Split of the ETNs” herein). JHI or its affiliate is responsible for computing and disseminating the Closing Indicative Value.
For each tranche of the ETNs, the “Daily ETN Performance” on any Index Business Day will equal (1) one plus (2) the Daily Accrual for such ETNs on such Index Business Day plus (3) the product of (a) the applicable Daily Index Performance on such Index Business Day times (b) the Leverage Amount. The Daily ETN Performance is deemed to be one on any day that is not an Index Business Day.
An “Index Business Day,” with respect to the applicable underlying Index, is a day on which (i) trading is generally conducted on the CBOE, (ii) the applicable underlying Index is published by S&P and (iii) trading is generally conducted on NYSE Arca, in each case as determined by JHI, as one of the Calculation Agents.
The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the three month U.S. Treasury rate as reported on Bloomberg under ticker USB3MTA. The Daily Accrual for the ETNs on any Index Business Day will equal:
Where Tbillst-1 is the three month treasury rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days which have elapsed since the prior Index Business Day. The Daily Accrual is deemed to be zero on any day which is not an Index Business Day.
The “Daily Index Performance” on any Index Business Day will equal (1)(a) the closing level of the applicable underlying Index for such ETNs on such Index Business Day divided by (b) the closing level of such underlying Index for such ETNs on the immediately preceding Index Business Day minus (2) one. If a Market Disruption Event occurs and continues on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day based on their assessment of the level of the applicable underlying Index that would have prevailed on such Index Business Day were it not for such Market Disruption Event. The Daily Index Performance is deemed to be zero on any day that is not an Index Business Day.
The “Leverage Amount” for the ETNs is as follows:

Inverse ETNs:	-1, on a daily basis
Long ETNs:	1
2x Long Term ETNs:	2, on a daily basis
On any calendar day (the “calculation day”), the “Daily Investor Fee” for each tranche of the ETNs will be equal to the product of (1) the Closing Indicative Value for such ETNs on the immediately preceding calendar day times (2) the Daily ETN Performance for such ETNs on the calculation day times (3) (a) the Daily Investor Fee Factor for such ETNs divided by (b) 365.
The “Daily Investor Fee Factor” will be equal to (i) 0.0070 for the Long ETNs, (ii) 0.0135 for the Inverse ETNs and (iii) 0.0165 for the 2x Long ETNs.

The closing level of the applicable underlying Index on any Index Business Day will be the closing level reported by the Index Sponsor on the applicable Bloomberg page as set forth in the table below or any successor page on Bloomberg or any successor service, as applicable, as determined by the Calculation Agents, provided that in the event a Market Disruption Event is continuing on an Index Business Day, the Calculation Agents will determine the closing level of the applicable underlying Index for such Index Business Day according to the methodology described below in “Market Disruption Events.”
Index	Bloomberg Page Ticker
S&P GSCI® Gold Index ER	SPGSGCP
S&P GSCI® Silver Index ER	SPGSSIP
Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer the applicable Minimum Redemption Amount or more of its ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until November 28, 2030. If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to the Redemption Agent (as defined herein). If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. See “Redemption Procedures.”
Holders must offer for redemption at least the following amounts of ETNs or integral multiples in excess thereof: with respect to the Inverse ETNs, 25,000 ETNs; with respect to the Long ETNs, 100 ETNs; and with respect to the 2x Long ETNs, 1 ETN, respectively, at one time in order to exercise their right to cause us to redeem their ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSI as one of the Calculation Agents may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the relevant tranche of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to redeem may remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Redemption Procedures,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date. An Early Redemption Date will be postponed if a Market Disruption Event occurs and is continuing on the applicable Early Redemption Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of any Early Redemption Date. See “Market Disruption Events.”
The “Early Redemption Charge” is equal to 0.05% times the Closing Indicative Value on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B) (1) the Closing Indicative Value on the Early Redemption Valuation Date minus (2) the Early Redemption Charge and will be calculated by the Calculation Agents.
Redemption Procedures
If a holder wishes to offer its ETNs to Credit Suisse for redemption, such holder’s broker must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to JHD (the “Redemption Agent”) via email or other electronic delivery as requested by the Redemption Agent. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Index Business Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Index Business Day will be the applicable Early Redemption Valuation Date. If the Redemption Agent receives such Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, the Redemption Agent will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such holder’s redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. The Redemption Agent or its affiliate must acknowledge to such holder’s broker acceptance of the Redemption Notice in order for the holder’s redemption request to be effective;

■ Cause the holder’s DTC custodian to book a delivery vs. payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullet above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If the Redemption Agent does not (i) receive the Redemption Notice from the holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and the Redemption Agent will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which the Redemption Agent receives a valid confirmation in accordance with the procedures described above will be irrevocable.
If the Redemption Agent ceases to perform its role described herein, we will either, at our sole discretion, perform such role or appoint another party to do so.
Because the Early Redemption Amount a holder will receive for the ETNs to be redeemed will not be calculated until the Index Business Day (or the second following Index Business Day) immediately following the Business Day such holder offers its ETNs for redemption, such holder will not know the applicable Early Redemption Amount at the time it exercises its early redemption right and will bear the risk that such holder’s ETNs will decline in value between the time of exercise and the time at which the Early Redemption Amount is determined.
Acceleration at Our Option or Upon an Acceleration Event
We will have the right to accelerate any tranche of the ETNs in whole but not in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to any tranche of the ETNs, we will have the right, and under certain circumstances as described herein the obligation, to accelerate all of the such ETNs that are outstanding (an “Event Acceleration”). In either case, upon acceleration holders will receive a cash payment in an amount (the “Accelerated Redemption Amount”) equal to the Closing Indicative Value of such ETNs on the Accelerated Valuation Date. In the case of an Optional Acceleration, the “Accelerated Valuation Date” shall be an Index Business Day specified in our notice of Optional Acceleration, which Index Business Day shall be at least 5 Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration, the Accelerated Valuation Date shall be the day on which we give notice of such Event Acceleration (or, if such day is not an Index Business Day, the next following Index Business Day). The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (such third Business Day the “Acceleration Date”). The Acceleration Date will be postponed if a Market Disruption Event occurs and is continuing on the Accelerated Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Acceleration Date. See “Market Disruption Events.” We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” means:
(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal to hold, acquire or dispose of the underlying futures (including but not limited to exchange imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these party’s ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agents;
(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal to hold, acquire or dispose of the underlying futures (including but not limited to exchange imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the Issuer’s, our affiliates, third parties with whom we transact or similarly situated third parties ability to perform our or their obligations in connection with the ETNs or (iv)

shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or the Calculation Agents;
(c) any event, as determined by us or the Calculation Agents that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(d) if, at any point, the Intraday Indicative Value is equal to or less than twenty percent (20%) of the prior day’s Closing Indicative Value;
(e) if the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable;
(f) if any of the initial Calculation Agents ceases to be a Calculation Agent hereunder; or
(g) JHD exercises their right to cause an early acceleration due to the termination of our agreement with them in certain circumstances.
If an Acceleration Event occurs at any time with respect to any tranche of the ETNs, we will have the right, but not the obligation, to effect an Event Acceleration of such ETNs; provided that, if JHD exercises their right to cause an early acceleration due to a termination of our agreement with them in certain circumstances, we will be obligated to accelerate all such ETNs that are outstanding within ten (10) calendar days of such termination.
“Primary Exchange” means the CBOE.
“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agents) for the overall market for futures or options contracts relating to (i) the Index or (ii) the underlying futures.
Market Disruption Events
A “Market Disruption Event” will be any event that, in the determination of the Calculation Agents, could materially interfere with our, our affiliates, third parties with whom we transact, or similarly situated third party’s ability to establish, maintain or unwind all or a material portion of a hedge that could be effected with respect to the ETNs, including, but not limited to:
■ a suspension, absence or material limitation of trading in option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, on their respective Primary Exchange or Related Exchange, as determined by the Calculation Agents,
■ option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures, if available, not trading on their respective Primary Exchange or Related Exchange, as determined by the Calculation Agents,
■ the Index Sponsor or the CBOE fails to publish or compute the Indices or VIX Index, or
■ any trading restriction imposed upon, option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, on their respective Primary Exchange or Related Exchange due to a price change in that respective instrument exceeding limits set by that market before the close of trading in that market on any day, as determined by the Calculation Agents.
The following events will not be a Market Disruption Event:
■ a limitation on the hours or numbers of days of trading, but only if the limitation results from a previously announced change in the regular business hours of the relevant market, and
■ a decision to permanently discontinue trading in the option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or the underlying futures.
For this purpose, an “absence or material limitation of trading” in, option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, on their respective Primary Exchange or Related Exchange will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in such instruments, by reason of:
■ a price change exceeding limits set by that market, or
■ an imbalance of orders relating to that stock, instrument or those contracts, or
■ a disparity in bid and ask quotes relating to that stock, instrument or those contracts,

will constitute a suspension or material limitation of trading in, option or futures contracts relating to the Index, the VIX Index, the S&P 500® Index, the component securities of the S&P 500® Index, or to the underlying futures, if available, in that primary market.
If a Market Disruption Event occurs and continues on any Index Business Day, the Calculation Agents will determine the Daily Index Performance on such Index Business Day based on their assessment of the level of the applicable underlying Index that would have prevailed on such Index Business Day were it not for such Market Disruption Event. In addition, if a Market Disruption Event occurs or is continuing on a Valuation Date, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following the earlier of (i) the first Index Business Day following such Valuation Date on which no Market Disruption Event occurs or is continuing or (ii) the fifth Index Business Day following such Valuation Date. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date or the Acceleration Date.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, for each tranche of the ETNs, we will treat the applicable stated principal amount outstanding as the principal amount of such ETNs. In case an event of default with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such ETNs will be determined by the Calculation Agents and will equal, for such ETNs that a holder then holds, the applicable Closing Indicative Value determined by the Calculation Agents occurring on the Index Business Day following the date on which such ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional ETNs that have the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects. Furthermore, on February 21, 2012, we temporarily suspended further issuances of the 2x Long ETNs due to internal limits on the size of ETNs. Since March 23, 2012 in respect of the 2x Long ETNs, we have placed conditions on our acceptance of offers to purchase these ETNs. These conditions include requiring counterparties to sell to us certain hedging instruments consistent with our hedging strategy, including but not limited to swaps. In addition, we may issue these ETNs into inventory of our affiliates to make them available for lending at or about prevailing market rates or to be sold to authorized market makers, other market participants or investors.
Discontinuation or Modification of the Index
If the Index Sponsor discontinues publication of the applicable underlying Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agents determine is comparable to that Index, then the Calculation Agents will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each a “Redemption Amount”), as applicable, by reference to the substitute index (the “Successor Index”).
If the Calculation Agents determine that the publication of the applicable underlying Index is discontinued and there is no Successor Index, the Calculation Agents will determine the applicable level of the applicable underlying Index as the case may be, and thus the applicable Redemption Amount by a computation methodology that the Calculation Agents determine will as closely as reasonably possible replicate the applicable underlying Index.
If the Calculation Agents determine that the applicable underlying Index, the underlying futures contracts or the method of calculating the applicable underlying Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the underlying futures contracts, or is due to any other reason and is not otherwise reflected in the level of the applicable underlying Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agents will be permitted (but not required) to make such adjustments in the applicable underlying Index or the method of its calculation as they believe are appropriate to ensure that the applicable closing level of the applicable underlying Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Role of Calculation Agents
Credit Suisse International (“CSI”), an affiliate of ours, and JHI will serve as the Calculation Agents. The Calculation Agents will, in their reasonable discretion, make all calculations and determinations regarding the value of the ETNs, including at maturity or upon redemption by Credit Suisse, Market Disruption Events (see “Market Disruption Events”), Business Days and Index Business Days, the Daily Investor Fee amount, the Daily Accrual, the closing level of the applicable underlying Index on any Index Business Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of the ETNs at maturity, upon redemption or upon acceleration by Credit Suisse and any other calculations or determinations to be made by the Calculation Agents as specified herein.
If any of the Calculation Agents cease to perform their respective roles, we will either, at our sole discretion, perform such roles, appoint another party to do so or accelerate the ETNs.
Description of Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the Credit Suisse X-Links® Monthly Pay 2xLeveraged Alerian MLP Index Exchange Traded Notes due May 16, 2036 (the “ETNs”) will be based on the the monthly compounded leveraged performance of the price return version of the Alerian MLP Index (the “Index”). The Index measures the performance of leading energy Master Limited Partnerships, or MLPs (the “Index Constituents”), as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. Each Index Constituent must, among other requirements as described herein, be a publicly traded partnership or limited liability company, earn the majority of its cash flow from qualifying activities involving energy commodities, and have a market capitalization of at least $75 million.
Inception, Issuance and Maturity
The “Initial Trade Date” of the ETNs is May 17, 2016. The “Initial Settlement Date” of the ETNs is May 20, 2016. The scheduled maturity date of the ETNs is May 16, 2036.
Denomination
The denomination and Stated Principal Amount of each ETN is $25.00. Additional ETNs may be issued at a price that is higher or lower than the Stated Principal Amount.
Intraday Index Level
On each Trading Day, the Index Calculation Agent, or a successor Index Calculation Agent, will calculate and publish the intraday level of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “AMZ”. The actual Index Closing Level, which is the closing level of the Index on any Trading Day, may vary, and on a cumulative basis over the term of the ETNs, may vary significantly, from the intraday level of the Index. In addition, the intraday level of the Index is likely to differ materially from the Index Closing Level used to determine the payment at maturity or upon early redemption, our call or acceleration.
Closing Indicative Value of the ETNs
The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal:
(a) the product of
(i) the Current Principal Amount, multiplied by
(ii) the Index Factor as of such Trading Day, plus

(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus
(d) the Accrued Fees as of such Trading Day.
If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.
Although the Closing Indicative Value approximates the Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount of the ETNs as of the applicable time, it is neither the Cash Settlement Amount nor the Call Settlement Amount nor the Acceleration Settlement Amount. The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:
■ The Cash Settlement Amount, the Call Settlement Amount and the Acceleration Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, respectively, and not the Index Closing Level on a single day;
■ The relevant Index Closing Levels during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;
■ The Index Performance Ratio during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and
■ The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period, the Call Valuation Period and the Acceleration Valuation Period, as applicable.
In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.
Intraday Indicative Value of the ETNs
Generally, “intraday indicative value” is meant to approximate the expected trading value of the ETNs in a liquid market. The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor, and is equal to:
(a) the product of
(i) the Current Principal Amount, multiplied by
(ii) the Index Factor calculated based on the most recently reported intraday level of the Index at such time, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus
(d) the Accrued Fees as of such Trading Day.
The calculation of the Closing Indicative Value or the Intraday Indicative Value will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of the ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the ETNs may be different from their indicative value.
The calculation of the Closing Indicative Value or the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.
The Closing Indicative Value and the Intraday Indicative Value of the ETNs will be published on each Trading Day under the Bloomberg ticker symbol “AMJLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^AMJL-IV.” The publishing of such values is subject to delay or postponement.
The actual trading price of the ETNs may be different from their Closing Indicative Value or the Intraday Indicative Value as well as from any other payment holders may be entitled to receive on the ETNs. The Intraday Indicative Value of the ETNs, published at least every 15 seconds during normal trading hours, which is currently from 9:30 a.m. to 4:00 p.m. (New York City time), will be based on the intraday values of the Index, and may not be equal to the payment at maturity or upon early redemption, our call or acceleration.

Trading Price of the ETNs
The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which a holder may be able to sell its ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which a holder may be able to sell its ETNs at a particular time.
Coupon Payment
For each ETN a holder holds on a Coupon Record Date, such holder will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date (the “Coupon Amount”). The Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. If the Reference Distribution Amount on such Coupon Valuation Date is zero, holders will not receive any Coupon Amount on the related Coupon Payment Date.
The “Reference Distribution Amount” is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.
Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.
The “Coupon Payment Date” means the fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date, the Call Valuation Date or the Acceleration Valuation Date, as applicable, may be the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date, respectively, subject to adjustment as described herein. The initial Coupon Payment Date was June 21, 2016.
If the Maturity Date, the Call Settlement Date or the Acceleration Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date, (b) the Call Settlement Date, or (c) the Acceleration Settlement Date if, as of the corresponding Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount, Call Settlement Amount or Acceleration Settlement Amount, as applicable. See “Cash Settlement Amount at Maturity,” “Our Call Right” and “Acceleration Upon Minimum Closing Indicative Value.”
The “Coupon Valuation Date” means the last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was May 31, 2016.
The “Coupon Record Date” means the ninth (9th) Business Day following the corresponding Coupon Valuation Date.
The “Coupon Ex-Date” means, with respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the first Trading Day prior to the applicable Coupon Record Date).
The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index

Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.
The “Index Divisor” is, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index. The Index Divisor as of January 24, 2020 was 355248790.202293.
“record date” means, with respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.
“ex-dividend date” means, with respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “Maturity Date” for the ETNs is May 16, 2036.
For each ETN a holder holds, unless earlier redeemed, called or accelerated, such holder will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
The “Stub Reference Distribution Amount” is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date, Call Valuation Date or Acceleration Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.
Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.
As of any date of determination, the “Accrued Fees” will be the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.
The “Final Valuation Period” is the five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “Market Disruption Event.”
The “Final Valuation Date” is May 13, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.
The “Financing Level” is, as of any date of determination, an amount equal to the Current Principal Amount as of such date.
The “Accrued Financing Charge” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Financing Charge will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.

The “Financing Rate” is, as of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.
The “Accrued Tracking Fee” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Tracking Fee will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.
The “Tracking Fee” is, as of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.
The “Tracking Rate” is 0.85% per annum.
The “ETN Performance Factor” is, as determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:
1 + 2 × (Index Closing Level — Reset Initial Closing Level) / Reset Initial Closing Level.
The “Current Principal Amount” was equal to $25.00 per ETN on the Initial Trade Date.
With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:
If such Trading Day is a Reset Date:
Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date
If such Trading Day is not a Reset Date:
Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day.
“Reset Date” refers to any Monthly Reset Date and any Leverage Reset Date. In the event of a Leverage Reset Event, the Current Principal Amount will be reset as described below under “Leverage Reset Events.”
“Monthly Reset Date” is the first Trading Day of each month, beginning on June 1, 2016 and ending on May 1, 2036, subject to adjustment as described under “Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date or the Acceleration Date.
“Monthly Valuation Date” is the last Trading Day of each month, beginning on May 31, 2016 and ending on April 30, 2036, subject to adjustment as described under “Market Disruption Event.”
“Reset Valuation Date” refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.
The “Index Factor” will be calculated as follows:
1 + (2 × Index Performance Ratio)
The “Index Performance Ratio” on any Trading Day, will be:
Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level

The “Index Valuation Level,” as determined by the Calculation Agent, on (1) any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date, Call Valuation Date or Acceleration Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.
On the Initial Trade Date, the “Reset Initial Closing Level” was 302.48, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.
The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on the New York Stock Exchange (the “NYSE”) Global Index Feed or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
The “Index Calculation Agent” will be Standard & Poor’s Financial Services LLC (a subsidiary of The McGraw-Hill Companies, Inc.) (“Standard & Poor’s” or “S&P”). The Index Calculation Agent will be responsible for calculating and publishing the level of the Index.
“Trading Day” means any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.
Early Redemption at the Option of the Holders
Subject to compliance with the procedures described below under “Early Redemption Procedures” and the potential postponements and adjustments as described under “Market Disruption Event,” holders may submit a request (the “Redemption Notice”) to have us redeem their ETNs, in whole or in part, on any Trading Day through and including the final Redemption Notice Date, which will be May 6, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”) provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date; and (ii) a holder requests that we redeem a minimum of 50,000 ETNs. To satisfy the minimum redemption amount, a holder’s broker or other financial intermediary may bundle such holder’s ETNs for redemption with those of other investors to reach this minimum amount of 50,000 ETNs; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Early Redemption Procedures,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The ETNs will be redeemed and the holders will receive payment for their ETNs on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Settlement Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “Market Disruption Event.” Holders must comply with the early redemption procedures described below in order to redeem their ETNs.
The “Redemption Valuation Date” means the Trading Day following the applicable Redemption Notice Date (as defined below), subject to adjustment as described under “Market Disruption Event.”
If a holder exercises its right to have us redeem its ETNs, subject to compliance with the procedures described under “Early Redemption Procedures,” for each applicable ETN such holder holds, such holder will receive a cash payment on the relevant Redemption Settlement Date equal to:
(a) the product of
(i) the Current Principal Amount multiplied by
(ii) the Index Factor as of the Redemption Valuation Date, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus

(c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus
(d) the Accrued Fees as of the Redemption Valuation Date, minus
(e) the Redemption Fee.
We refer to this cash payment as the “Redemption Settlement Amount.”
If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
We will inform holders of such Redemption Settlement Amount on the first Trading Day following the applicable Redemption Valuation Date.
Holders may lose some or all of their investments upon early redemption. Because the Accrued Fees and the Redemption Fee reduce the final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for a holder to receive an aggregate amount equal to or greater than its initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, holders will lose some or all of their investments upon early redemption.
The “Accrued Fees” will be calculated as of any Redemption Valuation Date as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.
The “Accrued Tracking Fee” as of any Redemption Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date.
The “Accrued Financing Charge” as of any Redemption Valuation Date is an amount equal to (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of the applicable Redemption Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the applicable Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the applicable Redemption Valuation Date, divided by (b) 360.
The “Redemption Fee” means the product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.
Early Redemption Procedures
If a holder wishes to offer its ETNs to Credit Suisse for early redemption, such holder’s broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of early redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m. (New York City time) on any Trading Day, the immediately following Trading Day will be the applicable “Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. (New York City time), the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after May 6, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date or Acceleration Valuation Date. If Credit Suisse receives such Redemption Notice prior to 4:00 p.m. (New York City time), on any Trading Day, Credit Suisse will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date. Credit Suisse or one of its affiliates must acknowledge to such broker or other person with whom the holder holds its ETNs acceptance of the Redemption Notice in order for such holder’s early redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m. (New York City time), on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;

■ Instruct the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time), on the applicable Redemption Settlement Date (the third Business Day following the Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker or other person with whom such holder holds its ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) its broker satisfying the additional requirements as set forth in the second, third and fourth bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the holder’s broker prior to 4:00 p.m. (New York City time) and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, such notice will not be effective for such Trading Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Trading Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms an offer for early redemption.
Our Call Right
We have the right to call all, but not less than all, of the issued and outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice (the “Call Notice”) to the holders of the ETNs, such call to occur on any Business Day through and including the Maturity Date (the “Call Settlement Date”). We will specify the Call Settlement Date in the Call Notice. In the event we exercise our Call Right, holders will receive for each ETN they hold a cash payment equal to:
(a) the product of
(i) the Current Principal Amount multiplied by
(ii) the Index Factor as of the Call Valuation Date, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus
(d) the Accrued Fees as of the Call Valuation Date.
We refer to this cash payment as the “Call Settlement Amount.” If the amount calculated above is less than zero, the Call Settlement Amount will be zero.
The “Call Valuation Date” will be a scheduled Trading Day that will be specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustment.
The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “Market Disruption Event.”
We will inform holders of such Call Settlement Amount on the first Business Day following the Call Valuation Date.
The Accrued Fees will be calculated as of the Call Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Call Valuation Date plus (ii) the Accrued Financing Charge as of the Call Valuation Date.
The “Accrued Tracking Fee” as of the Call Valuation Date is an amount equal to the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date.
The “Accrued Financing Charge” as of the Call Valuation Date will equal (i) the Financing Rate as of the Call Valuation Date, multiplied by (ii) the Financing Level as of the Call Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Call Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date, divided by (b) 360.

Acceleration Upon Minimum Closing Indicative Value
If, at any time, the Closing Indicative Value (as defined below) for the ETNs on any Trading Day equals $5.00 or less (each such day, an “Acceleration Date”), all issued and outstanding ETNs will be automatically accelerated and mandatorily redeemed by us, even if the Closing Indicative Value of the ETNs would later exceed $5.00 on any subsequent Trading Day during the five consecutive Trading Days beginning on, and including, the Trading Day immediately following the Acceleration Date and ending on, and including, the Acceleration Valuation Date (the “Acceleration Valuation Period”), for a cash payment equal to the Acceleration Settlement Amount. The final Trading Day of the Acceleration Valuation Period is the “Acceleration Valuation Date.”
If the ETNs are accelerated, holders will receive per ETN they hold a cash payment on the third Trading Day following the Acceleration Valuation Date (the “Acceleration Settlement Date”) equal to:
(a) the product of
(i) the Current Principal Amount multiplied by
(ii) the Index Factor as of the Acceleration Valuation Date, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Acceleration Valuation Date if on the Acceleration Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of the Acceleration Valuation Date, minus
(d) the Accrued Fees as of the Acceleration Valuation Date.
We refer to this cash payment as the “Acceleration Settlement Amount.” If the amount so calculated is less than zero, the Acceleration Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. If the minimum Closing Indicative Value threshold of the ETNs has been breached, holders will receive on the Acceleration Settlement Date only the Acceleration Settlement Amount in respect of their investments in the ETNs.
The “Accrued Fees” will be calculated as of the Acceleration Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Acceleration Valuation Date and (ii) the Accrued Financing Charge as of the Acceleration Valuation Date.
The “Accrued Tracking Fee” as of the Acceleration Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Acceleration Valuation Date.
The “Accrued Financing Charge” as of the Acceleration Valuation Date will equal (i) the Financing Rate as of the Acceleration Valuation Date, multiplied by (ii) the Financing Level as of the Acceleration Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Acceleration Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Acceleration Valuation Date, divided by (b) 360.
Subject to the prior verification by the Calculation Agent that the Closing Indicative Value of $5.00 or less was accurately calculated by the IV Calculation Agent, we must provide notice to the holders of the ETNs that the minimum Closing Indicative Value threshold of the ETNs has been breached not less than five calendar days prior to the Acceleration Settlement Date.
The “Closing Indicative Value” of the ETNs on the Initial Trade Date was equal to $25.00 and on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of such Trading Day, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus (d) the Accrued Fees as of such Trading Day.
The “IV Calculation Agent” will be NYSE Arca. The IV Calculation Agent will calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs.
If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.

Leverage Reset Events
A Leverage Reset Event will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of the ETNs relative to such an increase before the occurrence of the Leverage Reset Event.
A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0.
Upon the occurrence of a Leverage Reset Event, the Current Principal Amount of the ETNs will be reset on the applicable Leverage Reset Date so that it will equal (a) the product of the Current Principal Amount as of the immediately preceding Trading Day and the Index Factor on the immediately preceding Leverage Reset Valuation Date, minus (b) the Accrued Fees on the immediately preceding Leverage Reset Valuation Date.
In the event of a Leverage Reset Event, the Financing Rate will not be adjusted.
Leverage Reset Events may occur multiple times over the term of the ETNs and may occur multiple times during a single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging the ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on the ETNs relative to such an increase before the occurrence of such Leverage Reset Event.
The “Accrued Fees” will be calculated as of the Leverage Reset Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Leverage Reset Valuation Date and (ii) the Accrued Financing Charge as of the Leverage Reset Valuation Date.
The “Accrued Tracking Fee” as of the Leverage Reset Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date.
The “Accrued Financing Charge” as of the Leverage Reset Valuation Date will equal (i) the Financing Rate as of the Leverage Reset Valuation Date, multiplied by (ii) the Financing Level as of the Leverage Reset Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Reset Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date, divided by (b) 360.
An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Averaging Trading Day.
With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment. The “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment as described under “Market Disruption Event.”
Calculation Agent
Our affiliate, Credit Suisse International (“CSi”), will act as the calculation agent (the “Calculation Agent”). The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay holders on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay holders on the Redemption Settlement Date, if applicable, the Call Settlement Amount, if any, that we will pay holders on the Call Settlement Date, if applicable, or the Acceleration Settlement Amount, if any, that we will pay holders on the Acceleration Settlement Date, if applicable, whether an acceleration upon minimum Closing Indicative Value has occurred, whether a Leverage Reset Event has occurred, and whether any day is a Business Day or a Trading Day.

Market Disruption Event
To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Trading Day (as defined below), the Index Closing Level for such Averaging Trading Day will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Trading Day”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Trading Day would fall on a date originally scheduled to be an Averaging Trading Day. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Trading Day, for purposes of determining the Index Closing Level on any Averaging Trading Day, the Calculation Agent, as the case may be, will apply the Index Closing Level for such Deferred Averaging Trading Day (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Trading Day.
To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on any Redemption Valuation Date, the Index Closing Level for such Redemption Valuation Date will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing.
In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Trading Day, Reset Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event.
If a Market Disruption Event occurs on any Reset Valuation Date, the Index Closing Level for such Reset Valuation Date will be determined by the Calculation Agent on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing. If any Reset Valuation Date is postponed as described above, the succeeding Reset Date will occur on the Trading Day immediately following the postponed Reset Valuation Date.
An “Averaging Trading Day” means each of the Trading Days during a Valuation Period, subject to adjustment as described herein.
Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its sole discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to rely on the Index Closing Level on such date.
Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:
(a) suspension, absence or material limitation of trading in a material number of the Index Constituents for more than two (2) hours or during the one-half (1/2) hour before the close of trading in the applicable market or markets;
(b) suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;
(c) the level of the Index is not published; or
(d) in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Supplemental Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
(b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation
If the entity that publishes the Index discontinues publication of or otherwise fails to publish the Index, and such entity or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Index Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.
Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.
If the entity publishing the Index discontinues publication of the Index prior to, and such discontinuation is continuing on any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The Alerian MLP Index.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the ETNs.
If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay holders on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay holders on the Redemption Settlement Date, if applicable, the Call Settlement Amount, if any, that we will pay holders on the Call Settlement Date, if applicable, or the Acceleration Settlement Amount, if any, that we will pay holders on the Acceleration Settlement Date, if applicable, based on the index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).
Default Amount on Acceleration
If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per ETN, if any, with respect to the final Coupon Payment Date, as described above under “Coupon Payment,” calculated as if the date of acceleration was the last Trading Day in the last applicable Valuation Period prior to the Maturity Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in such accelerated Valuation Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Final Valuation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.
For the purpose of determining whether the holders of our Senior Medium-Term Notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the outstanding Stated Principal Amount of the Senior Medium-Term Notes as constituting the outstanding Stated Principal Amount of the ETNs. Although the terms of the ETNs may differ from those of the other

Senior Medium-Term Notes, holders of specified percentages in Stated Principal Amount of all Senior Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Senior Medium-Term Notes, including the ETNs.
Default Amount
The default amount for the ETNs on any day will be an amount in U.S. dollars for the principal of the ETNs, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to the ETNs. That cost will equal the sum of:
(a) the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
(b) the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in paragraph (a) above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:
(a) no quotation of the kind referred to above is obtained, or
(b) every quotation of that kind obtained is objected to within five Business Days after the due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Current Principal Amount of the ETNs.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
■ A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
■ P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity or upon early redemption, our call or acceleration will be made to accounts designated by holders and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day
When we refer to a Business Day with respect to the ETNs, we mean a day that is a Business Day of the kind described below under “General Terms of the ETNs—Business Days”.
Modified Business Day
Any payment on the ETNs that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “Cash Settlement Amount at Maturity,” “Early Redemption at the Option of the Holders” and “Our Call Right” above.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Description of Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT Exchange Traded Notes due July 11, 2036
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the Credit Suisse X-Links® Monthly Pay 2xLeveraged Mortgage REIT Exchange Traded Notes due May 16, 2036 (the “ETNs”) will be based on the monthly compounded leveraged performance of the price return version of the FTSE NAREIT All Mortgage Capped Index (the “Index”). The Index measures the performance of tax-qualified U.S. mortgage real estate investment trusts (“Mortgage REITs”) with more than 50% of total assets invested in mortgage loans or mortgage-backed securities secured by interests in real property (the “Index Constituents”), as selected and ranked by the Index Sponsor in accordance with the Index methodology described herein. Each Index Constituent must, among other requirements as described herein, be a tax-qualified Mortgage REIT that is listed on the New York Stock Exchange, the NYSE Arca or the NASDAQ National Market List.
Inception, Issuance and Maturity
The “Initial Trade Date” of the ETNs is July 12, 2016. The “Initial Settlement Date” of the ETNs is July 15, 2016. The scheduled maturity date of the ETNs is July 11, 2036.
Intraday Index Level
On each Trading Day, the Index Calculation Agent, or a successor Index Calculation Agent, will calculate and publish the intraday level of the Index every 15 seconds during normal trading hours on Reuters under the RIC “.FTFNMRC” and on Bloomberg under the ticker symbol “FNMRC”. The actual Index Closing Level, which is the closing level of the Index on any Trading Day, may vary, and on a cumulative basis over the term of the ETNs, may vary significantly, from the intraday level of the Index. In addition, the intraday level of the Index is likely to differ materially from the Index Closing Level used to determine the payment at maturity or upon early redemption or our call.
Closing Indicative Value of the ETNs
The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will equal:
(a) the product of
(i) the Current Principal Amount, multiplied by
(ii) the Index Factor as of such Trading Day, plus

(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus
(d) the Accrued Fees as of such Trading Day.
If the Closing Indicative Value of the ETNs is equal to or less than zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.
Although the Closing Indicative Value approximates the Cash Settlement Amount and the Call Settlement Amount of the ETNs as of the applicable time, it is neither the Cash Settlement Amount nor the Call Settlement Amount. The Cash Settlement Amount and the Call Settlement Amount are likely to differ from the Closing Indicative Value, and the difference may be material. This is because:
■ The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Closing Levels during the Final Valuation Period and the Call Valuation Period, respectively, and not the Index Closing Level on a single day;
■ The relevant Index Closing Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Closing Level used to calculate the Closing Indicative Value;
■ The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and
■ The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.
■ In addition, the Redemption Settlement Amount differs from the Closing Indicative Value because it is reduced by the Redemption Fee and the Index Closing Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.
Intraday Indicative Value of the ETNs
Generally, “intraday indicative value” is meant to approximate the expected trading value of the ETNs in a liquid market. The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor, and is equal to:
(a) the product of
(i) the Current Principal Amount, multiplied by
(ii) the Index Factor calculated based on the most recently reported intraday level of the Index at such time, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before such Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of such Trading Day, minus
(d) the Accrued Fees as of such Trading Day.
The calculation of the Closing Indicative Value or the Intraday Indicative Value will be provided for reference purposes only. It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale or termination of the ETNs, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. The levels of the Index provided by the Index Calculation Agent will not necessarily reflect the depth and liquidity of the Index Constituents. For this reason and others, the actual trading price of the ETNs may be different from their indicative value.
The calculation of the Closing Indicative Value or the Intraday Indicative Value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.
The Closing Indicative Value and the Intraday Indicative Value of the ETNs will be published on each Trading Day under the Bloomberg ticker symbol “REMLIV <INDEX>” and under the Yahoo! Finance ticker symbol “^REML-IV.” The publishing of such values is subject to delay or postponement.
The actual trading price of the ETNs may be different from their Closing Indicative Value or the Intraday Indicative Value as well as from any other payment holders may be entitled to receive on the ETNs. The Intraday Indicative Value of the ETNs, published at least every 15 seconds during normal trading hours, which is currently from 9:30 a.m. to 4:00 p.m. (New York City time), will be based on the intraday values of the Index, and may not be equal to the payment at maturity or upon early redemption or our call.

Trading Price of the ETNs
The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which holders may be able to sell their ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which holders may be able to sell their ETNs at a particular time.
Coupon Payment
For each ETN a holder holds on a Coupon Record Date, such holder will receive on the applicable Coupon Payment Date an amount in cash equal to the Reference Distribution Amount, if any, as of the applicable Coupon Valuation Date (the “Coupon Amount”). The Coupon Amount payable on any Coupon Payment Date will equal the sum of the net cash dividends or distributions that a Reference Holder of Index Constituents would have been entitled to receive in respect of the Index Constituents during the relevant period. If the Reference Distribution Amount on such Coupon Valuation Date is zero, holders will not receive any Coupon Amount on the related Coupon Payment Date.
The “Reference Distribution Amount” is (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the Initial Trade Date to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.
Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount.
The “Coupon Payment Date” means the fifteenth (15th) Business Day following each Coupon Valuation Date, provided that a scheduled Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date or the Call Valuation Date, as applicable, may be the Maturity Date or the Call Settlement Date, respectively, subject to adjustment as described herein. The initial Coupon Payment Date was August 19, 2016.
If the Maturity Date or the Call Settlement Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (a) the Maturity Date or (b) the Call Settlement Date if, as of the corresponding Final Valuation Date or Call Valuation Date, as applicable, the Coupon Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount or Call Settlement Amount, as applicable.
The “Coupon Valuation Date” means the last scheduled Trading Day of each calendar month during the term of the ETNs (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was July 29, 2016.
The “Coupon Record Date” means the ninth (9th) Business Day following the corresponding Coupon Valuation Date.
The “Coupon Ex-Date” means, with respect to a Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive the Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the first Trading Day prior to the applicable Coupon Record Date).
The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to two times (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date, multiplied by (2) the Reset Initial Closing Level, divided by the Current Principal Amount. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.

The “Index Divisor” is, as of any date of determination, the divisor used by the Index Calculation Agent to calculate the level of the Index. The Index Divisor as of January 10, 2020 was 83.418308.
“record date” means, with respect to a dividend or distribution on an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.
“ex-dividend date” means, with respect to a dividend or distribution on an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.
Cash Settlement Amount at Maturity
The “Maturity Date” for the ETNs is July 11, 2036.
For each ETN a holder holds, unless earlier redeemed or called, such holder will receive on the Maturity Date a cash payment equal to (a) the product of (i) the Current Principal Amount, multiplied by (ii) the Index Factor as of the Final Valuation Date, plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Reference Distribution Amount, if any, as of the Final Valuation Date, minus (d) the Accrued Fees as of the Final Valuation Date. We refer to this amount as the “Cash Settlement Amount.” If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
The “Stub Reference Distribution Amount” is (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if such date of determination occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Trade Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during any Valuation Period, the Reference Holder will be deemed to hold 4/5, 3/5, 2/5 and 1/5 of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Valuation Period.
Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount.
As of any date of determination, the “Accrued Fees” will be the sum of (i) the Accrued Tracking Fee as of such date, plus (ii) the Accrued Financing Charge as of such date.
The “Final Valuation Period” is the five consecutive Trading Days ending on and including the Final Valuation Date. The Final Valuation Period is subject to adjustment as described under “Market Disruption Event.”
The “Final Valuation Date” is July 8, 2036, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustment.
The “Financing Level” is, as of any date of determination, an amount equal to the Current Principal Amount as of such date.
The “Accrued Financing Charge” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Financing Charge will equal (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of such date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day, divided by (b) 360.
The “Financing Rate” is, as of any date of determination, the sum of (a) the Financing Spread and (b) the London interbank offered rate (British Banker’s Association) for three-month deposits in U.S. Dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the immediately preceding Monthly Valuation Date (or, if such date of determination is on or before the initial Monthly Valuation Date, the Initial Trade Date), provided that such Monthly Valuation Date or Initial

Trade Date, as applicable, is a London business day (or if any such date is not a London business day, the London business day immediately preceding it). “London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close and is also a day on which dealings in U.S. dollars are transacted in the London interbank market.
The “Accrued Tracking Fee” as of the Initial Trade Date was equal to $0. As of any other Trading Day, the Accrued Tracking Fee will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Trading Day.
The “Tracking Fee” is, as of any date of determination, an amount per ETN equal to (i) the Tracking Rate, multiplied by (ii) the ETN Performance Factor as of the immediately preceding Trading Day, multiplied by (iii) a fraction, the numerator of which is the total number of calendar days from, but excluding, the immediately preceding Trading Day to, and including, such date of determination, and the denominator of which is 365.
The “Tracking Rate” is 0.50% per annum.
The “ETN Performance Factor” is, as determined by the Calculation Agent as of any date of determination, an amount per ETN equal to the product of (i) the Current Principal Amount, multiplied by (ii) the number calculated as follows:
1 + 2 × (Index Closing Level — Reset Initial Closing Level) / Reset Initial Closing Level.
The “Current Principal Amount” was equal to $25.00 per ETN on the Initial Trade Date.
With respect to any other Trading Day, the Current Principal Amount for each ETN will be determined as follows:
If such Trading Day is a Reset Date:
Current Principal Amount = (Current Principal Amount as of the immediately preceding Trading Day × Index Factor on the immediately preceding Reset Valuation Date) — Accrued Fees on the immediately preceding Reset Valuation Date
If such Trading Day is not a Reset Date:
Current Principal Amount = Current Principal Amount as of the immediately preceding Trading Day.
“Reset Date” refers to any Monthly Reset Date and any Leverage Reset Date. In the event of a Leverage Reset Event, the Current Principal Amount will be reset as described below under “Leverage Reset Events.”
“Monthly Reset Date” is the first Trading Day of each month, beginning on August 1, 2016 and ending on July 1, 2036, subject to adjustment as described under “Market Disruption Event”; provided, however, that no Monthly Reset Date will occur on or after the Call Valuation Date.
“Monthly Valuation Date” is the last Trading Day of each month, beginning on July 29, 2016 and ending on June 30, 2036, subject to adjustment as described under “Market Disruption Event.”
“Reset Valuation Date” refers to any Monthly Valuation Date and any Leverage Reset Valuation Date.
The “Index Factor” will be calculated as follows:
1 + (2 × Index Performance Ratio)
The “Index Performance Ratio” on any Trading Day, will be:
Index Valuation Level — Reset Initial Closing Level
Reset Initial Closing Level
The “Index Valuation Level,” as determined by the Calculation Agent, on (1) any Averaging Trading Day will equal (a) 1/5, multiplied by (b)(i) the sum of the Index Closing Levels on each Trading Day from, and including, the first Trading Day in the applicable Valuation Period, to, but excluding, such Trading Day, plus (ii) the number of Trading Days from, and including, such Trading Day to, and including the Final Valuation Date or Call Valuation Date, as applicable, multiplied by the Index Closing Level on such Trading Day, or (2) on any other date of determination, including any Reset Valuation Date or any Redemption Valuation Date, will equal the Index Closing Level on such date.

On the Initial Trade Date, the “Reset Initial Closing Level” was 787.22, the Index Closing Level on the Initial Trade Date. On any other date of determination, the Reset Initial Closing Level will equal the Index Closing Level on the Reset Valuation Date immediately preceding such date of determination.
The “Index Closing Level” is, on any Trading Day, the closing level of the Index as reported on Thomson Reuters (“Reuters”) or Bloomberg L.P. (“Bloomberg”). If the closing level of the Index as reported on Reuters (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Closing Level will be the closing level of the Index as calculated by the Index Calculation Agent.
The “Index Calculation Agent” will be FTSE International Limited (“FTSE”). The Index Calculation Agent will be responsible for calculating and publishing the level of the Index.
“Trading Day” means any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.
Early Redemption at the Option of the Holders
Subject to compliance with the procedures described below under “Early Redemption Procedures” and the potential postponements and adjustments as described under “Market Disruption Event,” holders may submit a request (the “Redemption Notice”) to have us redeem their ETNs, in whole or in part, on any Trading Day through and including the final Redemption Notice Date, which will be June 30, 2036 (each Trading Day that a Redemption Notice is delivered or, if a Redemption Notice is delivered on a day that is not a Trading Day, the next Trading Day, a “Redemption Notice Date”) provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date; and (ii) a holder requests that we redeem a minimum of 50,000 ETNs. To satisfy the minimum redemption amount, a holder’s broker or other financial intermediary may bundle such holder’s ETNs for redemption with those of other investors to reach this minimum amount of 50,000 ETNs; however, there can be no assurance that they can or will do so. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Early Redemption Procedures,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The ETNs will be redeemed and the holders will receive payment for their ETNs on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Settlement Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “Market Disruption Event.” Holders must comply with the early redemption procedures described below in order to redeem their ETNs.
The “Redemption Valuation Date” means the Trading Day following the applicable Redemption Notice Date (as defined below), subject to adjustment as described under “Market Disruption Event.”
If a holder exercises its right to have us redeem its ETNs, subject to compliance with the procedures described under “Early Redemption Procedures,” for each applicable ETN such holder holds, such holder will receive a cash payment on the relevant Redemption Settlement Date equal to:
(a) the product of
(i) the Current Principal Amount multiplied by
(ii) the Index Factor as of the Redemption Valuation Date, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date, minus
(d) the Accrued Fees as of the Redemption Valuation Date, minus
(e) the Redemption Fee.
We refer to this cash payment as the “Redemption Settlement Amount.”

If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
We will inform holders of such Redemption Settlement Amount on the first Trading Day following the applicable Redemption Valuation Date.
Holders may lose some or all of their investments upon early redemption. Because the Accrued Fees and the Redemption Fee reduce the final payment, the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, will need to be sufficient to offset the negative effect of the Accrued Fees and the Redemption Fee, if applicable, in order for a holder to receive an aggregate amount equal to or greater than its initial investment in the ETNs. If the monthly compounded leveraged return of the Index plus any Coupon Amounts and any Stub Reference Distribution Amount as of the Redemption Valuation Date, if any, is insufficient to offset such a negative effect or if the monthly compounded leveraged return of the Index is negative, Holders will lose some or all of their investments upon early redemption.
The “Accrued Fees” will be calculated as of any Redemption Valuation Date as the sum of (i) the Accrued Tracking Fee as of such date and (ii) the Accrued Financing Charge as of such date.
The “Accrued Tracking Fee” as of any Redemption Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, such Redemption Valuation Date.
The “Accrued Financing Charge” as of any Redemption Valuation Date is an amount equal to (i) the Financing Rate as of such date, multiplied by (ii) the Financing Level as of the applicable Redemption Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the applicable Redemption Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the applicable Redemption Valuation Date, divided by (b) 360.
The “Redemption Fee” means the product of (a) 0.125%, multiplied by (b) the Current Principal Amount, multiplied by (c) the Index Factor as of the applicable Redemption Valuation Date.
Early Redemption Procedures
■ If a holder wishes to offer its ETNs to Credit Suisse for early redemption, such holder’s broker or other person with whom its holds its ETNs must follow the following procedures:
■ Deliver a notice of early redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m. (New York City time) on any Trading Day, the immediately following Trading Day will be the applicable “Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. (New York City time), the applicable Redemption Valuation Date will be the second following Trading Day. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us after June 30, 2036 or on any day after the fifth Trading Day preceding the Call Valuation Date. If Credit Suisse receives such Redemption Notice prior to 4:00 p.m. (New York City time), on any Trading Day, Credit Suisse will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such holder’s early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date. Credit Suisse or one of its affiliates must acknowledge to such holder’s broker or other person with whom it holds its ETNs acceptance of the Redemption Notice in order for such holder’s early redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m. (New York City time), on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Instruct the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time), on the applicable Redemption Settlement Date (the third Business Day following the Redemption Valuation Date).

The holder is responsible for (i) instructing or otherwise causing its broker or other person with whom it holds its ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) its broker satisfying the additional requirements as set forth in the second, third and fourth bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the holder’s broker prior to 4:00 p.m. (New York City time) and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such early redemption request by 7:30 p.m. (New York City time), on the Trading Day prior to the applicable Redemption Valuation Date, such notice will not be effective for such Trading Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Trading Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms the offer for early redemption.
Our Call Right
We have the right to call all, but not less than all, of the issued and outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice (the “Call Notice”) to the holders of the ETNs, such call to occur on any Business Day through and including the Maturity Date (the “Call Settlement Date”). We will specify the Call Settlement Date in the Call Notice. In the event we exercise our Call Right, holders will receive for each ETN they hold a cash payment equal to:
(a) the product of
(i) the Current Principal Amount multiplied by
(ii) the Index Factor as of the Call Valuation Date, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus
(d) the Accrued Fees as of the Call Valuation Date.
We refer to this cash payment as the “Call Settlement Amount.” If the amount calculated above is less than zero, the Call Settlement Amount will be zero.
The “Call Valuation Date” will be a scheduled Trading Day that will be specified in the Call Notice, unless such day is not a Trading Day, in which case the Call Valuation Date will be the next Trading Day, subject to adjustment.
The “Call Valuation Period” will be the five consecutive Trading Days ending on and including the Call Valuation Date. The Call Valuation Period is subject to adjustment as described under “Market Disruption Event.”
We will inform holders of such Call Settlement Amount on the first Business Day following the Call Valuation Date.
The Accrued Fees will be calculated as of the Call Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Call Valuation Date plus (ii) the Accrued Financing Charge as of the Call Valuation Date.
The “Accrued Tracking Fee” as of the Call Valuation Date is an amount equal to the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date.
The “Accrued Financing Charge” as of the Call Valuation Date will equal (i) the Financing Rate as of the Call Valuation Date, multiplied by (ii) the Financing Level as of the Call Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Call Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Call Valuation Date, divided by (b) 360.
Leverage Reset Events
A Leverage Reset Event will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0. This means that after a Leverage Reset Event, any increase in the Index Closing Level will have less of a positive effect on the value of the ETNs relative to such an increase before the occurrence of the Leverage Reset Event.

A “Leverage Reset Event” occurs if, on any Trading Day (other than an Excluded Day, as defined herein), the Index Closing Level is equal to or less than 80% of the Index Closing Level on the most recent Reset Valuation Date. If a Leverage Reset Event occurs, the Current Principal Amount of the ETNs will be reset as described below, which will have the effect of deleveraging the ETNs with the aim of resetting the then-current leverage to approximately 2.0.
Upon the occurrence of a Leverage Reset Event, the Current Principal Amount of the ETNs will be reset on the applicable Leverage Reset Date so that it will equal (a) the product of the Current Principal Amount as of the immediately preceding Trading Day and the Index Factor on the immediately preceding Leverage Reset Valuation Date, minus (b) the Accrued Fees on the immediately preceding Leverage Reset Valuation Date.
In the event of a Leverage Reset Event, the Financing Rate will not be adjusted.
Leverage Reset Events may occur multiple times over the term of the ETNs and may occur multiple times during a single calendar month. This means both that (i) the Current Principal Amount may be reset more frequently than monthly and (ii) the cumulative effect of compounding and fees will have increased as a result of the Leverage Reset Event(s). Because each Leverage Reset Event will have the effect of deleveraging the ETNs, following a Leverage Reset Event any increase in the Index Closing Level will have less of a positive effect on the ETNs relative to such an increase before the occurrence of such Leverage Reset Event.
The “Accrued Fees” will be calculated as of the Leverage Reset Valuation Date as the sum of (i) the Accrued Tracking Fee as of the Leverage Reset Valuation Date and (ii) the Accrued Financing Charge as of the Leverage Reset Valuation Date.
The “Accrued Tracking Fee” as of the Leverage Reset Valuation Date will equal the aggregate sum of the Tracking Fees as of each Trading Day starting from, but excluding, the immediately preceding Reset Valuation Date (or in the case of the Trading Day that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date.
The “Accrued Financing Charge” as of the Leverage Reset Valuation Date will equal (i) the Financing Rate as of the Leverage Reset Valuation Date, multiplied by (ii) the Financing Level as of the Leverage Reset Valuation Date, multiplied by (iii) (a) the number of calendar days from, but excluding, the immediately preceding Reset Valuation Date (or, in the case of the Reset Valuation Date that occurred prior to the initial Monthly Valuation Date, from, but excluding, the Initial Trade Date) to, and including, the Leverage Reset Valuation Date, divided by (b) 360.
An “Excluded Day” means (i) the Trading Day immediately preceding any Monthly Valuation Date, (ii) any Reset Valuation Date, (iii) the Trading Day immediately preceding the first day of any Valuation Period, or (iv) any Averaging Trading Day.
With respect to any Leverage Reset Event, the “Leverage Reset Date” will be the first Trading Day immediately following the applicable Leverage Reset Valuation Date, subject to adjustment. The “Leverage Reset Valuation Date” will be the first Trading Day following the occurrence of such Leverage Reset Event, subject to adjustment as described under “Market Disruption Event.”
Calculation Agent
Our affiliate, Credit Suisse International (“CSi”), will act as the calculation agent (the “Calculation Agent”). The Calculation Agent will determine, among other things, the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay holders on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay holders on the Redemption Settlement Date, if applicable, or the Call Settlement Amount, if any, that we will pay holders on the Call Settlement Date, if applicable, whether a Leverage Reset Event has occurred, and whether any day is a Business Day or a Trading Day.
Market Disruption Event
To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Trading Day (as defined below), the Index Closing Level for such Averaging Trading Day will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Trading Day”) with respect to the Index irrespective of whether, pursuant to such determination, the Deferred Averaging Trading Day would fall on a date originally scheduled to be an Averaging Trading Day. If the postponement described in the preceding sentence results in the Index Closing Level being calculated on a day originally scheduled to be an Averaging Trading Day, for purposes of determining the

Index Closing Level on any Averaging Trading Day, the Calculation Agent, as the case may be, will apply the Index Closing Level for such Deferred Averaging Trading Day (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Trading Day.
To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on any Redemption Valuation Date, the Index Closing Level for such Redemption Valuation Date will be the Index Closing Level as of the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing.
In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Trading Day, Reset Valuation Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Trading Day, Reset Valuation Date or Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent will determine the Index Closing Level based on its good faith estimate of the Index Closing Level that would have prevailed on such third Trading Day but for such Market Disruption Event.
If a Market Disruption Event occurs on any Reset Valuation Date, the Index Closing Level for such Reset Valuation Date will be determined by the Calculation Agent on the first succeeding Trading Day on which a Market Disruption Event does not occur or is not continuing. If any Reset Valuation Date is postponed as described above, the succeeding Reset Date will occur on the Trading Day immediately following the postponed Reset Valuation Date.
An “Averaging Trading Day” means each of the Trading Days during a Valuation Period, subject to adjustment as described herein.
Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its sole discretion may waive its right to postpone the Index Closing Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to rely on the Index Closing Level on such date.
Any of the following will be a “Market Disruption Event” with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:
(a) suspension, absence or material limitation of trading in a material number of the Index Constituents for more than two (2) hours or during the one-half (1/2) hour before the close of trading in the applicable market or markets;
(b) suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market;
(c) the level of the Index is not published; or
(d) in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Supplemental Use of Proceeds and Hedging.”
The following events will not be Market Disruption Events with respect to the Index:
(a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
(b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.
Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation
If the entity that publishes the Index discontinues publication of or otherwise fails to publish the Index, and such entity or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Closing Level for such Successor Index will be determined by the Index Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Closing Levels for such Successor Index are to be determined.

Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.
If the entity publishing the Index discontinues publication of the Index prior to, and such discontinuation is continuing on any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, any Reset Valuation Date, any Averaging Trading Day, any Redemption Valuation Date or any other relevant date on which the Index Closing Level is to be determined, then the Calculation Agent will determine the Index Closing Level using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The FTSE NAREIT All Mortgage Capped Index.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the ETNs.
If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Index Valuation Level, the Index Performance Ratio, the Index Factor, the Current Principal Amount, the Accrued Fees, the Financing Level, the Financing Rate, the Coupon Amount, if any, the Reference Distribution Amount, if any, the Stub Reference Distribution Amount, if any, the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay holders on the Maturity Date, the Redemption Settlement Amount, if any, that we will pay holders on the Redemption Settlement Date, if applicable, or the Call Settlement Amount, if any, that we will pay holders on the Call Settlement Date, if applicable, based on the index levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).
Default Amount on Acceleration
If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per ETN, if any, with respect to the final Coupon Payment Date, as described above under “Coupon Payment,” calculated as if the date of acceleration was the last Trading Day in the last applicable Valuation Period prior to the Maturity Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in such accelerated Valuation Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Final Valuation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.
For the purpose of determining whether the holders of our Senior Medium-Term Notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the outstanding Stated Principal Amount of the Senior Medium-Term Notes as constituting the outstanding Stated Principal Amount of the ETNs. Although the terms of the ETNs may differ from those of the other Senior Medium-Term Notes, holders of specified percentages in Stated Principal Amount of all Senior Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Senior Medium-Term Notes, including the ETNs.
Default Amount
The default amount for the ETNs on any day will be an amount in U.S. dollars for the principal of the ETNs, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to the ETNs. That cost will equal the sum of:
(a) the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
(b) the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in paragraph (a) above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:
(a) no quotation of the kind referred to above is obtained, or
(b) every quotation of that kind obtained is objected to within five Business Days after the due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Current Principal Amount of the ETNs.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
■ A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
■ P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity or upon early redemption or our call will be made to accounts designated by holders and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the ETNs, we mean a day that is a Business Day of the kind described below under “General Terms of the ETNs—Business Days”.
Modified Business Day
Any payment on the ETNs that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “Cash Settlement Amount at Maturity,” “Early Redemption at the Option of the Holders” and “Our Call Right” above.

Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Description of Credit Suisse S&P MLP Index Exchange Traded Notes due December 4, 2034 Linked to the S&P MLP Index
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The return on the Description of Credit Suisse S&P MLP Index Exchange Traded Notes due December 4, 2034 Linked to the S&P MLP Index (the “ETNs”) will be based on the price return version of the S&P MLP Index (the “Index”). The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”).
Inception, Issuance and Maturity
The “Inception Date” of the ETNs is December 2, 2014. The “Initial Settlement Date” of the ETNs is December 5, 2014. The scheduled “Maturity Date” is initially December 4, 2034, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods.
Intraday Indicative Value
The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.
The trading price of the ETNs at any time is the price at which a holder may be able to sell its ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which a holder may be able to sell its ETNs at a particular time.
The ETNs may be redeemed or called, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, holders may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs, starting on the Business Day following the Inception Date until November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).
Holders must offer for early redemption at least 50,000 ETNs at one time in order to exercise the right to cause us to redeem the ETNs on any Redemption Settlement Date (the “Minimum Redemption Amount”); provided that we or CSSU may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the “Redemption Settlement Amount” will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Redemption Valuation Date, minus (2) the Redemption Fee Amount.
If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.
A holder may exercise its early redemption right by causing its broker or other person with whom it holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse.
In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.
In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period.
We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date. Upon exercise of our call right, holders will be entitled to receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero. Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).
Split or Reverse Split of the ETNs
We or the Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If we or the Calculation Agent decides to initiate a split or reverse split, we will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate Stated Principal Amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
Coupon
On each Coupon Payment Date, for each ETN a holder holds on the applicable Coupon Record Date, such holder will be entitled to receive a cash payment on the applicable Coupon Payment Date equal to (a) the Reference Distribution Amount minus the Accrued Investor Fee, each calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”). The final Coupon Amount will be included in the Payment at Maturity if, on the Final Valuation Date, the Coupon Ex-Date with respect to the final Coupon Amount has not yet occurred. The Coupon Amount will be paid on the Coupon Payment Date to the holder of an ETN as of the applicable Coupon Record Date.

To the extent the Reference Distribution Amount on a Coupon Valuation Date is less than the Accrued Investor Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount due or payable on the corresponding Coupon Payment Date, and an amount equal to the Accrued Investor Fee minus the Reference Distribution Amount (the “Fee Shortfall”) will be included in the Accrued Investor Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Investor Fee for the corresponding Coupon Valuation Date. If there is a Fee Shortfall as of the last Coupon Valuation Date, that amount will be reflected in the Payment at Maturity.
Denomination
The denomination and the Stated Principal Amount of each ETN is $25.00. ETNs may be issued at a price higher or lower than the Stated Principal Amount, based on the indicative value of the ETNs at that time.
Payment at Maturity
If the ETNs have not previously been redeemed or called, on the Maturity Date holders will be entitled to receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the five consecutive Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). The “Final Valuation Date” is November 29, 2034, subject to postponement if such date is not a Trading Day, or in the event of a Market Disruption Event or an extension of the Maturity Date as described herein. Any Fee Shortfall as of the last Coupon Valuation Date will be reflected in the Payment at Maturity. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.
If not previously redeemed or called, the ETNs will mature on December 4, 2034, subject to postponement if such date is not a Business Day, in the event of a Market Disruption Event or an extension of the Maturity Date at our option for up to two additional five-year periods. We may only extend the scheduled Maturity Date for five years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then-scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on any Trading Day during the Final Valuation Period, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
Maturity Date
If the Maturity Date is not a Business Day, the Maturity Date will be the next following business day. If the third Business Day before this day does not qualify as a Valuation Date (as described above), then the Maturity Date will be the third Business Day following the Final Valuation Date. The Calculation Agent may postpone the Final Valuation Date—and therefore the Maturity Date—if a Market Disruption Event occurs or is continuing on a day that would otherwise be the Final Valuation Date.
In the event that Payment at Maturity is deferred beyond the stated Maturity Date, penalty interest will not accrue or be payable with respect to that deferred payment.
If the Closing Indicative Value is zero, the Payment at Maturity will be zero.
The Closing Indicative Value for the ETNs on the Inception Date was equal to the Stated Principal Amount. The Closing Indicative Value on any Trading Day after the Inception Date will be calculated by NYSE Arca and be equal to (a) the product of the Stated Principal Amount and the Index Factor as of such Trading Day plus (b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus (c) the Stub Coupon Amount as of such Trading Day, if any, minus (d) the Accrued Investor Fee as of such Trading Day. In no event, however, will the Closing Indicative Value be less than zero.

The Index Factor on any Trading Day, including the Final Valuation Date, will be equal to the Closing Level of the Index on that day divided by the Initial Index Level. The Closing Level of the Index on any Trading Day will be determined by the Index Sponsor and published on the Bloomberg page “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable.
If the ETNs undergo a split or reverse split, the Stated Principal Amount, Closing Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly. Neither the Closing Indicative Value nor the Intraday Indicative Value is the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value and Intraday Indicative Value of the ETNs at such time.
The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value for each Trading Day will be published on such Trading Day under the Bloomberg ticker symbol “MLPOIV”. NYSE Arca is responsible for computing and disseminating the Closing Indicative Value.
The “Closing Level” of the Index on any Trading Day will be the closing level published on Bloomberg under the ticker symbol “SPMLP <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not a Trading Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Trading Day; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Market Disruption Events.”
The “Annual Investor Fee Rate” will be equal to 0.95% per annum.
On any Trading Day, including the Final Valuation Date, the “Accrued Investor Fee” will be equal to (a) (i) the Annual Investor Fee Rate times (ii) the number of days in the period commencing on, but excluding, the previous Coupon Valuation Date (or, with respect to the first Coupon Period, commencing on but excluding the Inception Date) to, and including, such Trading Day, divided by 365 times by (iii) Stated Principal Amount times (iv) the Index Factor as of such Trading Day, plus (b) the Fee Shortfall from the previous Coupon Valuation Date, if any.
There will be a Fee Shortfall from the previous Coupon Valuation Date if the Reference Distribution Amount on such previous Coupon Valuation Date minus the Accrued Investor Fee on such previous Coupon Valuation Date was negative. In such case, the Fee Shortfall is equal to the absolute value of such negative number.
The Accrued Investor Fee reduces the Coupon Amount and may reduce the amount of a holder’s return at maturity, upon early redemption or upon a call. If the Coupon Amounts (reduced by the Accrued Investor Fee, which includes any applicable Fee Shortfall) and the performance of the Index are not sufficient to offset the applicable fees built into the calculation of the Payment at Maturity, the Redemption Settlement Amount and the Call Settlement Amount, as the case may be, holders will receive less than the amount of their initial investments at maturity, upon early redemption or upon a call of the ETNs.
The “Intraday Indicative Value” of the ETNs will be calculated and published by the IV Calculation Agent every 15 seconds on each Trading Day during normal trading hours under the Bloomberg ticker symbol “MLPOIV” and under the Yahoo! Finance ticker symbol “^MLPO-IV” so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero.
We have appointed NYSE Arca as the “IV Calculation Agent” to calculate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. We may, at any time, vary or terminate the appointment of the IV Calculation Agent and appoint a replacement IV Calculation Agent.
A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, Nasdaq and any other exchange which the Index Constituents are traded and published.

The “Index” means the price return version of the S&P MLP Index. The Index includes both master limited partnerships (“MLPs”) and limited liability companies (“LLCs”), which have a similar legal structure to MLPs and share the same tax characteristics as MLPs (collectively, the “Index Constituents”), that trade on major U.S. exchanges. The Index Constituents are classified in the GICS® Energy Sector and GICS® Gas Utilities Industry according to the Global Industry Classification Standard® (“GICS”).
Payment Upon Early Redemption
Prior to maturity, holders may, subject to certain restrictions described below, offer at least the applicable minimum number (the “Minimum Redemption Amount”) of ETNs to us for early redemption by delivering to us a redemption notice (the “Redemption Notice”). The minimum redemption amount will be equal to 50,000 ETNs, except that we or CSSU may from time to time reduce, in part or in whole, the minimum redemption amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time such reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
If a holder elects to offer its ETNs for early redemption and the requirements for acceptance by us are met, such holder will receive on the Redemption Settlement Date a cash payment in an amount equal to the Redemption Settlement Amount for each ETN such holder holds. Investors will be charged the applicable Redemption Fee Amount for ETNs redeemed at such holder’s option. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may provide a Redemption Notice on any Business Day during the term of the ETNs, starting on the Business Day following the Inception Date until November 21, 2034 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended).
If the number of ETNs being redeemed is less than the Redemption Liquidity Threshold (a “Small Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the Closing Indicative Value on the applicable Small Redemption Valuation Date, minus (2) the Redemption Fee Amount.
If the number of ETNs being redeemed is equal to or greater than the Redemption Liquidity Threshold (a “Large Redemption”), the Redemption Settlement Amount will be a cash payment per ETN equal to the greater of (a) zero and (b) (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values during the Redemption Valuation Period, minus (2) the Redemption Fee Amount.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse.
In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day.
In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period.
The “Redemption Settlement Date” will be the third Business Day following a Redemption Valuation Date.
The “Redemption Valuation Period” for Large Redemptions will be a period of five consecutive Trading Days to, and including, the Large Redemption Valuation Date.
In the case of a Small Redemption, the Redemption Fee Amount will be equal to the product of (1) the Closing Indicative Value of the ETNs on the applicable Trading Day times (2) 0.10%.
In the case of a Large Redemption, the Redemption Fee Amount will be equal to the product of (1) the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Redemption Valuation Period, times (2) 0.10%.

The “Redemption Liquidity Threshold” will be equal to 1,000,000 ETNs.
Redemption Procedures
If a holder wishes to offer its ETNs to Credit Suisse for early redemption, such holder’s broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of early redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. In the case of a Small Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the applicable “Small Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the Small Redemption Valuation Date will be the second following Trading Day. In the case of a Large Redemption, and where the Redemption Notice is delivered prior to 4:00 p.m. New York City time on any Business Day, the immediately following Trading Day will be the first day of the Redemption Valuation Period. If the Redemption Notice is delivered at or after 4:00 p.m. New York City time, the first day of the Redemption Valuation Period will be the second following Trading Day. In either case, the Large Redemption Valuation Date will be the last day of the Redemption Valuation Period Credit Suisse or its affiliate must acknowledge to a holder’s broker or other person with whom such holder holds its ETNs acceptance of the Redemption Notice in order for such holder’s early redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Redemption Date (the third Business Day following the Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker or other person with whom such holder holds its ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the holder’s broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Redemption Valuation Date or the first day of the Redemption Valuation Period, as the case may be, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Any ETNs previously redeemed at a holder’s option will be cancelled on the Redemption Settlement Date. Consequently, as of such Redemption Settlement Date, the redeemed ETNs will no longer be considered outstanding.
Issuer Call Right
We have the right to call the ETNs in whole or in part on any Trading Day during the term of the ETNs by providing notice to holders of the ETNs starting on the Trading Day following the Inception Date until the twentieth (20th) calendar day preceding the Maturity Date (the “Call Notice”). We will provide notice at least twenty (20) calendar days prior to the Call Settlement Date.
Upon exercise of our call right, holders will be entitled to receive a cash payment equal to the Call Settlement Amount, which will be calculated as described herein and paid on the third Business Day following the Call Valuation Date specified in the Call Notice (the “Call Settlement Date”). If the amount so calculated is less than zero, the payment upon exercise of the call right will be zero.
Unless the scheduled Call Settlement Date is postponed because it is not a Business Day or because there is a Market Disruption Event on the scheduled Call Valuation Date, the final day on which we can issue a Call Notice will be November 14, 2034 (or, if the maturity of the ETNs is extended, twenty (20) calendar days prior to the scheduled Maturity Date, as extended).

Market Disruption Events
As set forth under “Payment at Maturity”, “Payment Upon Early Redemption” and “Issuer Call Right” above, the Index Sponsor will determine the Closing Level of the Index on each Valuation Date, including the Final Valuation Date. Notwithstanding the foregoing, the Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” means the occurrence or existence on any scheduled Trading Day during the one-half hour period that ends at the relevant Valuation Time, of any suspension of or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) on:
(a) an exchange on which securities that comprise 20% or more of the level of the Index (or a Successor Index) are traded based on a comparison of (1) the portion of the level of the Index (or a Successor Index) attributable to each Index Constituent comprising the Index (or a Successor Index) in which trading is, in the determination of the Calculation Agent, materially suspended or materially limited relative to (2) the overall level of the Index (or a Successor Index), in the case of (1) or (2) immediately before that suspension or limitation;
(b) a Related Exchange in options contracts on the Index (or a Successor Index); or
(c) a Related Exchange in futures contracts on the Index (or a Successor Index); and
in the case of (a), (b) or (c) a determination by the Calculation Agent that such suspension or limitation is material.
“Related Exchange” means any exchange on which futures or options contracts relating to the Index are traded and any successor to such exchange or any substitute exchange to which trading in futures or options contracts relating to the Index has temporarily relocated.
“Exchange” means the principal exchange on which the relevant security is traded.
“Valuation Time” means the time at which the Index Sponsor calculates the Closing Level of the Index on any Trading Day.
A Valuation Date will be postponed and thus the determination of the Closing Level of the Index will be postponed if the Calculation Agent reasonably determines that, on such Valuation Date, a Market Disruption Event has occurred or is continuing. In such case, that Valuation Date will be postponed to the next Trading Day on which the Calculation Agent determines that no Market Disruption Event occurs or is continuing, unless in respect of such Valuation Date the Calculation Agent determines that a Market Disruption Event occurs or is continuing on each of the six scheduled Trading Days immediately following the scheduled Valuation Date. In that case, (a) the sixth scheduled Trading Day following the scheduled Valuation Date will be deemed to be the Valuation Date, notwithstanding the Market Disruption Event, and (b) the Calculation Agent will determine the Closing Level for the Index on that deemed Valuation Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event using exchange traded prices of the Index Constituents on the relevant exchanges (as determined by the Calculation Agent in its sole and absolute discretion) or, if trading in any Index Constituent has been materially suspended or materially limited, its good faith estimate of the prices that would have prevailed on the exchanges (as determined by the Calculation Agent in its sole and absolute discretion) but for the suspension or limitation, as of the Valuation Time on that deemed Valuation Date, of each Index Constituent (subject to the provisions described under “Discontinuation or Modification of the Index” herein). Any such postponement or determinations by the Calculation Agent may adversely affect the return on the ETNs. In addition, no interest or other payment will be payable as a result of such postponement.
If a scheduled Valuation Date is postponed due to a Market Disruption Event, the corresponding Redemption Settlement Date or the corresponding Call Settlement Date will also be postponed so that such Redemption Settlement Date or such Call Settlement Date, respectively, occurs on the third Business Day following the Valuation Date as postponed. If a scheduled Coupon Valuation Date is postponed due to a Market Disruption Event the corresponding Coupon Payment Date will also be postponed so that such Coupon Payment Date occurs on the fifteenth Business Day following the Coupon Valuation Date as postponed. If the Final Valuation Date is postponed due to a Market Disruption Event, the Maturity Date will also be postponed so that the Maturity Date occurs on the third Business Day following the Final Valuation Date as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the Stated Principal Amount of each ETN outstanding as the principal amount of that

ETN. In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by CSi, as the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Redemption Settlement Amount, Call Settlement Amount or Payment at Maturity, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index and thus the applicable Payment Amount, by a computation methodology that the Calculation Agent determines, will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Index Constituents or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the Index Constituents or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the Redemption Settlement Amount, Call Settlement Amount or Payment at Maturity is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of CSi
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, Redemption Valuation Dates, Trading Days, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events and any Successor Index and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or call the ETNs.

Description of Credit Suisse X-Links® Gold Shares Covered Call ETNs due February 2, 2033
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The X-Links® Gold Shares Covered Call ETNs due February 2, 2033 (“ETNs”) are designed for investors who seek a return linked to the performance of the Credit Suisse NASDAQ Gold FLOWSTM 103 Index (the “Index”). The Index measures the return of a “covered call” strategy on the shares of the SPDR® Gold Trust (the “GLD Shares”) by reflecting changes in the price of the GLD Shares and the notional option premiums received from the notional sale of monthly call options on the GLD Shares less the Notional Transaction Costs incurred in connection with the implementation of the covered call strategy (the “Notional Transaction Costs”). These costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the GLD Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the GLD Shares on the date of such notional transactions and, which, on an annual basis, are approximately equal to 0.84%. The actual cost will vary depending on the value of the GLD Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in GLD Shares and sells a succession of notional, approximately one-month, call options on the GLD Shares with a strike price of approximately 103% of the price of the GLD Shares exercisable on the option expiration date (the “Options” and together with the long position in GLD Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the GLD Shares. The long position in the GLD Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the GLD Shares). This strategy is intended to provide exposure to gold through the notional positions in the GLD Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the GLD Shares would not, (ii) provide a limited offset to losses from downside market performance in the GLD Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the GLD Shares. The level of the Index on any day reflects the value of (i) the notional long position in the GLD Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; and net of the Notional Transaction Costs. The ETNs will not participate in the potential upside of the GLD Shares beyond the applicable strike price of the Options and the Notional Transaction Costs.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on January 28, 2013 (the “Inception Date”) and settled on February 1, 2013 (the “Initial Settlement Date”). The “Maturity Date” is initially February 2, 2033, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.
Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
The trading price of the ETNs at any time is the price at which a holder may be able to sell its ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which a holder may be able to sell its ETNs at a particular time.
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, a holder may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on January 29, 2013 through January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated

January 24, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of January 27, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four (4) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs to Credit Suisse for redemption, such must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.
In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof.
The last date on which Credit Suisse will redeem the ETNs at a holder’s option will be January 27, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, holders must offer their ETNs for redemption no later than January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
Coupon Amount
On each Coupon Payment Date, for each $20.00 stated principal amount of the ETNs, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event a holder elects to offer its ETNs for early redemption or we accelerate the maturity of the ETNs.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the GLD Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.
The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:

■ First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 103% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
■ At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate GLD Shares Units in an amount sufficient to fund the notional repurchase.
■ Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.
An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.
The “Ex-Coupon Date” means, with respect to each Coupon Amount, the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.
Denomination
The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
Payment at Maturity
At maturity, holders of the ETNs will be entitled to receive a cash payment on February 2, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended) that is equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
The scheduled Maturity Date is initially February 2, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The Closing Indicative Value on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Split or Reverse Split of the ETNs”). Such adjustment may adversely affect the trading price and liquidity of the ETNs.
The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.
A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
An “Index Business Day” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.
An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.
The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.
On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.65%.
The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QGLDI <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
Payment Upon Early Redemption
Prior to maturity, holders may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until January 21, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Procedures for Early Redemption.”
A holder must offer for redemption at least 50,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof at one time in order to exercise its right to cause us to redeem its ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described herein, such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.
The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.
Procedures for Early Redemption
If a holder wishes to offer its ETNs to Credit Suisse for redemption, such holder’s broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives a holder’s Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending its broker an acknowledgment of the Redemption Notice accepting such redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to the holder’s broker acceptance of the Redemption Notice in order for such redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
A holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the relevant holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Acceleration at Our Option or Upon an Acceleration Event
We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.
In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” means:
(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSi to hold, acquire or dispose of options contracts relating to the Index or the GLD Shares or options, futures, swaps or other derivatives on the Index, the GLD Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(d) any event, as determined by us or CSi, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e) if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or
(f) as determined by the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.
“Primary Exchange” means the primary exchange on which options or futures contracts relating to the Index or the GLD Shares are traded, as determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).
“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to the Index or the GLD Shares.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;
(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;
(d) a decision to permanently discontinue trading in those related futures or options contracts; or
(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.
For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:
(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii) an imbalance of orders relating to such contracts; or
(iii) a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and
(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period or Final Valuation Period), that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the GLD Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any

Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of a holder’s ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
Role of the Index Calculation Agent
We have initially appointed NASDAQ OMX as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. The Index Sponsors may appoint a different Index Calculation Agent from time to time without consent and without notifying holders.
Description of Credit Suisse X-Links Silver Shares Covered Call ETNs due April 21, 2033
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The Credit Suisse X-Links Silver Shares Covered Call ETNs due April 21, 2033 (“ETNs”) are designed for investors who seek a return linked to the performance of the Credit Suisse NASDAQ Silver FLOWSTM 106 Index (the “Index”). The Index measures the return of a “covered call” strategy on the shares of the iShares® Silver Trust (the “SLV Shares”) by reflecting changes in the price of the SLV Shares and the notional option premiums received from the notional sale of monthly call options on the SLV Shares less notional transaction costs incurred in connection with the covered call strategy. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in SLV Shares and sells a succession of notional, approximately one-month, call options on the SLV Shares with a strike price of approximately 106% of the price of the SLV Shares exercisable on the option expiration date (the “Options” and together with the long position in SLV Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the SLV Shares. The long position in the SLV Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the SLV Shares). This strategy is intended to provide exposure to silver through the notional positions in the SLV Shares and the Options that seeks to (i) generate periodic cash flows that a direct long-only ownership position in the SLV Shares would not, (ii) provide a limited offset to losses from downside market performance in the SLV Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the SLV Shares. The level of the Index on any day reflects the value of the notional long position in the SLV Shares and the notional Option premium, reduced based on the value of the Options then outstanding. The ETNs will not participate in the potential upside of the SLV Shares beyond the applicable strike price of the Options and notional transaction costs.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on April 16, 2013 (the “Inception Date”) and settled on April 19, 2013 (the “Initial Settlement Date”). The “Maturity Date” is initially April 21, 2033, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.
Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
The closing price of the ETNs will be published on each Trading Day under the ticker symbol “SLVO”.
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, a holder may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on April 17, 2013 through April 7, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) (for an anticipated April 8, 2033 Early Redemption Valuation Date and an anticipated Early Redemption Date of April 13, 2033 or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four (4) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs to Credit Suisse for redemption, such holder must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.
In addition, we have the right to accelerate the ETNs in whole or in part at any time on any Business Day occurring on or after the Inception Date or upon the occurrence of certain events described herein. Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof.
The last date on which Credit Suisse will redeem the ETNs at a holder’s option will be April 13, 2033 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, a holder must offer its ETNs for redemption no later than April 7, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
Coupon Payment
On each Coupon Payment Date, for each $20.00 stated principal amount ETN, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon

Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Payment will be due or payable in the event a holder elects to offer its ETNs for early redemption or we accelerate the maturity of the ETNs.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the SLV Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Payment, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.
The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:
■ First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above 106% of the price per Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
■ At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate SLV Shares Units in an amount sufficient to fund the notional repurchase.
■ Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Payment.
An Index Distribution Date will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
The Coupon Payment is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and therefore the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Payment amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the amount of the Coupon Payment, meaning that the Coupon Payment amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Payment, the holder must own the ETNs on the Coupon Record Date.
Denomination
The denomination and stated principal amount of each ETN is $20.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
Payment at Maturity
At maturity, holders of the ETNs will be entitled to receive a cash payment on April 21, 2033 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended) that is linked to the percentage change in the Closing Level of the Index from the Inception Date to the Closing Level calculated on the Final Valuation Date. Such holder’s cash payment at maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
The scheduled Maturity Date is initially April 21, 2033, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The Closing Indicative Value on the Inception Date was $20.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Payment amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly (see “Split or Reverse Split of the ETNs”). Such adjustment may adversely affect the trading price and liquidity of the ETNs.
The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $20.00.
A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
An “Index Business Day” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.
An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and Nasdaq.
The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.
On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee divided by (b) 365. The “Investor Fee” will be equal to 0.65%.
The ETNs do not guarantee any return of an initial investment. If the level of the Index decreases or does not increase sufficiently to offset the Daily Investor Fee (and in the case of Early Redemption, the Early Redemption Charge, if applicable) over the term of the ETNs, holder will receive less than their initial investment amounts at maturity or upon early redemption or acceleration of the ETNs.
The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QSLVO <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.

Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of its ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 7, 2033 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Redemption Procedures.”
A holder must offer for redemption at least 50,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof at one time in order to exercise the right to cause us to redeem such holder’s ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.
The “Early Redemption Charge” will equal up to 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, if applicable, calculated by the Calculation Agent.
Redemption Procedures
If a holder wishes to offer its ETNs to Credit Suisse for redemption, such holder’s broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives such Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending such holder’s broker an acknowledgment of the Redemption Notice accepting such redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to such holder’s broker acceptance of the Redemption Notice in order for such redemption request to be effective;
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
A holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the relevant holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such holder’s broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.

Any ETNs previously redeemed at a holder’s option will be cancelled on the Early Redemption Date. Consequently, as of such Early Redemption Date, the redeemed ETNs will no longer be considered outstanding.
Acceleration at Our Option or Upon an Acceleration Event
We have the right to accelerate the ETNs in whole or in part on any Business Day occurring on or after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, we will have the right to accelerate all or any portion of the outstanding ETNs (an “Event Acceleration”). Upon an acceleration of all of the outstanding ETNs, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If fewer than all of the outstanding ETNs are accelerated, the Accelerated Redemption Amount will be the Closing Indicative Value on the Accelerated Valuation Date. If less than all the ETNs are to be redeemed pursuant to an Optional Acceleration or an Event Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs may be accelerated in part in multiples of 50,000 ETNs, or an integral multiple of 50,000 ETNs in excess thereof. We will provide at least five (5) Business Days’ notice of any ETNs to be accelerated and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of the ETNs to be redeemed only in part, relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.
In the case of an Optional Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Event Acceleration of all outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days, the first Trading Day of which shall be the day on which we give notice of such Event Acceleration (or, if such day is not a Trading Day, the next following Trading Day). In the case of an acceleration of less than all outstanding ETNs, the “Accelerated Valuation Date” will be the first Trading Day following the date of our notice of acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any ETNs previously redeemed at a holders or our option or accelerated following an Acceleration Event will be cancelled on the Early Redemption Date or the Acceleration Date, as applicable. Consequently, as of such Early Redemption Date or the Acceleration Date, as applicable, the redeemed ETNs will no longer be considered outstanding.
An “Acceleration Event” means:
(a) an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on any of these parties’ ability to perform their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(b) any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after the Inception Date that (i) makes it illegal for CSi to hold, acquire or dispose of options or futures contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index or the futures contracts relating to the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) shall materially increase the cost to the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the ETNs, (iii) shall have a material adverse effect on the ability of the Issuer, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the ETNs or (iv) shall materially affect our ability to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(c) any event that occurs on or after the Inception Date that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for CSi to hold, acquire or dispose of options contracts relating to the Index or the SLV Shares or options, futures, swaps or other derivatives on the Index, the SLV Shares or the Options (including but not limited to exchange-imposed position limits), (ii) for the Issuer, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the ETNs or (iii) for us to issue or transact in exchange traded notes similar to the ETNs, each as determined by us or CSi, as the Calculation Agent;
(d) any event, as determined by us or CSi, as the Calculation Agent, that we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction or asset it deems necessary to hedge the risk of the ETNs, or realize, recover or remit the proceeds of any such transaction or asset;
(e) if at any point, the Intraday Indicative Value is equal to or less than five percent (5%) of the prior day’s Closing Indicative Value of such ETNs; or
(f) as determined by the Calculation Agent, the primary exchange or market for trading for the ETNs, if any, announces that pursuant to the rules of such exchange or market, as applicable, the ETNs cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable.
“Primary Exchange” means the primary exchange on which options or futures contracts relating to the Index or the SLV Shares are traded, as determined by the Calculation Agent, which is initially the Chicago Board Options Exchange (CBOE).
“Related Exchange” means each exchange or quotation system where trading has a material effect (as determined by the Calculation Agent) for the overall market for futures or options contracts relating to the Index or the SLV Shares.
Any ETNs accelerated following an Acceleration Event will be cancelled on the Acceleration Date. Consequently, as of such Acceleration Date, the ETNs will no longer be considered outstanding.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;
(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;
(d) a decision to permanently discontinue trading in those related futures or options contracts; or
(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.
For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:
(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and

(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii) an imbalance of orders relating to such contracts; or
(iii) a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and
(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date (including, without limitation, the Final Valuation Date, the Early Redemption Valuation Date, or any Valuation Date in the Accelerated Valuation Period or Final Valuation Period), that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Payment amount, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the SLV Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Payment amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of a holder’s ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
Description of Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The Credit Suisse X-Links® Crude Oil Shares Covered Call ETNs due April 24, 2037 (“ETNs”) are designed for investors who seek a return linked to the performance of the price return version of the Credit Suisse Nasdaq WTI Crude Oil FLOWSTM 106 Index (the “Index”). The Index measures the return of a “covered call” strategy on the shares of the United States Oil Fund® (the “Oil Fund”, and such shares the “Reference Oil Shares”) by reflecting changes in the price of the Reference Oil Shares and the notional option premiums received from the notional sale of monthly call options on the Reference Oil Shares less notional costs incurred in connection with the implementation of the covered call strategy (the “Notional Transaction Costs”). The Notional Transaction Costs reflect the monthly transaction costs of hypothetically buying and selling the call options and selling the Reference Oil Shares and equal 0.03%, 0.03% and 0.01%, respectively, times the closing price of the Reference Oil Shares on the date of such notional transactions and, which, on an annual basis, are expected to be approximately 0.84%. The actual cost will vary depending on the value of the Reference Oil Shares on the date of such transactions. The Index strategy consists of a hypothetical notional portfolio that takes a “long” position in Reference Oil Shares and sells a succession of notional, approximately one-month, call options on the Reference Oil Shares with a strike price of approximately 106% of the price of the Reference Oil Shares exercisable on the option expiration date (the “Options” and together with the long position in Reference Oil Shares, the “Index Components”). The notional sale of the Options is “covered” by the notional long position in the Reference Oil Shares. The long position in the Reference Oil Shares and the “short” call options are held in equal notional amounts (i.e., the short position in each Option is “covered” by the long position in the Reference Oil Shares). This strategy is intended to provide exposure to West Texas Intermediate light sweet crude oil (“WTI crude oil”) futures contract prices through the notional positions in the Reference Oil Shares and the Options that together seek to (i) generate periodic cash flows that a direct long-only ownership position in the Reference Oil Shares would not, (ii) provide a limited offset to losses from downside market performance in the Reference Oil Shares via the cash flows from option premiums and (iii) provide limited potential upside participation in the performance of the Reference Oil Shares. The level of the Index on any day reflects the value of

(i) the notional long position in the Reference Oil Shares; (ii) the notional Option premium; and (iii) the notional short position in the Options then outstanding; net of the Notional Transaction Costs. The ETNs will not participate in the potential upside of the Reference Oil Shares beyond the applicable strike price of the Options and the level of the Index will be reduced by the Notional Transaction Costs.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on April 25, 2017 (the “Inception Date”) and settled on April 28, 2017 (the “Initial Settlement Date”). The scheduled maturity date is initially April 24, 2037, but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.
Intraday Indicative Value
The “Intraday Indicative Value” of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published by the Index Calculation Agent every fifteen (15) seconds on each Trading Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value of the ETNs at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a Trading Day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
The closing price of the ETNs will be published on each Trading Day under the ticker symbol “USOI”.
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, holders may, subject to certain restrictions, provide a Redemption Notice on any Business Day during the term of the ETNs beginning on April 26, 2017 through April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period. If a holder elects to offer its ETNs to Credit Suisse for redemption, such holder must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date. The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their indicative value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
In addition, on any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.

In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
Coupon Amount
On each Coupon Payment Date, for each $25.00 stated principal amount of the ETNs, holders on the Coupon Record Date will be entitled to receive a variable cash payment equal to the Closing Indicative Value on the Index Business Day immediately preceding the relevant Index Distribution Date multiplied by the Coupon Percentage for that Index Distribution Date. The Coupon will be paid on the Coupon Payment Date to the holder of record on the applicable Coupon Record Date. No Coupon Amount will be due or payable in the event a holder elects to offer its ETNs for early redemption or we accelerate the maturity of the ETNs. The initial Index Distribution Date was May 15, 2017 and the initial Coupon Payment Date was May 25, 2017.
The Coupon Percentage in respect of an Index Distribution Date will be the Distribution for such Index Distribution Date divided by the Closing Level of the Index the Index Business Day immediately preceding the Index Distribution Date. The Distribution represents the notional monthly call premium earned on the sale of the call options written on the Reference Oil Shares during the immediately preceding Index Rebalancing Period pursuant to the Index methodology described herein.
The premiums generated from the notional sales of the Options will be subtracted monthly from the Index and paid to holders of the ETNs in the form of a Coupon Amount, the amount of which is determined based on the notional premiums received from the sale of the Options during the preceding Rebalancing Period as described below.
The “Index Rebalancing Period” refers to the five (5) consecutive Index Calculation Days beginning on and including the Index Calculation Day that is ten (10) calendar days prior to the Expiry Date (as defined below) of the relevant Options (each, a “Roll Date”). The Index will be rebalanced at the end of each Roll Date in accordance with the following steps:
■ First, on the Index Calculation Day preceding the first Roll Date of each month, the strike price of the new Option is determined. The strike price will be the lowest listed strike price that is above the Target Strike multiplied by the price per Reference Oil Share as of the 4:00 p.m. New York City time on such date of determination. Then, the Index will roll its monthly exposure over the next five (5) consecutive Index Calculation Days. The roll percentage is the proportion of the expiring position being rolled into a new position on each Roll Date.
■ At the end of the first Roll Date, and on each successive Roll Date of such Index Rebalancing Period, the Index will notionally sell the new Option. Additionally, as of the end of each such Roll Date, the Index will hypothetically close out through repurchase 20% (or such greater amount in the event of roll disruptions) of the Options notionally sold during the previous Index Rebalancing Period (the expiring Options); the Index will notionally liquidate Reference Oil Shares in an amount sufficient to fund the notional repurchase.
■ Finally, on the last Roll Date of such Index Rebalancing Period, the Index will determine the amount of the notional Option premium, which will, on the close of the last Roll Date of the next following Index Rebalancing Period, be subtracted from the Index as a Distribution and paid to holders of the ETNs in the form of the Coupon Amount.
An “Index Distribution Date” will be the date on which the Distribution is subtracted from the level of the Index pursuant to the rules of the Index, which will occur on the last Roll Date of a given Index Rebalancing Period.
The Coupon Amount is calculated by reference to the notional Distribution from the Index, which will decrease the level of the Index (and, therefore, the value of the ETNs), as the Distribution comes directly from the notional portfolio reflected by the Index Components. When the Distribution is deducted from the Index on the Index Distribution Date, the Coupon Amount will be added to the Closing Indicative Value and the Intraday Indicative Value of the ETNs. At the market opening on the Ex-Coupon Date, the ETNs will trade on an ex-coupon basis, adjusted for the Coupon Amount, meaning that the Coupon Amount will no longer be included in the Closing Indicative Value or the Intraday Indicative Value of the ETNs. For a holder to receive the upcoming Coupon Amount, the holder must own the ETNs on the Coupon Record Date.
The “Ex-Coupon Date”, with respect to each Coupon Amount, will be the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount.

Denomination
The denomination and stated principal amount of each ETN is $25.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
Payment at Maturity
At maturity, holders of the ETNs will receive a cash payment on April 24, 2037 (the “Maturity Date”) (or, if the maturity of the ETNs is extended, on the scheduled Maturity Date, as extended). Such holder’s Payment at Maturity will be equal to the “Final Indicative Value”, which will be the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five (5) Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). We refer to the amount of such payment as the “Maturity Redemption Amount”. If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date.
The “Final Valuation Date” is initially April 21, 2037, subject to extension as described below and postponement as a result of a Market Disruption Event as discussed under “Market Disruption Events”. If the scheduled Final Valuation Date is not a Trading Day, the Final Valuation Date will be postponed to the next following Trading Day, in which case the Maturity Date will be postponed to the third Business Day following the Final Valuation Date, as so postponed. In addition, if a Market Disruption Event occurs or is continuing on the Final Valuation Date, the Maturity Date will be postponed until the date three (3) Business Days following the Final Valuation Date, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.
The scheduled Maturity Date is April 24, 2037, but may be extended at our option for up to two (2) additional five-year periods. We may only extend the scheduled Maturity Date for five (5) years at a time. If we exercise our option to extend the maturity of the ETNs, the Final Valuation Date for the ETNs will be the third scheduled Business Day prior to the scheduled Maturity Date, as extended. If we exercise our option to extend the maturity of the ETNs, we will notify DTC (the holder of the global note for the ETNs) and the trustee at least 45 but not more than 60 calendar days prior to the then scheduled Maturity Date. We will provide such notice to DTC and the trustee in respect of each five-year extension of the scheduled Maturity Date that we choose to effect.
If the Final Indicative Value is zero, the Maturity Redemption Amount will be zero.
The Closing Indicative Value on the Inception Date was equal to $25.00 (the “Initial Indicative Value”). The Closing Indicative Value on each calendar day following the Inception Date will be calculated by the Index Calculation Agent and will be equal to (1) the Current Principal Amount for such calendar day plus (2) for any day on or after the Index Distribution Date but prior to the Ex-Coupon Date for a given month, any accrued but unpaid Coupon Amount. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The Closing Indicative Value is not the same as the closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from their indicative value at such time. If the ETNs undergo a split or reverse split, the Closing Indicative Value of the ETNs will be adjusted accordingly. Such adjustment may adversely affect the trading price and liquidity of the ETNs.
The “Current Principal Amount” on each calendar day following the Inception Date will be equal to (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day minus (2) the Daily Investor Fee on such calendar day. The Current Principal Amount on the Inception Date was $25.00.
A “Business Day” is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
An “Index Business Day” is a day on which the level of the Index is calculated and published.
With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on any markets on which such Index Component is traded.

An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and NASDAQ.
The “Daily Index Factor” on any Index Business Day will equal (a) the Closing Level of the Index on such Index Business Day divided by (b) the Closing Level of the Index on the immediately preceding Index Business Day. The Daily Index Factor is deemed to be one on any day that is not an Index Business Day.
On any calendar day, the “Daily Investor Fee” will be equal to the product of (1)(a) the Current Principal Amount on the immediately preceding calendar day times (b) the Daily Index Factor on such calendar day times (2)(a) the Investor Fee Rate divided by (b) 365. The “Investor Fee Rate” will be equal to 0.85%.
The “Closing Level” of the Index on any Trading Day will be the Closing Level published on Bloomberg under the ticker symbol “QUSOI <Index>” or any successor page on Bloomberg or any successor service, applicable; provided that in the event a Market Disruption Event exists on a Valuation Date (as defined below), the Calculation Agent will determine the Closing Level of the Index, if necessary.
Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of its ETNs to us for redemption on an Early Redemption Date during the term of the ETNs until April 14, 2037 (or, if the maturity of the ETNs is extended, five (5) scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the Trading Day preceding the start of the Accelerated Valuation Period related to the acceleration of all outstanding ETNs. If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will be entitled to receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may exercise its early redemption right by causing its broker or other person with whom such holder holds its ETNs to deliver a Redemption Notice (as defined herein) to Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. See “Procedures for Early Redemption.”
A holder must offer for redemption at least 50,000 ETNs at one time in order to exercise the right to cause us to redeem such holder’s ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or CSi as the Calculation Agent may from time to time reduce, in part or in whole, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Procedures for Early Redemption,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.
The “Early Redemption Charge” per ETN will equal 0.125% times the Closing Indicative Value on the Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.
Procedures for Early Redemption
If a holder wishes to offer its ETNs to Credit Suisse for redemption, its broker or other person with whom such holder holds its ETNs must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If such Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives such Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to such holder’s broker acceptance of the Redemption Notice in order for the holder’s redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse.
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
The holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the holder’s broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Optional Acceleration
On any Business Day on or after May 9, 2017, we have the right to accelerate all, but not less than all, of the issued and outstanding ETNs (an “Optional Acceleration”). Upon an Optional Acceleration, holders will be entitled to receive a cash payment per ETN in an amount (the “Accelerated Redemption Amount”) equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.
The “Accelerated Valuation Period” shall be a period of five (5) consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two (2) Business Days after the date on which we give notice of such Optional Acceleration. The Accelerated Redemption Amount will be payable on the third Business Day following the last Trading Day in the Accelerated Valuation Period (such payment date the “Acceleration Date”). We will give notice of any Optional Acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to any Index Component and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
A “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of the Index Components on the relevant exchange for such Index Component for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange;
(b) a breakdown or failure in the price and trade reporting systems of the relevant exchange for any Index Component, as a result of which the reported trading prices for the Index Component during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in futures or options contracts related to any Index Component for more than two hours of trading during, or during the one-half hour period preceding the close of the principal trading session for such related exchange or market;
(d) a decision to permanently discontinue trading in those related futures or options contracts; or

(e) failure of the Index Calculation Agent to publish the level of the Index, including as a result of any disruption of the Index Components;
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Component or any instrument related to the Index Component or to adjust or unwind all or a material portion of any hedge position in the Index Component with respect to the ETNs.
For the purpose of determining whether a market disruption event in respect of an Index Component has occurred:
(a) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange for such Index Component or the primary related exchange or market for trading in futures or options contracts related to such Index Component;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c) a suspension of trading in futures or options contracts related to such Index Component by the primary related exchange or market for trading in such contracts, if available, by reason of:
(i) a price change exceeding limits set by such exchange or market;
(ii) an imbalance of orders relating to such contracts; or
(iii) a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Index Component; and
(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which futures or options contracts related to such Index Component are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event occurs or is continuing on any Valuation Date, that Valuation Date will be postponed until the first Trading Day on which no Market Disruption Event occurs or is continuing, unless a Market Disruption Event occurs or is continuing for each of the five (5) Trading Days following the applicable scheduled Valuation Date. In that case, the fifth Trading Day following the applicable scheduled Valuation Date shall be deemed to be the applicable Valuation Date, notwithstanding the fact that a Market Disruption Event occurred or was continuing on such Trading Day, and the Calculation Agent will determine the applicable Closing Indicative Value using an appropriate Closing Level of the Index on that deemed Valuation Date taking into account the nature and duration of such Market Disruption Event. If any Valuation Date in the Accelerated Valuation Period or Final Valuation Period is postponed as described above, each subsequent Valuation Date in the Accelerated Valuation Period or Final Valuation Period will be postponed by the same number of Trading Days. In addition, if the Final Valuation Date, the Early Redemption Valuation Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three (3) Business Days following such Valuation Date, as postponed.
“Valuation Date” is any Trading Day in the Final Valuation Period or the Accelerated Valuation Period and any Early Redemption Valuation Date, as applicable.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the stated principal amount of that ETN. In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.

Discontinuation or Modification of the Index
If the Index Sponsors discontinue publication of the Index and the Index Sponsors or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”) and the Coupon Amount, as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no successor index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the Options or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsors under their existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting the Reference Oil Shares or the Options, or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsors pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours and the Calculation Agent, will, in its reasonable discretion, make certain calculations and determinations that may impact the Closing Indicative Value of the ETNs, including determination of the arithmetic average of the Closing Indicative Values where applicable, a split or reverse split of the ETNs, calculation of default amounts, Market Disruption Events, any Successor Index, Business Days and Trading Days, the Current Principal Amount, the Daily Investor Fee amount, the Daily Index Factor, the Coupon Amount, the Closing Level of the Index on any Trading Day, the Maturity Date, any Early Redemption Dates, the Acceleration Date, the amount payable in respect of a holder’s ETNs at maturity or upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs.
We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
Role of the Index Calculation Agent
We have appointed Nasdaq, Inc. as an Index Calculation Agent. The Index Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and the Intraday Indicative Value of the ETNs. The Index Sponsors may appoint a different Index Calculation Agent from time to time without consent and without notifying holders.

Description of Credit Suisse X-Links® Multi-Asset High Income Exchange Traded Notes due September 28, 2035
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The Credit Suisse X-Links® Multi-Asset High Income Exchange Traded Notes due September 28, 2035 (“ETNs”) provide exposure to the price return version of the NYSE Multi-Asset High Income Index (the “Index”), subject to an Accrued Tracking Fee. The Index measures the performance of a diversified basket of up to 120 publicly-traded securities (the “Index Constituents”) that have typically paid high dividends or distributions. The Index Constituents must satisfy certain dividend or distribution yield and frequency criteria, liquidity criteria and other eligibility requirements.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on September 29, 2015 (the “Initial Trade Date”) and settled on October 2, 2015 (the “Initial Settlement Date”). The “Maturity Date” is September 28, 2035.
Intraday Index Level
On each Trading Day, NYSE Arca, or a successor IV Calculation Agent, will calculate and publish the intraday level of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “NYMLTI”. The actual Index Level, which is the closing level of the Index on any Trading Day, may vary, and on a cumulative basis over the term of the ETNs, may vary significantly, from the intraday level of the Index. In addition, the intraday level of the Index is likely to differ materially from the Index Level used to determine the payment at maturity, upon early redemption or upon our call. Consequently, the return on the ETNs will not be the same as investing in a debt security with a payment at maturity, upon early redemption or upon our call linked to the performance of the Index measured by closing levels or intraday levels.
Closing Indicative Value of the ETNs
The Closing Indicative Value of the ETNs on the Initial Trade Date was equal to $25.00. The Closing Indicative Value of the ETNs on any Trading Day after the Initial Trade Date will be calculated by the IV Calculation Agent and will be equal to:
(a) the product of
(i) the Stated Principal Amount multiplied by
(ii) the Index Performance Ratio as of such Trading Day, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of such Trading Day minus (d) the Accrued Tracking Fee as of such Trading Day.
Although the Closing Indicative Value approximates the Cash Settlement Amount and the Call Settlement Amount of the ETNs at any given time, it is neither the Cash Settlement Amount nor the Call Settlement Amount, and the Cash Settlement Amount and the Call Settlement Amount are likely to differ materially from the Closing Indicative Value. This is because:
■ The Cash Settlement Amount and the Call Settlement Amount are calculated using an average of the Index Levels during the Final Valuation Period and the Call Valuation Period, respectively, and not the Index Level on a single day;
■ The relevant Index Levels during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from the single Index Level used to calculate the Closing Indicative Value;
■ The Index Performance Ratio during the Final Valuation Period and the Call Valuation Period, as applicable, may be materially different from such value used to calculate the Closing Indicative Value; and
■ The Closing Indicative Value does not take into account the declining deemed holdings of the Reference Holder of the Index Constituents in the calculation of the Stub Reference Distribution Amount during the Final Valuation Period and the Call Valuation Period, as applicable.
In addition, the Closing Indicative Value does not approximate the Redemption Settlement Amount because it is not reduced by the Redemption Fee and the Final Index Level for any Redemption Settlement Amount is determined on the applicable Redemption Valuation Date.

Intraday Indicative Value of the ETNs
Generally, “intraday indicative value” is meant to approximate the expected trading value of the ETNs in a liquid market. In connection with the ETNs, we use the term “Intraday Indicative Value” to refer to the value at a given time and date equal to:
(a) the product of
(i) the Stated Principal Amount multiplied by
(ii) the Index Performance Ratio calculated based on the most recently reported intraday level of the Index at such time rather than the Final Index Level, plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the current Trading Day if on such Trading Day the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of such Trading Day minus
(d) the Accrued Tracking Fee as of such Trading Day.
The Closing Indicative Value and the Intraday Indicative Value of the ETNs will be calculated by NYSE Arca and published to Bloomberg and Yahoo! Finance (based in part on information provided by NYSE Arca) or successor via the facilities on the Consolidated Tape Association under the symbols “MLTIIV <INDEX>“ and “^MLTI-IV,” respectively. The publishing of such values is subject to delay or postponement.
Trading Price of the ETNs
The market value of the ETNs at any given time, which we refer to as the trading price, is the price at which a holder may be able to sell its ETNs in the secondary market at such time, if one exists. In the absence of an active secondary market for the ETNs, the last reported trading price may not reflect the actual price at which a holder may be able to sell its ETNs at a particular time.
Coupon Payment
For each ETN a holder holds on the applicable Coupon Record Date, on each Coupon Payment Date such holder may receive an amount in cash equal to the excess, if any, of the Reference Distribution Amount, calculated as of the corresponding Coupon Valuation Date, over the Accrued Tracking Fee, calculated as of the corresponding Coupon Valuation Date (the “Coupon Amount”).
To the extent the Reference Distribution Amount on any Coupon Valuation Date is less than the Accrued Tracking Fee on the corresponding Coupon Valuation Date, there will be no Coupon Amount payment made on the corresponding Coupon Payment Date, and an amount equal to the difference between the Accrued Tracking Fee and the Reference Distribution Amount (the “Tracking Fee Shortfall”) will be included in the Accrued Tracking Fee for the next Coupon Valuation Date. This process will be repeated to the extent necessary until the Reference Distribution Amount for a Coupon Valuation Date is greater than the Accrued Tracking Fee for the corresponding Coupon Valuation Date. The final Coupon Amount may be included in the Cash Settlement Amount or the Call Settlement Amount, as described below.
When calculating the Reference Distribution Amount and the Stub Reference Distribution Amount, the Calculation Agent will convert net cash distributions of the Index Constituents made in non-U.S. dollar currencies to U.S. dollars using the following rates:
(i) Where the exchange rate for the non-U.S. dollar currency is quoted as U.S. dollar currency per non-U.S. dollar currency, the official Bloomberg L160 Fix Currency Bid calculated at or around 4:00 p.m. (London, U.K. time) on the day prior to the ex-date of such cash distributions; and
(ii) Where the exchange rate for the non-U.S. dollar currency is quoted as non-U.S. dollar currency per U.S. dollar currency, the official Bloomberg L160 Fix Currency Ask calculated at or around 4:00 p.m. (London, U.K. time) on the day prior to the ex-date of such cash distributions.
As used herein and, in particular, in the definitions of “Coupon Amount”, “Reference Distribution Amount” and “Stub Reference Distribution Amount”, the term “cash dividends or distributions” includes only ordinary net cash dividends or distributions, and excludes special cash dividends or distributions. The reference to “net” cash dividends or distributions means that, if applicable, the cash dividends or distribution amounts that are used to calculate the Reference Distribution Amount and the Stub Reference Distribution Amount will reflect reductions for applicable withholding taxes, if any. We expect that only the cash dividends or distributions of non-U.S. Index Constituents in the Index, if any, will reflect such withholding taxes. This may result in a lower Coupon Amount than would have been paid if the Reference Distribution Amount and the Stub Reference Distribution Amount were based on gross cash dividends or distributions. Information about the withholding tax rates that will be applied by the Index Sponsor can be found at the Index Sponsor’s website at http://www.nyse.com/indices. That information is proprietary to the Index Sponsor and is subject to change, and is not a part of, or incorporated by reference herein.

The “Coupon Payment Date” means the fifteenth (15th) Business Day following each Coupon Valuation Date, provided that the Coupon Payment Date corresponding to the Coupon Valuation Date immediately preceding the Final Valuation Date or the Call Valuation Date may be the Maturity Date or the Call Settlement Date, as applicable, as described below, subject to adjustment as described herein. The initial Coupon Payment Date was November 23, 2015.
If the Call Settlement Date or the Maturity Date occurs prior to a scheduled Coupon Payment Date for which the Coupon Amount has been determined but not yet paid, instead of such Coupon Amount being paid on the regularly scheduled Coupon Payment Date, such Coupon Amount will be paid on either (i) the Maturity Date; or (ii) the Call Settlement Date if, as of the corresponding Final Valuation Date or Call Valuation Date, as applicable, the Ex-Date with respect to such Coupon Amount has occurred. In such case, such Coupon Amount will be included in the Cash Settlement Amount or Call Settlement Amount as applicable. See “Cash Settlement Amount at Maturity and “Our Call Right.”
The “Coupon Record Date” means the ninth (9th) Business Day following each Coupon Valuation Date.
The “Coupon Ex-Date,” with respect to a Coupon Amount, means the first Trading Day on which the ETNs trade without the right to receive such Coupon Amount (under current NYSE Arca practice, the Coupon Ex-Date will generally be the second Trading Day prior to the applicable Coupon Record Date, such practice is expected to be shortened to the first Trading Day prior to the applicable Coupon Record Date for trades executed on or after September 5, 2017).
The “Coupon Valuation Date” means the last scheduled Trading Day of each calendar month during the term of the ETNs, (or if any such day is not a Trading Day, the next following Trading Day). The initial Coupon Valuation Date was October 30, 2015.
The “Reference Distribution Amount” means (a) as of the first Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding September 29, 2015 to and including the first Coupon Valuation Date; and (b) as of any other Coupon Valuation Date, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date to and including such Coupon Valuation Date, provided that for the purpose of calculating the Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period. Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable Coupon Ex-Date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the applicable Reference Distribution Amount. The cash dividends or distributions of non-U.S. Index Constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied by the Index Sponsor can be found at the Index Sponsor’s website at http://www.nyse.com/indices.
The “Stub Reference Distribution Amount” means (a) as of any Coupon Valuation Date, an amount equal to zero; and (b) as of any other date of determination, an amount equal to the sum of the net cash dividends or distributions that a Reference Holder would have been entitled to receive in respect of the Index Constituents held by such Reference Holder on the “record date” for those cash dividends or distributions whose “ex-dividend date” occurs during the period from and excluding the immediately preceding Coupon Valuation Date (or if the Redemption Valuation Date occurs prior to the first Coupon Valuation Date, the period from and excluding the Initial Settlement Date) to and including such date, provided that for the purpose of calculating the Stub Reference Distribution Amount during the Final Valuation Period or Call Valuation Period, as applicable, the Reference Holder will be deemed to hold 4/5ths, 3/5ths, 2/5ths and 1/5th of the shares of each Index Constituent it would otherwise hold on the second, third, fourth and fifth Trading Day, respectively, in such Final Valuation Period or Call Valuation Period. Notwithstanding the foregoing, with respect to a net cash dividend or distribution for an Index Constituent which is scheduled to be paid prior to the applicable determination date, if, and only if, the issuer of such Index Constituent fails to pay the dividend or distribution to holders of such Index Constituent by the scheduled payment date for such dividend or distribution, such dividend or distribution will be assumed to be zero for the purposes of calculating the Stub Reference Distribution Amount. The cash distributions of non-U.S. Index Constituents may reflect reductions for withholding taxes. Information about the withholding tax rates that will be applied can be found at the Index Sponsor’s website at http://www.nyse.com/indices.

The “Reference Holder” is, as of any date of determination, a hypothetical holder of a number of units of each Index Constituent equal to (a) the published unit weighting of that Index Constituent as of that date, divided by (b) the product of (1) the Index Divisor as of that date multiplied by (2) the Initial Index Level divided by 25. Such number of units is intended to reflect the hypothetical exposure the holder of a single ETN would have to each Index Constituent at any given time.
“record date” means, with respect to a dividend or distribution for an Index Constituent, the date on which a holder of such Index Constituent must be registered as a unitholder of such Index Constituent in order to be entitled to receive such dividend or distribution.
“ex-dividend date” means, with respect to a dividend or distribution for an Index Constituent, the first Trading Day on which transactions in such Index Constituent trade on its Primary Exchange without the right to receive such distribution.
The “Monthly Tracking Fee” means, as of any date of determination, an amount per ETN equal to the product of (i) 0.07% (equivalent to 0.84% per annum) and (ii) the ETN Performance Factor as of the immediately preceding Trading Day.
The “Accrued Tracking Fee” is:
(1) with respect to the first Coupon Valuation Date, an amount equal to the product of
(a) the Monthly Tracking Fee as of the first Coupon Valuation Date multiplied by
(b) a fraction, the numerator of which is the total number of calendar days from and excluding the Initial Settlement Date to and including the first Coupon Valuation Date, and the denominator of which is 30; and
(2) with respect to any Coupon Valuation Date other than the first Coupon Valuation Date, an amount equal to the sum of
(a) the Monthly Tracking Fee as of such Coupon Valuation Date plus
(b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.
The “ETN Performance Factor,” as determined by the Calculation Agent, means, as of any date of determination, an amount per ETN equal to the product of (i) the Stated Principal Amount multiplied by (ii) a fraction, the numerator of which is equal to the Index Level as of such date and the denominator of which is equal to the Initial Index Level.
Cash Settlement Amount at Maturity
The “Maturity Date” is September 28, 2035, which will be the third Business Day following the Final Valuation Date, subject to adjustment as described below under “Market Disruption Event.”
For each ETN, unless earlier called or redeemed, holders may receive on the Maturity Date a cash payment equal to:
(a) the product of
(i) the Stated Principal Amount multiplied by
(ii) the Index Performance Ratio as of the Final Valuation Date plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Final Valuation Date if on the Final Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of Final Valuation Date, minus
(d) the Accrued Tracking Fee as of the Final Valuation Date.
We refer to this cash payment as the “Cash Settlement Amount.”
If the amount so calculated is less than zero, the Cash Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
The “Stated Principal Amount” of each ETN is $25.00.
Holders may lose some or all of their investments. Because the Accrued Tracking Fee (including any Tracking Fee Shortfall) reduces the Cash Settlement Amount, the level of the Index, as measured by the Final Index Level, will need to increase from the Initial Index Level by an amount at least equal to the percentage of Stated Principal Amount represented by the Accrued Tracking Fee, less any Coupon Amounts or any Stub Reference Distribution Amount, in order for a holder to receive an aggregate amount over the term of the ETNs equal to at least the Stated Principal Amount of the ETNs. If the increase in the level of the Index, as measured by the Final Index Level compared to the Initial Index Level, is insufficient to offset the negative effect of the Accrued Tracking Fee or if the Final Index Level is less than the Initial Index Level, holders will lose some or all of their investments. If a holder purchased its ETNs at a price higher than the Stated Principal Amount, this will further increase such holder’s losses in these circumstances.

The Accrued Tracking Fee as of the Final Valuation Date is an amount equal to:
(a) the product of
(i) the Monthly Tracking Fee calculated as of such date multiplied by
(ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such date, and the denominator of which is 30, plus
(b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.
The “Index Performance Ratio” on any Trading Day is calculated as follows:
Final Index Level
Initial Index Level
The “Initial Index Level” is 858.3704, as determined by the IV Calculation Agent.
The “Final Index Level,” as determined by the Calculation Agent, will be (a) on the Final Valuation Date or the Call Valuation Date, the arithmetic mean of the Index Levels measured on each Trading Day during the Final Valuation Period or the Call Valuation Period, as applicable, or (b) on any other date of determination, including any Redemption Valuation Date, the Index Level on such date.
The “Index Level” is the closing level of the Index as reported on the NYSE or Bloomberg; provided, however, that if the closing level of the Index as reported on the NYSE (or any successor) differs from the closing level of the Index as reported on Bloomberg (or any successor), then the Index Level will be the closing level of the Index as calculated by the IV Calculation Agent.
The “Final Valuation Period” means the five Trading Days ending on and including the Final Valuation Date, subject to adjustment as described under “Market Disruption Event.”
The “Index Divisor,” as of any date of determination, is the divisor used by the IV Calculation Agent to calculate the level of the Index. The initial Index Divisor as of June 30, 2017 was 10,000.00.
The “IV Calculation Agent” means the entity that calculates and publishes (i) the level of the Index, (ii) the Intraday Indicative Value, and (iii) the Closing Indicative Value. The IV Calculation Agent is currently NYSE Arca.
The “Final Valuation Date” means September 25, 2035, unless such day is not a Trading Day, in which case the Final Valuation Date will be the next Trading Day, subject to adjustments.
“Trading Day” means any day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca, NASDAQ and any other exchange on which the Index Constituents are traded and published.
“Primary Exchange” means, with respect to each Index Constituent or each constituent underlying a Successor Index, the primary exchange or market of trading for such Index Constituent or for such constituent underlying a Successor Index.
Early Redemption at the Option of the Holders
Subject to compliance with the procedures described below and the potential postponements and adjustments as described under “Market Disruption Event,” a holder may submit a request to have us redeem its ETNs, in whole or in part, on any Trading Day through and including the Final Redemption Notice Date, which will be September 18, 2035, provided that (i) we will not accept a Redemption Notice submitted to us on any Trading Day after the fifth Trading Day preceding the Call Valuation Date; and (ii) such holder requests that we redeem a minimum of 50,000 ETNs. For any applicable redemption request, the “Redemption Notice Date” will be the Trading Day that a Redemption Notice, as described below, is delivered. If a Redemption Notice is delivered on a day that is not a Trading Day, then the Redemption Notice Date shall be the next Trading Day. To satisfy the minimum redemption amount, the relevant holder’s broker or other financial intermediary may bundle such holder’s ETNs for early redemption with those of other investors to reach this minimum amount of 50,000 ETNs. We may from time to time in our sole discretion reduce, in part or in whole, the minimum redemption amount of 50,000 ETNs. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described below under “Redemption Procedures,” such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.

The ETNs will be redeemed and the holders will receive payment for their ETNs on the third Business Day following the applicable Redemption Valuation Date (the “Redemption Settlement Date”). The first possible Redemption Settlement Date was October 6, 2015. The final possible Redemption Settlement Date will be September 24, 2035 (the “Final Redemption Settlement Date”). If a Market Disruption Event is continuing or occurs on the applicable scheduled Redemption Valuation Date with respect to any of the Index Constituents, such Redemption Valuation Date may be postponed as described under “Market Disruption Event.”
The applicable “Redemption Valuation Date” means the Trading Day following the applicable Redemption Notice Date, subject to adjustments as described under “Market Disruption Event.”
If a holder exercises its right to have us redeem ETNs, subject to compliance with the procedures described under “Redemption Procedures,” for each applicable ETN such holder will receive a cash payment on the relevant Redemption Settlement Date equal to:
(a) the product of
(i) the Stated Principal Amount multiplied by
(ii) the Index Performance Ratio as of the Redemption Valuation Date plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Redemption Valuation Date if on the Redemption Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of the Redemption Valuation Date minus
(d) the Accrued Tracking Fee as of the Redemption Valuation Date, minus
(e) the Redemption Fee.
We refer to this cash payment as the “Redemption Settlement Amount.”
If the amount calculated above is less than zero, the Redemption Settlement Amount will be zero. Any payment on the ETNs is subject to our ability to pay our obligations as they become due.
We will inform holders of such Redemption Settlement Amount on the first Trading Day following the applicable Redemption Valuation Date.
The Accrued Tracking Fee as of any Redemption Valuation Date is an amount equal to:
(a) the product of
(i) the Monthly Tracking Fee calculated as of such date multiplied by
(ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such date, and the denominator of which is 30, plus
(b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.
Redemption Procedures
■ If a holder wishes to offer its ETNs to Credit Suisse for early redemption, such holder’s broker or other person with whom it holds its ETNs must follow the following procedures:
■ Deliver a notice of early redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m. (New York City time) on any Trading Day, the immediately following Trading Day will be the applicable “Redemption Valuation Date.” If the Redemption Notice is delivered at or after 4:00 p.m. (New York City time), the applicable Redemption Valuation Date will be the second following Trading Day. If Credit Suisse receives such Redemption Notice prior to 4:00 p.m., New York City time, on any Trading Day, Credit Suisse will respond by sending the such broker an acknowledgment of the Redemption Notice accepting such early redemption request by 7:30 p.m., New York City time, on the Trading Day prior to the applicable Redemption Valuation Date. Credit Suisse or one of its affiliates must acknowledge to the relevant holder’s broker or other person with whom such holder holds its ETNs acceptance of the Redemption Notice in order for such early redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered at or after 4:00 p.m. (New York City time), on any Trading Day, will be deemed to have been made on the following Trading Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
Instruct the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Redemption Valuation Date at a price equal to the applicable Redemption Settlement Amount, facing us; and
■ Cause the holders DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. (New York City time), on the applicable Redemption Settlement Date (the third Business Day following the Redemption Valuation Date).

A holder is responsible for (i) instructing or otherwise causing its broker or other person with whom it holds its ETNs to provide the Redemption Notice (unless otherwise waived by Credit Suisse as set forth above) and (ii) its broker satisfying the additional requirements as set forth in the second, third and fourth bullets above in order for the early redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from a holder’s broker prior to 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Trading Day prior to the applicable Redemption Valuation Date, such notice will not be effective for such Trading Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Trading Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms such offer for early redemption.
Our Call Right
We have the right to redeem all, but not less than all, of the issued and outstanding ETNs upon not less than sixteen (16) calendar days’ prior notice to the holders of the ETNs, such early redemption to occur on any Business Day that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, holders will receive a cash payment equal to
(a) the product of
(i) the Stated Principal Amount multiplied by
(ii) the Index Performance Ratio as of the Call Valuation Date plus
(b) the Coupon Amount, if any, with respect to the most recent Coupon Valuation Date on or before the Call Valuation Date if on the Call Valuation Date the Coupon Ex-Date with respect to such Coupon Amount has not yet occurred, plus
(c) the Stub Reference Distribution Amount, if any, as of the Call Valuation Date, minus
(d) the Accrued Tracking Fee as of the Call Valuation Date.
We refer to this cash payment as the “Call Settlement Amount.”
If the amount calculated above is less than zero, the payment upon early redemption will be zero.
We will inform holders of such Call Settlement Amount on the first Trading Day following the Call Valuation Date.
The holders will receive payment for their ETNs on the third Business Day following the Call Valuation Date (the “Call Settlement Date”). If a Market Disruption Event is continuing or occurs on the scheduled Call Valuation Date with respect to any of the Index Constituents, such Call Valuation Date may be postponed as described under “Market Disruption Event.”
The “Call Valuation Period” means the five Trading Days ending on and including the Call Valuation Date, subject to adjustments as described under “Market Disruption Event.”
The Accrued Tracking Fee as of the Call Valuation Date is an amount equal to:
(a) the product of
(i) the Monthly Tracking Fee calculated as of such date multiplied by
(ii) a fraction, the numerator of which is the total number of calendar days from and excluding the immediately preceding Coupon Valuation Date to and including such date, and the denominator of which is 30, plus
(b) the Tracking Fee Shortfall as of the immediately preceding Coupon Valuation Date, if any.
Calculation Agent
Our affiliate Credit Suisse International (“CSi”) will act as the Calculation Agent. The Calculation Agent will determine, among other things, the Index Performance Ratio, the Final Index Level, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee (including any Tracking Fee Shortfall), the Redemption Fee, the Cash Settlement Amount, if any, that we will pay holders at maturity, the Coupon Ex-Dates, the Coupon Record Dates, the Coupon Payment Dates, the Redemption Settlement Amount, if any, that we will pay holders upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay holders in the event that we call the ETNs. The Calculation Agent will also be responsible for determining whether a Market Disruption Event has occurred, whether the Index has been discontinued and whether there has been a material change in the Index. All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on holders and on us. The holders of the

ETNs shall not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Calculation Agent. We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
The Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, upon early redemption or upon our call, or on a Coupon Payment Date on or prior to 12:00 p.m. (New York City time), on the Trading Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date or any Coupon Payment Date, as applicable.
All dollar amounts related to the determination of the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee (including any Tracking Fee Shortfall), the Redemption Settlement Amount and the Redemption Fee, if any, per ETN, the Call Settlement Amount, if any, per ETN, and the Cash Settlement Amount, if any, per ETN, as well as the Index Performance Ratio and the ETN Performance Factor, will be rounded to the fourth decimal point (e.g., 0.76545 would be rounded up to 0.7655 and 0.76544 would be rounded down to 0.7654); and all dollar amounts paid on the aggregate Stated Principal Amount of ETNs per holder will be rounded to the nearest cent, with one-half cent or greater rounded upward and less than one-half cent rounded downward.
Market Disruption Event
To the extent a Market Disruption Event with respect to the Index has occurred or is continuing on an Averaging Date (as defined below) or on a Redemption Valuation Date, the Index Level for such Averaging Date or Redemption Valuation Date will be determined by the Calculation Agent or one of its affiliates on the next immediately following Trading Day on which a Market Disruption Event does not occur or is not continuing (the “Deferred Averaging Date”) with respect to the Index irrespective of whether pursuant to such determination, the Deferred Averaging Date would fall on a date originally scheduled to be an Averaging Date. If the postponement described in the preceding sentence results in the Index Level being calculated on a day originally scheduled to be an Averaging Date, for purposes of determining the Index Level on the Trading Days during the Final Valuation Period or Call Valuation Period, or on the Redemption Valuation Date, as applicable, the Calculation Agent or one of its affiliates, as the case may be, will apply the Index Level for such Deferred Averaging Date (i) on the date(s) of the original Market Disruption Event and (ii) such Averaging Date.
In no event, however, will any postponement pursuant to the two immediately preceding paragraphs result in the final Averaging Date or the Redemption Valuation Date, as applicable, occurring more than three Trading Days following the day originally scheduled to be such final Averaging Date or Redemption Valuation Date. If the third Trading Day following the date originally scheduled to be the final Averaging Date, or the Redemption Valuation Date, as applicable, is not a Trading Day or a Market Disruption Event has occurred or is continuing with respect to the Index on such third Trading Day, the Calculation Agent or one of its affiliates will determine the Index Level based on its good faith estimate of the Index Level that would have prevailed on such third Trading Day but for such Market Disruption Event.
An “Averaging Date” means each of the Trading Days during the Final Valuation Period or Call Valuation Period, as applicable, subject to adjustment as described herein.
Notwithstanding the occurrence of one or more of the events below, which may, in the Calculation Agent’s sole discretion, constitute a Market Disruption Event with respect to the Index, the Calculation Agent in its sole discretion may waive its right to postpone the Index Level if it determines that one or more of the below events has not and is not likely to materially impair its ability to determine the Index Level on such date.
Any of the following will be a Market Disruption Event with respect to the Index, in each case as determined by the Calculation Agent in its sole discretion:
(a) suspension, absence or material limitation of trading in a material number of Index Constituents for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;
(b) suspension, absence or material limitation of trading in option or futures contracts relating to the Index or to a material number of Index Constituent equity interests in the primary market or markets for those contracts for more than two (2) hours of trading or during the one-half (1/2) hour before the close of trading in that market;
(c) the Index is not published; or
(d) in any other event, if the Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the ETNs that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.
The following events will not be Market Disruption Events with respect to the Index:

(a) a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or
(b) a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent equity interests.
For this purpose, an “absence of trading” in the primary securities market on which option or futures contracts related to the Index or any Index Constituent equity interests are traded will not include any time when that market is itself closed for trading under ordinary circumstances.
Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation
If NYSE Arca discontinues publication of or otherwise fails to publish the Index, and NYSE Arca or another entity publishes a successor or substitute index that the Calculation Agent determines to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index Level for such Successor Index will be determined by the Calculation Agent by reference to the Successor Index on the dates and at the times as of which the Index Levels for such Successor Index are to be determined.
Upon any selection by the Calculation Agent of a Successor Index, the Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.
If NYSE Arca discontinues publication of the Index prior to, and such discontinuation or unavailability is continuing on, the Final Valuation Date, the Call Valuation Date or any Trading Day during the Final Valuation Period or Call Valuation Period, or on the Redemption Valuation Date, as applicable, and the Calculation Agent determines that no Successor Index is available at such time, or the Calculation Agent has previously selected a Successor Index and publication of such Successor Index is discontinued prior to, and such discontinuation is continuing on, the Final Valuation Date, the Call Valuation Date or any Trading Day during the Final Valuation Period or Call Valuation Period, or on the Redemption Valuation Date, as applicable, then the Calculation Agent will determine the relevant Index Levels using the closing level and published share weighting of each Index Constituent included in the Index or Successor Index, as applicable, immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions as described under “The NYSE Multi-Asset High Income Index.” In such event, the Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the ETNs.
Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or Successor Index, as applicable, may adversely affect the value of the ETNs.
If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that the level of the Index or such Successor Index does not, in the opinion of the Calculation Agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a level of the Index comparable to the Index or such Successor Index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the levels for the Index or such Successor Index with reference to the Index or such Successor Index, as adjusted. The Calculation Agent will accordingly calculate the Final Index Level, the Index Performance Ratio, the Coupon Amount, the Reference Distribution Amount, the Stub Reference Distribution Amount, if any, the Accrued Tracking Fee (including any Tracking Fee Shortfall), the Redemption Fee, if any, the Cash Settlement Amount, if any, that we will pay holders at maturity, the Redemption Settlement Amount, if any, upon early redemption, if applicable, and the Call Settlement Amount, if any, that we will pay holders in the event we call the ETNs, based on the relevant Index Levels calculated by the Calculation Agent, as adjusted. Accordingly, if the method of calculating the Index or a Successor Index is modified so that the level of the Index or such Successor Index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the level of the Index or such Successor Index to be a fraction of what it would have been if there had been no such modification, then the Calculation Agent will make such calculations and adjustments in order to arrive at a level for the Index or such Successor Index as if it had not been modified (e.g., as if such split had not occurred).
Default Amount on Acceleration
If an event of default occurs and the maturity of the ETNs is accelerated, we will pay the default amount in respect of the principal of the ETNs at maturity. We describe the default amount below under “Default Amount.” In addition to the default amount described below, we will also pay the Coupon Amount per ETN, if any, with respect to the final Coupon Payment Date, as described above under “Coupon Payment,” calculated as if the date of acceleration was the Final Valuation Date and the four Trading Days immediately preceding the date of acceleration were the corresponding Trading Days in the accelerated Final Valuation Period, with the fourth Trading Day immediately preceding the date of acceleration being the accelerated Final Valuation Date and the accelerated final Coupon Valuation Date, and the Trading Day immediately preceding the date of acceleration being the relevant final Coupon Valuation Date.
For the purpose of determining whether the holders of our Senior Medium-Term Notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the outstanding Stated Principal Amount of the Senior Medium-Term Notes as constituting the outstanding Stated Principal Amount of the ETNs. Although the terms of the ETNs may differ from those of the other Senior Medium-Term Notes, holders of specified percentages in Stated Principal Amount of all Senior Medium-Term Notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Senior Medium-Term Notes, including the ETNs. This action may involve changing some of the terms that apply to the Senior Medium-Term Notes, accelerating the maturity of the Senior Medium-Term Notes after a default or waiving some of our obligations under the indenture. We discuss these matters under “General Terms of the ETNs—Events of Default.”
Default Amount
The default amount for the ETNs on any day will be an amount in U.S. dollars for the principal of the ETNs, as determined by the Calculation Agent in its sole discretion, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all of our payment and other obligations with respect to the ETNs as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to holders with respect to the ETNs. That cost will equal the sum of:
(a) the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus
(b) the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the ETNs in preparing any documentation necessary for this assumption or undertaking.
During the default quotation period for the ETNs, which we describe below, the holders of the ETNs and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in paragraph (a) above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.
Default Quotation Period
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:
(a) no quotation of the kind referred to above is obtained, or
(b) every quotation of that kind obtained is objected to within five Business Days after the due date as described above.
If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.
In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Final Valuation Date, then the default amount will equal the Stated Principal Amount of the ETNs.
Qualified Financial Institutions
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:
■ A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or
■ P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity, upon early redemption or upon our call will be made to accounts designated by holders and approved by us, or at the corporate trust office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Business Day
When we refer to a Business Day with respect to the ETNs, we mean a day that is a Business Day of the kind described below under “General Terms of the ETNs—Business Days”.
Modified Business Day
Any payment on the ETNs that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “Cash Settlement Amount at Maturity,” “Early Redemption at the Option of the Holders” and “Our Call Right” above.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Any additional ETNs will be consolidated and form a single series with the ETNs. We have no obligation to take holders’ interests into account when deciding to issue additional securities. If, on any Valuation Date on which we price an additional ETN creation, a Market Disruption Event occurs or is continuing, we will determine the Index Closing Level applicable to such creation in accordance with the procedures under “Market Disruption Events”.
Description of Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes due June 13, 2024 Linked to the Russell 1000® Growth Index Total Return
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The Credit Suisse FI Large Cap Growth Enhanced Exchange Traded Notes due June 13, 2024 Linked to the Russell 1000® Growth Index Total Return ( the “ETNs”) are designed for investors who seek a leveraged return linked to the performance of the Russell 1000® Growth Index Total Return (the “Index”), an index that seeks to track the performance of the large-cap growth segment of the U.S. equity market. The ETNs are leveraged with respect to the Index and, as a result, investors will benefit from a multiple of any beneficial performance of the Index, and will be exposed to a multiple of any adverse performance of the Index, in each case reduced by the application of the Investor Fee, Exposure Fee and Rebalance Fee, and any applicable Early Redemption Charge and/or Acceleration Fee (collectively, the “ETN Fees”). The ETNs are subject to a leverage factor of 2.0, but the effective leverage will vary with changes in the Closing Indicative Value of the ETNs since the previous Rebalance Event. The Index seeks to track the large cap growth segment of the U.S. equity market and includes those Russell 1000® companies (each, an “Index Component”) that are determined to have higher price-to-book ratios and higher forecasted growth values relative to the equity universe. The intraday level and the official Closing Level of the Index are expected to be reported by FTSE Russell (the “Index Sponsor”) on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day.

Inception, Issuance and Maturity
The initial issuance of ETNs priced on June 10, 2014 (the “Inception Date”) and settled on June 13, 2014 (the “Initial Settlement Date”). The scheduled maturity date is June 13, 2024 (the “Maturity Date”), but the maturity of the ETNs may be extended at our option for an additional five-year period. On April 23, 2019, Credit Suisse, at its option and in accordance with the terms of the ETNs, extended the Maturity Date of the ETNs by five years from their initially scheduled Maturity Date, June 13, 2019.
Intraday Indicative Value
The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent).
At any time at which a Market Disruption Event has occurred and is continuing, there shall be no Intraday Indicative Value. If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
The closing price of the ETNs will be published on each Trading Day under the ticker symbol “FLGE”.
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, a holder may, subject to certain restrictions, provide a Redemption Notice on any Business Day through June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated June 4, 2024 Early Redemption Valuation Date and an anticipated Early Redemption Date of June 7, 2024 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date one scheduled Business Day prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer its ETNs to Credit Suisse for redemption, such holder must offer at least the applicable Minimum Redemption Amount at one time for redemption on any Early Redemption Date.
In addition, we have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period. If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.
Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.

In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.
The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
The last date on which Credit Suisse will redeem the ETNs at a holder’s option will be June 7, 2024 (or, if the maturity of the ETNs is extended, one scheduled Business Day prior to the scheduled Maturity Date, as extended). As such, a holder must offer its ETNs for redemption no later than June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.
Coupon
We will not make any coupon or interest payments during the term of the ETNs.
Denomination
The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the indicative value of the ETNs at that time.
Payment at Maturity
If the ETNs have not previously been redeemed or accelerated, at maturity holders will receive for each ETN a cash payment equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Value on each of the immediately preceding five Trading Days to and including the Final Valuation Date (the “Final Valuation Period”). Any payment a holder will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the payment at maturity be less than zero.
For each ETN, the Closing Indicative Value on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable; provided that if the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. In no event, however, will the Closing Indicative Value be less than zero.

If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly (see “Split or Reverse Split of the ETNs” herein). Such adjustment may adversely affect the trading price and liquidity of the ETNs. None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time. See “Intraday Indicative Value” herein.
The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value is equal to or less than zero at any time, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. The IV Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.
The “Closing Level” of the Index on any ETN Business Day will be the closing level published on Bloomberg under the ticker symbol “RU10GRTR <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Market Disruption Events.”
The “Exposure Fee,” on any ETN Business Day following the Inception Date will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.
The Exposure Fee is deemed to be zero on the Inception Date and any day that is not an ETN Business Day. If the level of the Index decreases or does not increase sufficiently to offset the Exposure Fee (including the Financing Rate and the Investor Fee), the Rebalance Fee and the Early Redemption Charge, over the term of the ETNs, a holder will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of the initial investment.
The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 0.85% times (3) the Day Count Fraction.
The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 0.44% (44 basis points).
The “Reference Rate” will be equal to the 3-month USD LIBOR, which is the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.
The “Intraday Indicative Value” will be calculated and published every 15 seconds by the IV Calculation Agent on each ETN Business Day during normal trading hours so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. The Intraday Indicative Value at any time is based on the most recent intraday level of the Index. It is calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time (or, if the day on which such time occurs is not a trading day, as determined by the Calculation Agent). If the Intraday Indicative Value of the ETNs is equal to or less than zero at any time or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero.
A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and the NASDAQ exchange.
The “Index” means the Russell 1000® Growth Index Total Return. The intraday level and the official Closing Level of the Index are expected to be reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”. At any time on any Trading Day that the intraday level of the Index is not reported by the Index Sponsor on Bloomberg page “RU10GRTR <Index>”, the intraday level of the Index will be determined by the Calculation Agent to be (a) the Closing Level of the Index on the immediately preceding ETN Business Day times (b) the level of the Price Return Index at that time divided by (c) the closing level of the Price Return Index on the immediately preceding ETN Business Day.
The “Price Return Index” means the Russell 1000® Growth Index as published on the Bloomberg page “RLG <Index>” or any successor page, or in the case of any successor thereto, the Bloomberg page or successor page for any such successor index.
The “Index Amount” on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.
The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.
The “Leverage Factor” is set to 2.0.
The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.
An “Index Business Day” is any day on which the level of the Index is calculated and published.
With respect to any Index Component, an “Index Component Business Day” is a day on which trading is generally conducted on the primary securities exchange on which such Index Component is traded and any exchange on which equity securities or options contracts relating to such Index Component are traded.
A “LIBOR Business Day” is any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
The first “Quarterly Reference Date” was the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st and October 1st, beginning on October 1, 2014, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.
A “Trading Day” is a day which is (i) an Index Business Day, (ii) an ETN Business Day and (iii) an Index Component Business Day for each of the Index Components.
Determination of the 3-Month USD LIBOR
For the purposes of calculating the Reference Rate, the 3-Month USD LIBOR will be the London Interbank Offered Rate for three month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.
If the 3-Month USD LIBOR cannot be determined as described above as of any date of determination, the 3-Month USD LIBOR for such date of determination will be determined on the basis of the rates at which three month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the 3-Month USD LIBOR for that date of determination will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the 3-Month USD LIBOR for such date of determination will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period commencing as such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the 3- Month USD LIBOR for that date of determination will be determined by the Calculation Agent.
Rebalance Event
A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Rebalance Event.” Upon the occurrence of each Rebalance Event, a holder will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date following a Deleveraging Calculation Date, will equal 0.05%. The Rebalance Rate will equal 0.02% on any other Rebalance Date. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.
Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, a holder will incur a Rebalance Fee. This fee will reduce the value of the ETNs.
The initial “Rebalanced Indicative Value” will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.
Payment Upon Early Redemption
Prior to maturity, a holder may, subject to certain restrictions described below, offer at least the applicable Minimum Redemption Amount or more of the ETNs to us for redemption on an Early Redemption Date until June 3, 2024 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). If a holder elects to offer the ETNs for redemption, and the requirements for acceptance by us are met, a holder will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount. Any payment a holder will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
A holder may exercise an early redemption right by causing the broker to deliver a Redemption Notice (as defined herein) to Credit Suisse. If a Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. See “Procedures for Early Redemption” herein.
A holder must offer for redemption at least 10,000 ETNs at one time in order to exercise the right to cause us to redeem the ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
When a holder submits ETNs for redemption in accordance with the redemption procedures described herein, the ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the third Business Day following an Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge, calculated by the Calculation Agent.

The “Early Redemption Charge” per ETN will equal the product of (i) 0.05% times (ii) the Closing Level of the Index on the Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.
Procedures for Early Redemption
If a holder wishes to offer ETNs to Credit Suisse for redemption, the broker must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If the Redemption Notice is delivered prior to 4:00 p.m., New York City time, on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date”. Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives the Redemption Notice no later than 4:00 p.m., New York City time, on any Business Day, Credit Suisse will respond by sending the broker an acknowledgment of the Redemption Notice accepting the redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to the broker acceptance of the Redemption Notice in order for the redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Cause the DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m. New York City time, on the applicable Early Redemption Date (the third Business Day following the Early Redemption Valuation Date).
A holder are responsible for (i) instructing or otherwise causing the broker to provide the Redemption Notice and (ii) the broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from the broker by 4:00 p.m. and (ii) deliver an acknowledgment of such Redemption Notice to the broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms such offer for early redemption.
Acceleration at Our Option or Upon an Acceleration Event
We have the right to accelerate the ETNs in whole or in part on any Business Day occurring after the Inception Date (an “Optional Acceleration”). In addition, if an Acceleration Event (as defined herein) occurs at any time with respect to the ETNs, all of the outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).
Upon an acceleration of all of the outstanding ETNs pursuant to an Optional Acceleration, the “Accelerated Redemption Amount” will be equal to the arithmetic average, as determined by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.
If all of the outstanding ETNs are accelerated pursuant to an Automatic Acceleration, the Accelerated Redemption Amount will be determined by the Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, using the latest publicly available quotations for the intraday prices of the relevant Index Components that are available as soon as practicable following the occurrence of an Acceleration Event. The Calculation Agent will approximate the intraday Index Amount on the basis of such quotations and calculate, in the manner described under “Closing Indicative Value”, a corresponding Intraday Indicative Value minus the Acceleration Fee, which shall be deemed to be the Accelerated Redemption Amount if the ETNs are accelerated pursuant to an Automatic Acceleration.
Upon an acceleration of less than all of the outstanding ETNs pursuant to an Optional Acceleration, the Accelerated Redemption Amount will be equal to the Closing Indicative Value on the applicable Valuation Date. If less than all of the ETNs are to be redeemed pursuant to an Optional Acceleration, the trustee shall select, pro rata, by lot or in such manner as it deems appropriate and fair, the ETNs to be redeemed pursuant to such acceleration. ETNs accelerated in part may be accelerated in multiples of 10,000 ETNs. We will provide at least five Business Days’ notice of any ETNs to be redeemed pursuant to an Optional Acceleration and, in the case of any ETNs selected for partial redemption, the stated principal amount thereof to be redeemed. All provisions relating to the acceleration of less than all of the outstanding ETNs relate to the portion of the stated principal amount of ETNs which has been or is to be redeemed pursuant to these acceleration provisions.
Any payment a holder will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due.
In the case of an Optional Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Period” shall be a period of five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least two Business Days after the date on which we give notice of such Optional Acceleration. In the case of an Automatic Acceleration of all of the outstanding ETNs, the “Accelerated Valuation Date” will be the date of the Acceleration Event. In the case of an Optional Acceleration of less than all of the outstanding ETNs, the Accelerated Valuation Date will be the first Trading Day following the date of our notice of acceleration.
The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date or the third Business Day following the last Trading Day in the Accelerated Valuation Period, as the case may be (such date the “Acceleration Date”). We will give notice of any acceleration of the ETNs through customary channels used to deliver notices to holders of exchange traded notes.
If an Acceleration Event occurs, an “Acceleration Fee” equal to the product of (1) 0.05% times (2) the level of the Index used in determining the Index Amount on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.
Any payment a holder will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” will occur if the Intraday Indicative Value on any Trading Day is equal to or less than 40% of the most recent Rebalanced Indicative Value.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
In respect of the Index, a “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of Index Components then constituting 20% or more of the level of the Index on the principal exchange on which the Index Components are traded for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on the principal exchange on which the Index Components are traded;
(b) a breakdown or failure in the price and trade reporting systems of the principal exchange on which the Index Components are traded for the Index as a result of which the reported trading prices for Index Components then constituting 20% or more of the level of the Index during the one-half hour preceding the close of the principal trading session on the principal exchange on which the Index Components are traded are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in equity securities related to the Index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or
(d) a decision to permanently discontinue trading in those related equity securities.
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Components or any instrument related to the Index Components or to adjust or unwind all or a material portion of any hedge position in the Index with respect to the ETNs.
For the purpose of determining whether a Market Disruption Event with respect to the Index exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (1) the portion of the level of the Index attributable to that security relative to (2) the overall level of the Index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a Market Disruption Event in respect of the Index has occurred:
(a) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the principal exchange on which the Index Components are traded or the primary exchange or market for trading in equity securities related to the Index;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c) a suspension of trading in equity securities related to the Index by the primary exchange or market for trading in such contracts, if available, by reason of:
■ a price change exceeding limits set by such exchange or market;
■ an imbalance of orders relating to such contracts; or
■ a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in equity securities related to the Index; and
(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which equity securities related to the Index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on a Valuation Date or Rebalance Date, then that Valuation Date or Rebalance Date will be postponed to the first succeeding Trading Day on which the Calculation Agent determines that no Market Disruption Event exists in respect of the Index, unless the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on each of the five Trading Days immediately following the scheduled Valuation Date or Rebalance Date. In that case, (a) the fifth succeeding Trading Day following the scheduled Valuation Date or Rebalance Date will be deemed to be such Valuation Date for the Index, notwithstanding the Market Disruption Event in respect of the Index, and (b) the Calculation Agent will determine the closing level for the Index on that deemed Valuation Date or Rebalance Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event in respect of the Index using exchange-traded prices on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising the Index has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the prices that would have prevailed on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed Valuation Date or Rebalance Date, of each component comprising the Index.
If a Market Disruption Event exists in respect of the Index during the Accelerated Valuation Period or Final Valuation Period, (such disrupted date, the “Disrupted Valuation Date”), all of the Valuation Dates that are scheduled to occur on consecutive Trading Days following such Disrupted Valuation Date, if any, will be postponed by the corresponding number of days by which such Disrupted Valuation Date is postponed as a result of such Market Disruption Event.
If the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Final Valuation Date, Valuation Date corresponding to an Early Redemption Date or last scheduled Valuation Date in the Accelerated Valuation Period, as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.

Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Maturity Redemption Amount (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.
If the Calculation Agent determines that the Index, the equity securities included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the equity securities included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and/or determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “Market Disruption Events”), Business Days and Trading Days, the ETN Fees, the intraday level of the Index if not published by the Index Sponsor, the Maturity Date, any Early Redemption Dates, Rebalance Dates, the Acceleration Date, the amount payable in respect of the ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role as described herein, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs. We may appoint a different Calculation Agent from time to time without holders’ consent and without notifying holders.
Role of the IV Calculation Agent
We have appointed ICE Data Indices, LLC, formerly NYSE Arca, as the IV Calculation Agent. The IV Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and Intraday Indicative Value of the ETNs. We may appoint a different IV Calculation Agent from time to time without holders’ consent and without notifying holders.

Description of Credit Suisse FI Enhanced Europe 50 Exchange Traded Notes due May 11, 2028 Linked to the STOXX® Europe 50 USD (Gross Return) Index
Defined terms used within this subsection are defined only with respect to the ETNs listed in the subsection heading above and described within this subsection.
General
The FI Enhanced Europe 50 Exchange Traded Notes due May 11, 2028 Linked to the STOXX® Europe 50 USD (Gross Return) Index (the “ETNs”) are designed for investors who seek a quarterly rebalanced leveraged return linked to the performance of the STOXX® Europe 50 USD (Gross Return) Index (the “Index”), an index composed of the equity securities of 50 “blue-chip” European companies by free-float market capitalization (each, an “Index Component”) selected from within the STOXX® Europe 600 Index (the “Parent Index”). The Parent Index contains the 600 largest companies traded on the major exchanges of 17 European countries: Austria, Belgium, Czech Republic, Denmark, Finland, France, Germany, Ireland, Italy, Luxembourg, the Netherlands, Norway, Portugal, Spain, Sweden, Switzerland and the United Kingdom. The Index is calculated, maintained and published by the Index Sponsor, which launched the Index on March 27, 2012. The ETNs aim to provide a quarterly compounded 2x leveraged exposure to the Index, reduced by the applicable ETN Fees. As a result, investors will benefit from two times any positive quarterly rebalanced performance of the Index, and will be exposed to two times any negative quarterly rebalanced performance of the Index, in each case reduced by the application of the Investor Fee, Exposure Fee and Rebalance Fee, and any applicable Early Redemption Charge and/or Acceleration Fee (collectively, the “ETN Fees”). The ETNs have a Leverage Factor of 2.0, but the ETNs’ effective leverage at any given time will vary with changes in the Indicative Value of the ETNs since the most recent Rebalance Event.
Inception, Issuance and Maturity
The initial issuance of ETNs priced on May 10, 2018 (the “Inception Date”) and settled on May 15, 2018 (the “Initial Settlement Date”). The scheduled Maturity Date is initially May 11, 2028 (the “Maturity Date”), but the maturity of the ETNs may be extended at our option for up to two additional five-year periods, as described herein.
Intraday Indicative Value
The Intraday Indicative Value of the ETNs is designed to reflect the economic value of the ETNs at a given time. The Intraday Indicative Value of the ETNs will be calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. Because live Index values are not published after approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable, the Indicative Value is not expected to change and will likely remain static after such time.
If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date.
The closing price of the ETNs will be published on each Trading Day under the ticker symbol “FEUL”.
The ETNs may be redeemed or accelerated at any time, subject to the conditions described herein.
As discussed in “Payment Upon Early Redemption” below, a holder may submit a Redemption Notice on any Trading Day beginning on May 10, 2018 through May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) for an anticipated May 2, 2028 Early Redemption Valuation Date and an anticipated Early Redemption Date of May 4, 2028 (or, if the maturity of the ETNs is extended, an Early Redemption Valuation Date four scheduled Trading Days prior to the scheduled Final Valuation Date, as extended, and an Early Redemption Date two Business Days after the Early Redemption Valuation Date, as extended) to have us redeem the ETNs, in whole or in part. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Accelerated Valuation Date in the case of an Optional Acceleration.
If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.
A holder must offer for redemption at least 10,000 ETNs at one time in order to exercise the right to cause us to redeem such holder’s ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent, may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the issued and outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”). If the ETNs are accelerated pursuant to an Optional Acceleration, holders will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period (the “Accelerated Redemption Amount”).
If the ETNs are accelerated pursuant to an Automatic Acceleration, holders will receive a cash payment on the Acceleration Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the Accelerated Valuation Date minus (2) the Acceleration Fee on the Accelerated Valuation Date, calculated by the Calculation Agent.
Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Accelerated Redemption Amount be less than zero. In the case of an Optional Acceleration, the “Accelerated Valuation Period” shall be the five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least three (3) calendar days after the date on which we give notice of such Optional Acceleration. In the case of an Optional Acceleration, the “Accelerated Valuation Date” will be the last Trading Day in the Accelerated Valuation Period. In the case of an Automatic Acceleration, the Accelerated Valuation Date will be the Trading Day immediately following the Trading Day on which the Acceleration Event occurs.
The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”).
The last date on which Credit Suisse will redeem the ETNs at a holder’s option will be May 4, 2028 (or, if the maturity of the ETNs is extended, two Business Days after the Early Redemption Valuation Date, as extended). As such, a holder must offer its ETNs for redemption no later than May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended). The daily redemption feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a premium or discount to their Intraday Indicative Value, although there can be no assurance that arbitrageurs will employ the redemption feature in this manner.
Split or Reverse Split of the ETNs
The Calculation Agent may initiate a split or reverse split of the ETNs on any Trading Day. If the Calculation Agent decides to initiate a split or reverse split, the Calculation Agent will issue a notice to holders of the ETNs and a press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The Calculation Agent will determine the ratio of such split or reverse split, as the case may be, using relevant market indicia, and will adjust the terms of the ETNs accordingly. Any adjustment of the closing value will be rounded to 8 decimal places.
In the case of a reverse split, we reserve the right to address odd numbers of ETNs (commonly referred to as “partials”) in a manner determined by the Calculation Agent in its sole discretion. A split or reverse split of the ETNs will not affect the aggregate stated principal amount of ETNs held by an investor, other than to the extent of any “partial” ETNs, but it will affect the number of ETNs an investor holds, the denominations used for trading purposes on the exchange and the trading price, and may affect the liquidity, of the ETNs on the exchange.

Coupon
We will not make any coupon or interest payments during the term of the ETNs.
Denomination
The denomination and stated principal amount of each ETN is $100.00. ETNs may be issued at a price that is higher or lower than the stated principal amount, based on the Closing Indicative Value of the ETNs at that time.
Payment at Maturity
If the ETNs have not previously been redeemed or accelerated, on the Maturity Date holders will receive for each ETN a cash payment equal to the arithmetic average, as determined on the Final Valuation Date by the Calculation Agent, of the Closing Indicative Values of the ETNs during the Final Valuation Period. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Payment at Maturity be less than zero.
The Closing Indicative Value for the ETNs on the Inception Date was $100.00 (the “Initial Indicative Value”). The Closing Indicative Value on any ETN Business Day after the Inception Date will be calculated and published by the IV Calculation Agent and will be equal to (1) the Closing Indicative Value on the immediately preceding ETN Business Day plus (2) the Index Amount on the current ETN Business Day minus (3) the Investor Fee on such ETN Business Day minus (4) the Exposure Fee on such ETN Business Day minus (5) the Rebalance Fee on such ETN Business Day, if applicable. The Closing Indicative Value will never be less than zero. If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value of the ETNs is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date. The IV Calculation Agent is responsible for computing and disseminating the Closing Indicative Value.
The Closing Indicative Value on any ETN Business Day is based on the Closing Level of the Index on that ETN Business Day. The Closing Level of the Index on each ETN Business Day is determined based on the closing prices of the Index Components on such day and is typically published shortly after 4:30 p.m., London time. Accordingly, the Closing Indicative Value will be published at or around 4:50 p.m., London time, which corresponds to approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable. Therefore, the Closing Indicative Value will be determined several hours before the close of trading for the ETNs on NYSE Arca at 4:00 p.m., New York City time.
If the ETNs undergo a split or reverse split, the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs will be adjusted accordingly. Such adjustment may adversely affect the trading price and liquidity of the ETNs. None of the Closing Indicative Value, Rebalanced Indicative Value or the Intraday Indicative Value is the same as closing price or any other trading price of the ETNs in the secondary market. The trading price of the ETNs at any time may vary significantly from the Closing Indicative Value, Rebalanced Indicative Value and Intraday Indicative Value of the ETNs at such time, especially during those U.S. trading hours when the Intraday Indicative Value is static and/or when the Closing Indicative Value has already been determined.
The “Closing Level of the Index” on any ETN Business Day will be the official closing level of the Index published on Bloomberg under the ticker symbol “SX5PGV <Index>” or any successor page on Bloomberg or any successor service, as applicable; provided that if such day is not an Index Business Day, the Closing Level of the Index will be deemed to be the Closing Level of the Index as of the immediately preceding Index Business Day, as determined by the Calculation Agent; provided further that in the event a Market Disruption Event exists on a Valuation Date, the Calculation Agent will determine the Closing Level of the Index according to the methodology described below in “Market Disruption Events.”
The “Exposure Fee,” on any ETN Business Day following the Inception Date will be equal to the product of (1) (a) the Index Units as of the previous ETN Business Day times (b) 0.5 times (2) the Financing Rate as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (3) the Closing Level of the Index as of the most recent Quarterly Reference Date prior to the current ETN Business Day times (4) the Day Count Fraction.
The Exposure Fee was deemed to be zero on the Inception Date. If the level of the Index decreases or does not increase sufficiently to offset the Exposure Fee, the Investor Fee, the Rebalance Fee, the Early Redemption Charge and the Acceleration Fee, if applicable, over the term of the ETNs, holders will receive less, and possibly significantly less, at maturity or upon early redemption or acceleration of the ETNs than the amount of their initial investments.
The “Investor Fee,” on any ETN Business Day following the Inception Date, will be equal to the product of (1) the Closing Indicative Value as of the previous ETN Business Day times (2) 1.00% times (3) the Day Count Fraction.
The “Financing Rate,” on any LIBOR Business Day, will be equal to the Reference Rate applicable on the immediately preceding Quarterly Reference Date, plus a spread of 1.00% (100 basis points).
The “Reference Rate” on any Quarterly Reference Date will be equal to the 3-Month USD LIBOR, which is the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on such Quarterly Reference Date. If such rate does not appear on such page at such time on the relevant Quarterly Reference Date as described above, the Reference Rate for such date will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the Reference Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Reference Rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period of three months commencing as of such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the Reference Rate for that date will be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonable manner).
The “Intraday Indicative Value” of the ETNs will be calculated using the same formula as the Closing Indicative Value, except that instead of using the Closing Level of the Index, the calculation is based on the most recent reported level of the Index at the particular time. During the hours on which trading is generally conducted on each ETN Business Day, the Intraday Indicative Value will be calculated and published every 15 seconds by the IV Calculation Agent so long as no Market Disruption Event has occurred or is continuing and will be disseminated over the consolidated tape or other major market data vendor. Because live Index values are not published after approximately 11:50 a.m., New York City time, subject to adjustment for daylight saving time, as applicable, the Indicative Value is not expected to change and will likely remain static after such time.
If the Intraday Indicative Value of the ETNs is equal to or less than zero during Observation Trading Hours or the Closing Indicative Value is equal to zero on any Trading Day, the Closing Indicative Value of the ETNs on that day, and all future days, will be zero. Because the ETNs provide leveraged exposure to the Index, the Intraday Indicative Value can equal or be less than zero during Observation Trading Hours if the intraday level of the Index at such time has decreased by approximately 50% (or possibly less) from the Initial Index Level or, after the first Rebalance Trigger Date, from the Closing Level of the Index on the most recent Rebalance Trigger Date.
A “Business Day” is any Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City or London, England generally are authorized or obligated by law, regulation or executive order to close.
An “ETN Business Day” is a day on which trading is generally conducted on the New York Stock Exchange, NYSE Arca and the NASDAQ exchange.
The “Index” means the STOXX® Europe 50 USD (Gross Return) Index.
The “Index Amount” on the Inception Date was zero. On any ETN Business Day after the Inception Date, the Index Amount will be equal to the product of (1) the Index Units as of the immediately preceding ETN Business Day times (2) the difference between (a) the Closing Level of the Index on the current ETN Business Day minus (b) the Closing Level of the Index on the immediately preceding ETN Business Day.
The “Index Units,” on any ETN Business Day from and including the Inception Date to but excluding the first Rebalance Date, will be equal to the product of (1) the Leverage Factor times (2) the Initial Indicative Value divided by (3) the Initial Index Level. The Index Units will be adjusted upon the occurrence of a Rebalance Event. From and including each Rebalance Date, the Index Units will equal (1) the Leverage Factor times (2) the Closing Indicative Value on the most recent Rebalance Trigger Date for which the corresponding

Rebalance Date falls on or before the current ETN Business Day divided by (3) the Closing Level of the Index on such Rebalance Trigger Date.
The “Leverage Factor” is set to 2.0.
The “Day Count Fraction,” on any ETN Business Day, will be equal to the quotient of (1) the number of calendar days from and including the previous ETN Business Day to but excluding the current ETN Business Day divided by (2) 360.
An “Index Business Day” is any day on which the level of the Index is calculated and published.
A “LIBOR Business Day” is any trading day other than a day on which banking institutions in the city of London, England are authorized or obligated by law or executive order to be closed.
The first “Quarterly Reference Date” will be the Inception Date. Following the Inception Date, the “Quarterly Reference Date” will be on each January 1st, April 1st, July 1st and October 1st, beginning on July 1, 2018, or if such date is not a LIBOR Business Day and an Index Business Day, the next succeeding day that is both a LIBOR Business Day and an Index Business Day.
A “Trading Day” is a day which is (i) an Index Business Day and (ii) an ETN Business Day.
The “Observation Trading Hours” on any Trading Day is the time period from and including 9:30 a.m. New York City time to and including 4:00 p.m. New York City time.
Determination of the 3-Month USD LIBOR
For the purposes of calculating the Reference Rate, the 3-Month USD LIBOR will be the London Interbank Offered Rate for three-month deposits in U.S. dollars, which is displayed on Reuters page LIBOR01 (or any successor service or page for the purpose of displaying the London interbank offered rates of major banks, as determined by the Calculation Agent), as of 11:00 a.m., London time, on the relevant Quarterly Reference Date.
If such rate does not appear on such page at such time on the relevant Quarterly Reference Date as described above, the Reference Rate for such date will be determined on the basis of the rates at which three-month deposits in U.S. dollars are offered by four major banks in the London interbank market (the “Reference Banks”) at approximately 11:00 a.m., London time to prime banks in the London interbank market for a period commencing as of such date in a representative amount. The Calculation Agent will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two of those quotations are provided, the Reference Rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the Reference Rate for such date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, as of such date for loans in U.S. dollars to leading European banks for a period of three months commencing as of such date and in a representative amount. If fewer than two banks selected by the Calculation Agent provide quotes as described above, the Reference Rate for that date will be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonable manner).
Notwithstanding the foregoing, if the Calculation Agent determines that the 3-Month USD LIBOR for purposes of determining the Reference Rate has been discontinued, then it will determine whether to use a substitute or successor rate for purpose of determining the Reference Rate on each relevant Quarterly Reference Date falling on or after it has determined in its sole discretion (acting in good faith and in a commercially reasonable manner) is most comparable to the existing rate had it not been discontinued, provided that if the Calculation Agent determines there is an appropriate industry-accepted successor rate, the Calculation Agent shall use such successor rate.
If the Calculation Agent has determined a substitute or successor rate in accordance with the foregoing (such rate, the “Replacement Rate”), for purposes of determining the Reference Rate, (a) the Calculation Agent shall in its sole discretion (acting in good faith and in a commercially reasonable manner) determine (i) the method for obtaining the Replacement Rate (including any alternative method for determining the Replacement Rate if such substitute or successor rate is unavailable on the relevant Quarterly Reference Date), which method shall be consistent with industry-accepted practices for the Replacement Rate, and (ii) any adjustment factor as may be necessary to make the Replacement Rate comparable to the existing rate had it not been discontinued, consistent with industry-accepted practices for the Replacement Rate; (b) references to the Reference Rate herein shall be deemed to be references to the Replacement Rate, including any alternative method for determining such rate and any adjustment factor as described in sub-clause (a) above; (c) any changes relating to the service or page for the purpose of displaying the Replacement Rate or the time at which such rate is published on such service or page shall be determined by the Calculation Agent in its sole discretion (acting in good faith and in a commercially reasonably manner).
Rebalance Event
A Rebalance Event shall occur (1) quarterly, on each Quarterly Rebalance Calculation Date, and (2) if the Closing Indicative Value on any Trading Day is equal to or less than 60% of the then current Rebalanced Indicative Value and no Acceleration Event has occurred on such day (each such day, a “Deleveraging Calculation Date” and, together with any Quarterly Rebalance Calculation Date, a “Rebalance Trigger Date”). The Trading Day following each Rebalance Trigger Date will be a “Rebalance Date,” subject to postponement in the event of a Market Disruption Event and the Calculation Agent will make adjustments to the Index Amount and Exposure Fee and other relevant terms of the ETNs, as described under “Rebalance Event.” Upon the occurrence of each Rebalance Event, holders will incur a Rebalance Fee on the relevant Rebalance Date. On any ETN Business Day that is a Rebalance Date, the “Rebalance Fee” per ETN will be equal to the product of (1) the Rebalance Rate times (2) the Closing Level of the Index on such Rebalance Date times (3) the absolute value of the difference between (a) the Index Units on the Trading Day immediately preceding the relevant Rebalance Date minus (b) the Index Units on such Rebalance Date. On any ETN Business Day that is not a Rebalance Date, the Rebalance Fee will equal zero. The “Rebalance Rate” on any Rebalance Date will equal 0.05%. Following the Inception Date, a “Quarterly Rebalance Calculation Date” will occur on the Trading Day immediately preceding each Quarterly Reference Date.
Each Rebalance Event will have the effect of resetting the then-current leverage to approximately 2.0 based on the Closing Level of the Index as of the Rebalance Trigger Date. Each time a Rebalance Event occurs, holders will incur a Rebalance Fee. This fee will reduce the value of the ETNs.
The initial “Rebalanced Indicative Value” will be the Initial Indicative Value. Thereafter, the Rebalanced Indicative Value will be the Closing Indicative Value on the Rebalance Trigger Date immediately preceding the relevant Rebalance Date.
Payment Upon Early Redemption
Subject to compliance with the procedures described below, a holder may submit a request (the “Redemption Notice”) on any Trading Day through and including May 1, 2028 (or, if the maturity of the ETNs is extended, five scheduled Trading Days prior to the scheduled Final Valuation Date, as extended) to have us redeem its ETNs, in whole or in part. Notwithstanding the foregoing, we will not accept a Redemption Notice submitted to us on any day after the fifth Trading Day preceding the Accelerated Valuation Date in the case of an Optional Acceleration. If a holder elects to offer its ETNs for redemption, and the requirements for acceptance by us are met, such holder will receive a cash payment per ETN on the Early Redemption Date equal to the Early Redemption Amount.
A holder may exercise its early redemption right by causing its broker to deliver a Redemption Notice (as defined herein) to Credit Suisse. If such Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse.
A holder must offer for redemption at least 10,000 ETNs at one time in order to exercise the right to cause us to redeem such holder’s ETNs on any Early Redemption Date (the “Minimum Redemption Amount”); provided that we or the Calculation Agent may from time to time reduce, in whole or in part, the Minimum Redemption Amount. Any such reduction will be applied on a consistent basis for all holders of the ETNs at the time the reduction becomes effective. If the ETNs undergo a split or reverse split, the minimum number of ETNs needed to exercise the right to cause us to redeem the ETNs will remain the same.
When a holder submits its ETNs for redemption in accordance with the redemption procedures described herein, such ETNs may remain outstanding (and be resold by us or an affiliate) or may be submitted by us for cancellation.
The “Early Redemption Date” is the second Business Day following an Early Redemption Valuation Date.
The “Early Redemption Amount” is a cash payment per ETN equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the applicable Early Redemption Valuation Date minus (2) the Early Redemption Charge on the applicable Early Redemption Valuation Date, calculated by the Calculation Agent. Any payment holders will be entitled to receive on the ETNs is subject to our ability to pay our obligations as they become due. In no event will the Early Redemption Amount be less than zero.

The “Early Redemption Charge” per ETN will equal the product of (i) 0.10% times (ii) the Closing Level of the Index on the applicable Early Redemption Valuation Date times (iii) the Index Units as of the immediately preceding Trading Day.
Procedures for Early Redemption
If a holder wishes to offer its ETNs to Credit Suisse for redemption, such holder’s broker must follow the following procedures:
■ Deliver a notice of redemption (the “Redemption Notice”), to Credit Suisse via email or other electronic delivery as requested by Credit Suisse. If such Redemption Notice is delivered prior to 10:00 a.m., New York City time on any Business Day, the immediately following Trading Day will be the applicable “Early Redemption Valuation Date.” Otherwise, the second following Trading Day will be the applicable Early Redemption Valuation Date. If Credit Suisse receives such Redemption Notice no later than 10:00 a.m., New York City time, on any Business Day, Credit Suisse will respond by sending the relevant holder’s broker an acknowledgment of the Redemption Notice accepting such redemption request by 7:30 p.m., New York City time, on the Business Day prior to the applicable Early Redemption Valuation Date. Credit Suisse or its affiliate must acknowledge to such broker acceptance of the Redemption Notice in order for such redemption request to be effective;
■ Notwithstanding the foregoing, Credit Suisse may, at its option, waive the requirement that the Redemption Notice be delivered as set forth above, if confirmed by Credit Suisse that a written indication of an offer for early redemption has otherwise been accepted by Credit Suisse. Any such written indication that is delivered after 4:00 p.m., New York City time, on any Business Day, will be deemed to have been made on the following Business Day. For the avoidance of doubt, a holder may choose to comply with the procedures set forth above in lieu of the procedures in this clause, irrespective of any waiver by Credit Suisse;
■ Cause the holder’s DTC custodian to book a delivery versus payment trade with respect to the ETNs on the applicable Early Redemption Valuation Date at a price equal to the applicable Early Redemption Amount, facing us; and
■ Cause the holder’s DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable Early Redemption Date (the second Business Day following the Early Redemption Valuation Date).
A holder is responsible for (i) instructing or otherwise causing its broker to provide the Redemption Notice and (ii) its broker satisfying the additional requirements as set forth in the second and third bullets above in order for the redemption to be effected. Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, a holder should consult the brokerage firm through which it owns its interest in the ETNs in respect of such deadlines. If Credit Suisse does not (i) receive the Redemption Notice from a holder’s broker by 10:00 a.m., and (ii) deliver an acknowledgment of such Redemption Notice to such broker accepting such redemption request by 7:30 p.m., on the Business Day prior to the applicable Early Redemption Valuation Date, such notice will not be effective for such Business Day and Credit Suisse will treat such Redemption Notice as if it was received on the next Business Day. Any redemption instructions for which Credit Suisse receives a valid confirmation in accordance with the procedures described above will be irrevocable after Credit Suisse confirms a holder’s offer for early redemption.
Acceleration at Our Option or Upon an Acceleration Event
On any Business Day occurring after the Inception Date, we will have the right to issue a notice to accelerate all, but not less than all, the issued and outstanding ETNs (an “Optional Acceleration”). In addition, if an Acceleration Event occurs at any time with respect to the ETNs, all of the issued and outstanding ETNs will be subject to automatic acceleration (an “Automatic Acceleration”).
If the ETNs are accelerated pursuant to an Optional Acceleration, holders will receive a cash payment on the Acceleration Date equal to the arithmetic average, as determined on the Accelerated Valuation Date by the Calculation Agent, of the Closing Indicative Values of such ETNs during the Accelerated Valuation Period.
If the ETNs are accelerated pursuant to an Automatic Acceleration, holders will receive a cash payment on the Acceleration Date equal to the greater of (A) zero and (B)(1) the Closing Indicative Value on the Accelerated Valuation Date minus (2) the Acceleration Fee on the Accelerated Valuation Date, calculated by the Calculation Agent.
The cash payment received pursuant to either an Optional Acceleration or an Automatic Acceleration, if any, is referred to as the “Accelerated Redemption Amount” and will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”). In no event will the Accelerated Redemption Amount be less than zero.
In the case of an Optional Acceleration, the “Accelerated Valuation Period” shall be the five consecutive Trading Days specified in our notice of Optional Acceleration, the first Trading Day of which shall be at least three (3) calendar days after the date on which we give notice of such Optional Acceleration. In the case of an Optional Acceleration, the “Accelerated Valuation Date” will be the last Trading Day in the Accelerated Valuation Period. In the case of an Automatic Acceleration, the Accelerated Valuation Date will be the Trading Day immediately following the Trading Day on which the Acceleration Event occurs.

The Accelerated Redemption Amount will be payable on the third Business Day following the Accelerated Valuation Date (the “Acceleration Date”).
If an Acceleration Event occurs, an “Acceleration Fee” equal to the product of (1) 0.10% times (2) the Closing Level of the Index on the Accelerated Valuation Date times (3) the Index Units as of the immediately preceding ETN Business Day will apply.
Any payment holders will be entitled to receive is subject to our ability to pay our obligations as they become due.
An “Acceleration Event” will occur if the Intraday Indicative Value during Observation Trading Hours on any Trading Day (other than a Trading Day during the Final Valuation Period or the Accelerated Valuation Period) is equal to or less than 40% of the most recent Rebalanced Indicative Value.
Market Disruption Events
The Calculation Agent will be solely responsible for the determination and calculation of any adjustments to the Index and of any related determinations and calculations with respect to any event described below and its determinations and calculations will be conclusive absent manifest error.
In respect of the Index, a “Market Disruption Event” is:
(a) the occurrence or existence of a suspension, absence or material limitation of trading of Index Components then constituting 20% or more of the level of the Index on the principal exchange on which the Index Components are traded for those securities for more than two hours of trading, or during the one-half hour period preceding the close of the principal trading session on the principal exchange on which the Index Components are traded;
(b) a breakdown or failure in the price and trade reporting systems of the principal exchange on which the Index Components are traded for the Index as a result of which the reported trading prices for Index Components then constituting 20% or more of the level of the Index during the one-half hour preceding the close of the principal trading session on the principal exchange on which the Index Components are traded are materially inaccurate;
(c) the occurrence or existence of a suspension, absence or material limitation of trading on the primary related exchange or market for trading in equity securities related to the Index, if available, during the one-half hour period preceding the close of the principal trading session for such related exchange or market; or
(d) a decision to permanently discontinue trading in those related equity securities.
in each case, as determined by the Calculation Agent in its sole discretion; and in each case a determination by the Calculation Agent in its sole discretion that any event described above materially interfered with our ability or the ability of any of our affiliates to effect transactions in the Index Components or any instrument related to the Index Components or to adjust or unwind all or a material portion of any hedge position in the Index with respect to the ETNs.
For the purpose of determining whether a Market Disruption Event with respect to the Index exists at any time, if trading in a security included in the Index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Index will be based on a comparison of (1) the portion of the level of the Index attributable to that security relative to (2) the overall level of the Index, in each case immediately before that suspension or limitation.
For the purpose of determining whether a Market Disruption Event in respect of the Index has occurred:
(a) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the principal exchange on which the Index Components are traded or the primary exchange or market for trading in equity securities related to the Index;
(b) limitations pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, any other U.S. self-regulatory organization, the SEC or any other relevant authority of scope similar to NYSE Rule 80B) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading; and
(c) a suspension of trading in equity securities related to the Index by the primary exchange or market for trading in such contracts, if available, by reason of:
■ a price change exceeding limits set by such exchange or market;
■ an imbalance of orders relating to such contracts; or
■ a disparity in bid and ask quotes relating to such contracts;
will, in each such case, constitute a suspension, absence or material limitation of trading in equity securities related to the Index; and

(d) a “suspension, absence or material limitation of trading” on the primary related exchange or market on which equity securities related to the Index are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances;
in each case, as determined by the Calculation Agent in its sole discretion.
If the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on a Valuation Date or Rebalance Date, then that Valuation Date or Rebalance Date will be postponed to the first succeeding Trading Day on which the Calculation Agent determines that no Market Disruption Event exists in respect of the Index, unless the Calculation Agent determines that a Market Disruption Event exists in respect of the Index on each of the five Trading Days immediately following the scheduled Valuation Date or Rebalance Date. In that case, (a) the fifth succeeding Trading Day following the scheduled Valuation Date or Rebalance Date will be deemed to be such Valuation Date for the Index, notwithstanding the Market Disruption Event in respect of the Index, and (b) the Calculation Agent will determine the Closing Level of the Index on that deemed Valuation Date or Rebalance Date in accordance with the formula for and method of calculating the Index last in effect prior to the commencement of the Market Disruption Event in respect of the Index using exchange-traded prices on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) or, if trading in any component comprising the Index has been materially suspended or materially limited, the Calculation Agent’s good faith estimate of the prices that would have prevailed on the principal exchange on which the Index Components are traded (as determined by the Calculation Agent in its sole discretion) but for the suspension or limitation, as of the valuation time on that deemed Valuation Date or Rebalance Date, of each component comprising the Index.
If a Market Disruption Event exists in respect of the Index during the Accelerated Valuation Period or Final Valuation Period, (such disrupted date, the “Disrupted Valuation Date”), all of the Valuation Dates that are scheduled to occur on consecutive Trading Days following such Disrupted Valuation Date, if any, will be postponed by the corresponding number of days by which such Disrupted Valuation Date is postponed as a result of such Market Disruption Event.
If the Final Valuation Date, the Valuation Date corresponding to an Early Redemption Date or the last scheduled Valuation Date in the Accelerated Valuation Period is postponed, the Maturity Date, the corresponding Early Redemption Date or the Acceleration Date, as the case may be, will be postponed until the date three Business Days following such Final Valuation Date, Valuation Date corresponding to an Early Redemption Date or last scheduled Valuation Date in the Accelerated Valuation Period, as postponed.
Default Amount on Acceleration
For the purpose of determining whether the holders of our senior medium-term notes, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated principal amount of each ETN outstanding as the principal amount of that ETN. In case an event of default with respect to ETNs shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the ETNs will be determined by the Calculation Agent, and will equal, for each ETN that a holder then holds, the Closing Indicative Value determined by the Calculation Agent occurring on the Trading Day following the date on which the ETNs were declared due and payable.
Further Issuances
We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs, and ranking on an equal basis with the ETNs in all respects.
Discontinuation or Modification of the Index
If the Index Sponsor discontinues publication of the Index and the Index Sponsor or anyone else publishes a substitute index that the Calculation Agent determines is comparable to the Index, then the Calculation Agent will permanently replace the original Index with that substitute index (the “Successor Index”) for all purposes, and all provisions described herein as applying to the Index will thereafter apply to the Successor Index instead. If the Calculation Agent replaces the original Index with a Successor Index, then the Calculation Agent will determine the Early Redemption Amount, Accelerated Redemption Amount or Payment at Maturity (each, a “Redemption Amount”), as applicable, by reference to the Successor Index.
If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, the Calculation Agent will determine the level of the Index, and thus the applicable Redemption Amount, by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If the Calculation Agent determines that the Index, the equity securities included in the Index or the method of calculating the Index is changed at any time in any respect, including whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting the equity securities included in the Index or is due to any other reason and is not otherwise reflected in the level of the Index by the Index Sponsor pursuant to the methodology described herein, then the Calculation Agent will be permitted (but not required) to make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Level of the Index used to determine the applicable Redemption Amount is equitable.
Manner of Payment and Delivery
Any payment on or delivery of the ETNs at maturity will be made to accounts designated by holders and approved by us, or at the office of the trustee in New York City, but only when the ETNs are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.
Role of the Calculation Agent
Credit Suisse International (“CSi”), an affiliate of ours, will serve as the Calculation Agent. The Calculation Agent will, in its reasonable discretion, make all calculations and/or determinations regarding the value of the ETNs, including at maturity, upon early redemption or acceleration, Market Disruption Events (see “Market Disruption Events”), Business Days and Trading Days, the ETN Fees, the intraday level of the Index if not published by the Index Sponsor, the Maturity Date, any Early Redemption Dates, Rebalance Dates, the Acceleration Date, the amount payable in respect of a holder’s ETNs at maturity, upon early redemption or acceleration and any other calculations or determinations to be made by the Calculation Agent as specified herein.
If the Calculation Agent ceases to perform its role, we will either, at our sole discretion, perform such role, appoint another party to do so or accelerate the ETNs. We may appoint a different Calculation Agent from time to time without consent and without notifying holders.
Role of the IV Calculation Agent
We have initially appointed ICE Data Indices, LLC as the IV Calculation Agent. The IV Calculation Agent will have the sole responsibility to calculate and disseminate the Closing Indicative Value and Intraday Indicative Value of the ETNs. We may appoint a different IV Calculation Agent from time to time without consent and without notifying holders.
General Terms of the ETNs
Business Days
The term “Business Day” means, unless otherwise specified in the applicable prospectus supplement, any day that is not a Saturday or Sunday and that is not a day on which banking institutions are generally authorized or obligated by law, regulation or executive order to close in The City of New York and any other place of payment with respect to the applicable series of debt securities and is a day on which dealings in deposits in any currency specified in the applicable prospectus supplement are transacted, or with respect to any future date are expected to be transacted, in the London interbank market.
Events of Default; Limitations on Suits
Events of Default
An “Event of Default” shall occur with respect to the debt securities of any series upon:
■ a default in payment of the principal or any premium on any debt security of that series when due;
■ a default in payment of interest when due on any debt security of that series for 30 days;
■ a default in performing any other covenant in the indenture applicable to that series for 60 days after written notice from the trustee or from the holders of 25% in principal amount of the outstanding debt securities of such series; or
■ certain events of bankruptcy, insolvency or reorganization of the relevant issuer.
Any additional or different events of default applicable to a particular series of debt securities will be described in the prospectus supplement relating to such series.

The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium or interest) if it considers such withholding of notice to be in the best interests of the holders. A default is any event which is an event of default described above or would be an event of default but for the giving of notice or the passage of time.
Unless otherwise specified in the applicable prospectus supplement, if an event of default occurs and continues, the trustee or the holders of the aggregate principal amount of the debt securities specified below may require the relevant issuer to repay immediately, or accelerate:
■ the entire principal of the debt securities of such series; or
■ if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement.
Unless otherwise specified in the applicable prospectus supplement, if the event of default occurs because of a default in a payment of principal or interest on the debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of that series can accelerate that series of debt securities. If the event of default occurs because of a failure to perform any other covenant in the applicable indenture for the benefit of one or more series of debt securities, then the trustee or the holders of at least 25% of the aggregate principal amount of debt securities of all series affected, voting as one class, can accelerate all of the affected series of debt securities. If the event of default occurs because of bankruptcy proceedings, then all of the debt securities under the applicable indenture will be accelerated automatically. Therefore, except in the case of a default on a payment of principal or interest on the debt securities of your series or a default due to bankruptcy or insolvency of the relevant issuer, it is possible that you may not be able to accelerate the debt securities of your series because of the failure of holders of other series to take action.
The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind this accelerated payment requirement or waive any past default or event of default or allow noncompliance with any provision of the applicable indenture. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities.
After an event of default, the trustee must exercise the same degree of care a prudent person would exercise under the circumstances in the conduct of her or his own affairs. Subject to these requirements, the trustee is not obligated to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.
We are required to furnish to the trustee annually a brief certificate as to our our compliance with all conditions and covenants under the indenture.
Limitations on Suits
The holders of any ETNs may not institute any proceeding, judicial or otherwise, with respect to the Indenture or such ETNs, or for the appointment of a receiver or trustee, or for any other remedy, unless:
(a) such holder has previously given to the Trustee written notice of a continuing Event of Default with respect to such ETNs;
(b) the holders of at least 25% in aggregate principal amount of such ETNs outstanding and affected will have made written request to the Trustee to institute proceedings with respect to such Event of Default in its own name as Trustee;
(c) such holder or holders have offered to the Trustee indemnity reasonably satisfactory to the Trustee against any costs, liabilities or expenses to be incurred in compliance with such request;
(d) the Trustee for 60 days after its receipt of such offer of indemnity has failed to institute any such proceeding;
(e) during such 60-day period, the holders of a majority in aggregate principal amount of such ETNs outstanding and affected have not given the Trustee a direction that is inconsistent with such written request.
Consolidation, Merger or Sale
The relevant issuer will agree in the applicable indentures not to consolidate with or merge with or into any other person or convey or transfer all or substantially all of its properties and assets to any person unless:
■ it is the continuing person; or
■ the successor expressly assumes by supplemental indenture its obligations under such indenture.
In either case, the relevant issuer will also have to deliver a certificate to the trustee stating that after giving effect to the merger there will not be any defaults under the applicable indenture and, if the relevant issuer is not the continuing person, an opinion of counsel stating that the merger and the supplemental indentures comply with these provisions and that the supplemental indentures are legal, valid and binding obligations of the successor corporation enforceable against it.
Credit Suisse or Credit Suisse Group may issue debt securities directly or through one or more branches and Credit Suisse may, at any time, transfer its obligations under the debt securities from the head office to any branch of Credit Suisse or from any branch of Credit Suisse to another branch or to its head office.
Modification and Waiver of Indenture
In general, rights and obligations of the Issuer and the holders under the Indenture may be modified if the holders of a majority in aggregate principal amount of the outstanding an ETNs affected by the modification consent to such modification. However, the Indenture provides that, unless each affected holder agrees, an amendment cannot:
■ make any adverse change to any payment term of a debt security such as extending the maturity date, extending the date on which the relevant issuer has to pay interest or make a sinking fund payment, reducing the interest rate, reducing the amount of principal the relevant issuer has to repay, reducing the amount of principal of a debt security issued with original issue discount that would be due and payable upon an acceleration of the maturity thereof or the amount thereof provable in bankruptcy, insolvency or similar proceeding, changing the currency or place in which the relevant issuer has to make any payment of principal, premium or interest, modifying any redemption or repurchase right to the detriment of the holder, modifying any right to convert or exchange the debt securities for another security to the detriment of the holder, and impairing any right of a holder to bring suit for payment;
■ reduce the percentage of the aggregate principal amount of debt securities needed to make any amendment to the applicable indenture or to waive any covenant or default;
■ waive any payment default; or
■ make any change to the amendment provisions of the applicable indenture.
However, other than in the circumstances mentioned above, if the Issuer and the Trustee agree, the Indenture may be amended without notifying any holders or seeking their consent if the amendment does not materially and adversely affect any holder.
In particular, if the Issuer and the Trustee agree, the Indenture may be amended without notifying any holders or seeking their consent to add a guarantee from a third party on the outstanding and future ETNs to be issued under the Indenture.
Governing Law
Unless specified otherwise, the debt securities and Indenture will be governed by and construed in accordance with the laws of the State of New York.
Material U.S. Federal Income Tax Considerations
Our ETNs should be treated for U.S. federal income tax purposes as prepaid forward contracts or prepaid financial contracts that are not debt instruments. Under this treatment, no original issue discount (“OID”) will be accrued on our ETNs. However, the Internal Revenue Service might assert that any of our ETNs should be treated as debt instruments subject to the special tax rules governing contingent payment debt instruments. In that event, U.S. holders of the ETNs would be required to accrue OID over the term of the ETNs based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to the applicable ETNs.